Execution Version AGREEMENT AND PLAN OF MERGER by and among PTC INC., OPAL ACQUISITION CORPORATION, ONSHAPE INC., and FORTIS ADVISORS LLC, AS THE STOCKHOLDER REPRESENTATIVE October 23, 2019

TABLE OF CONTENTS Page SECTION 1 THE MERGER AND OTHER TRANSACTIONS ............................................ 1 1.1 Certain Definitions................................................................................................. 1 1.2 The Merger........................................................................................................... 14 1.3 Closing................................................................................................................. 14 1.4 Effective Time ..................................................................................................... 15 1.5 Certificate of Incorporation and Bylaws.............................................................. 15 1.6 Directors and Officers.......................................................................................... 15 1.7 Merger Consideration .......................................................................................... 15 1.8 Effect of the Merger............................................................................................. 18 1.9 Payments by the Buyer at Closing....................................................................... 19 1.10 Exchange of Certificates...................................................................................... 20 1.11 Dissenters Rights ................................................................................................. 22 1.12 Tax Withholding.................................................................................................. 22 1.13 Further Actions .................................................................................................... 22 SECTION 2 REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.................................................................................................... 22 2.1 Organization and Qualification............................................................................ 23 2.2 Capitalization; Subsidiaries ................................................................................. 23 2.3 Authority; Enforceability..................................................................................... 24 2.4 No Breach; Consents............................................................................................ 25 2.5 Certificate of Incorporation and Bylaws; Corporate Records.............................. 25 2.6 Financial Statements; Internal Control; Accounts Receivable ............................ 26 2.7 Absence of Undisclosed Liabilities ..................................................................... 27 2.8 Absence of Certain Changes................................................................................ 27 2.9 Tax Matters .......................................................................................................... 29 2.10 Compliance with Laws; Permits .......................................................................... 32 2.11 Actions and Proceedings...................................................................................... 32 2.12 Contracts and Other Agreements......................................................................... 33 2.13 Real Estate ........................................................................................................... 35 -i-

TABLE OF CONTENTS
(continued)

		Page
2.14	Title to Assets; Liens; Tangible Property	35
2.15	Intellectual Property	35
2.16	Protection of Personal Information; Information Technology Systems	41
2.17	Business Relationships; Resellers; Warranties	43
2.18	Employee Benefit Plans	43
2.19	Employment Matters	46
2.20	Insurance	48
2.21	Brokers	48
2.22	Environmental Compliance	48
2.23	Unlawful Payments	48
2.24	Related Party Transactions	49
2.25	Bank and Brokerage Accounts; Powers of Attorney	49
2.26	No Other Representations and Warranties	49
SECTION 3	REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB	50
3.1	Organization; Authority	50
3.2	Binding Effect	50
3.3	No Breach; Consents	50
3.4	Actions and Proceedings	50
3.5	No Prior Operations of Merger Sub	51
3.6	Sufficiency of Funds	51
3.7	Brokers	51
3.8	Reliance	51
SECTION 4	COVENANTS OF THE COMPANY	51
4.1	Conduct of the Business	51
4.2	Access	54
4.3	Stockholder Approval; Dissenters' Rights	54
4.4	Efforts; Cooperation	55
4.5	Antitrust Filings	55
4.6	Nonsolicitation	56

-ii-

TABLE OF CONTENTS (continued) Page 4.7 Confidentiality ..................................................................................................... 57 4.8 Section 280G Approval........................................................................................ 57 4.9 Public Disclosure ................................................................................................. 57 4.10 Termination of Company Options ....................................................................... 58 4.11 Resignation of Officers and Directors ................................................................. 58 4.12 Certain Deliveries ................................................................................................ 58 4.13 Supplementation of Disclosure Schedule; Notification of Certain Matter .......... 58 4.14 Required Financial Statements ............................................................................ 59 4.15 Indian Subsidiary Stock Transfer; Consents........................................................ 59 SECTION 5 COVENANTS OF THE BUYER ....................................................................... 60 5.1 Representations and Warranties........................................................................... 60 5.2 Efforts .................................................................................................................. 60 5.3 Confidentiality ..................................................................................................... 60 5.4 Director and Officer Indemnification .................................................................. 60 5.5 Employment and Benefits Arrangements ............................................................ 61 SECTION 6 TAX COVENANTS............................................................................................. 62 6.1 Consistent Tax Reporting .................................................................................... 62 6.2 Tax Periods Ending on or Before the Closing Date............................................. 62 6.3 Tax Periods That Include But Do Not End on the Closing Date......................... 63 6.4 Tax Treatment...................................................................................................... 63 6.5 Cooperation on Tax Matters ................................................................................ 64 6.6 Control of Audits ................................................................................................. 64 6.7 Certain Taxes ....................................................................................................... 65 6.8 Refunds ................................................................................................................ 65 6.9 Tax Sharing; Powers of Attorney ........................................................................ 65 6.10 Certain Actions .................................................................................................... 66 SECTION 7 CONDITIONS TO EACH PARTY’S OBLIGATION TO CLOSE................ 66 7.1 Stockholder Approval .......................................................................................... 66 7.2 Legal Proceedings................................................................................................ 66 7.3 Antitrust ............................................................................................................... 66 -iii-

TABLE OF CONTENTS (continued) Page SECTION 8 CONDITIONS TO THE OBLIGATION OF BUYER AND MERGER SUB TO CLOSE............................................................................................ 66 8.1 Representations and Warranties........................................................................... 66 8.2 Covenants............................................................................................................. 67 8.3 No Material Adverse Effect................................................................................. 67 8.4 Certification ......................................................................................................... 67 8.5 Secretary Certificate............................................................................................. 67 8.6 Escrow Agreement............................................................................................... 67 8.7 Certificates ........................................................................................................... 67 8.8 Resignation of the Company Directors and Officers........................................... 67 8.9 Termination of Certain Agreements and Rights .................................................. 68 8.10 FIRPTA Certificate.............................................................................................. 68 8.11 Appraisal Rights................................................................................................... 68 8.12 Termination of Company Options ....................................................................... 68 8.13 Certain Deliveries ................................................................................................ 68 8.14 Required Amendments......................................................................................... 68 8.15 No Source Code or Binary Code Escrow ............................................................ 68 SECTION 9 CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE..................... 68 9.1 Representations and Warranties........................................................................... 68 9.2 Covenants............................................................................................................. 69 9.3 Certification ......................................................................................................... 69 9.4 Paying Agent Agreement..................................................................................... 69 9.5 Escrow Agreement............................................................................................... 69 9.6 Secretary Certificates........................................................................................... 69 SECTION 10 INDEMNIFICATION ....................................................................................... 69 10.1 Survival................................................................................................................ 69 10.2 Obligation of the Stockholders to Indemnify....................................................... 69 10.3 Obligation of the Buyer to Indemnify.................................................................. 71 10.4 Notice and Opportunity to Defend....................................................................... 71 10.5 Limitations on Indemnification; Other Remedies................................................ 72 -iv-

TABLE OF CONTENTS (continued) Page SECTION 11 TERMINATION................................................................................................ 75 11.1 Termination.......................................................................................................... 75 11.2 Effect of Termination........................................................................................... 76 SECTION12 77 12.1 Notices ................................................................................................................. 77 12.2 Entire Agreement; Amendment; Waiver ............................................................. 78 12.3 Governing Law; Venue; Waiver of Jury Trial..................................................... 79 12.4 No Prejudice......................................................................................................... 80 12.5 Specific Performance and Other Remedies ......................................................... 80 12.6 No Waiver............................................................................................................ 80 12.7 Binding Effect...................................................................................................... 81 12.8 Construction......................................................................................................... 81 12.9 Counterparts; Delivery......................................................................................... 82 12.10 [Reserved]............................................................................................................ 82 12.11 Headings .............................................................................................................. 82 12.12 Expenses .............................................................................................................. 82 12.13 Severability .......................................................................................................... 82 12.14 No Strict Construction ......................................................................................... 82 12.15 Stockholder Representative ................................................................................. 82 12.16 Privilege ............................................................................................................... 86 -v-

AGREEMENT AND PLAN OF MERGER This Agreement and Plan of Merger (this “Agreement”) dated as of the 23rd day of October, 2019 (the “Agreement Date”) is by and among PTC INC., a Massachusetts corporation (the “Buyer”), OPAL ACQUISITION CORPORATION, a Delaware corporation and newly-formed, wholly-owned subsidiary of the Buyer (the “Merger Sub”), ONSHAPE INC., a Delaware corporation (the “Company”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as Stockholder Representative (the “Stockholder Representative”, together with the Company, the Buyer, and the Merger Sub, the “Parties”). RECITALS A. The Buyer, the Merger Sub and the Company intend to effectuate a merger (the “Merger”) of the Merger Sub with and into the Company in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), with the Company to be the surviving corporation of the Merger. B. The Company Board has unanimously (i) determined that the Merger is fair to and in the best interests of, the Stockholders, (ii) adopted and approved this Agreement, the Merger and the other Transactions, and (iii) resolved to recommend that the Stockholders adopt and approve this Agreement, the Merger and the other Transactions. C. The respective boards of directors of each of the Buyer and the Merger Sub have determined that the Merger is in the best interests of their respective corporations and stockholders, and have adopted and approved this Agreement, the Merger and the other Transactions. D. To induce Buyer and Merger Sub to enter into this Agreement, certain key management members have executed and delivered a Non-Competition Agreement and/or offer letters with Buyer, and the Key Stockholders have executed and delivered a Stockholder Agreement containing non-solicitation and non-hire restrictions with respect to certain key management members. NOW THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows: SECTION 1 THE MERGER AND OTHER TRANSACTIONS 1.1 Certain Definitions. For purposes of this Agreement: “Accounts Receivable” means all receivables (including notes, book debts and other amounts due or accrued, whether billed or unbilled), arising from or related to or in respect of the Business, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon and the benefit of all security for such accounts receivable, notes and debts, including all receivables reflected or which will be reflected in the Interim Balance Sheet.

“Action” has the meaning given in Section 2.12. “Affiliate” means, with respect to the Person to which it refers, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. “Aggregate Exercise Amount” means the aggregate dollar amount payable upon the exercise of In-the-Money Company Options outstanding immediately prior to the Effective Time. “Agreement” has the meaning given in the preamble. “Agreement Date” has the meaning given in the preamble. “Allocation Certificate” has the meaning given in Section 1.7(b). “Ancillary Agreements” means the Escrow Agreement, the Paying Agent Agreement, the Stockholder Agreement, the Letters of Transmittal, and the Certificate of Merger. “Annual Financial Statements” has the meaning given in Section 2.6(a). “Antitrust Filings” has the meaning given in Section 4.5(a). “Antitrust Laws” has the meaning given in Section 2.4. “Base Cash Purchase Price” means Four Hundred Seventy Million USD ($470,000,000). “Basket” has the meaning given in Section 10.5(c). “Business” means the business conducted by the Company on the Agreement Date, including the development, licensing, and sale of computer aided design and product data management software as a service. “Business Day” means Monday through Friday, but excluding federal and state holidays in Boston, Massachusetts. “Buyer” has the meaning given in the preamble. “Buyer Indemnitees” has the meaning given in Section 10.2(c). “Buyer Plans” has the meaning given in Section 5.5. “Certificate of Merger” has the meaning given in Section 1.3. “Change in Control Agreement” has the meaning given in Section 2.20(b). “Change in Control Payment” means any new or increased commission, any severance payable solely based upon a change of control (and not requiring a termination of 2 employment to trigger the payment), bonus, increased vesting or benefit accruals, or other payment of any kind payable by the Company or any of the Subsidiaries to management or other Employees to the extent triggered by or upon the consummation of the Transactions (excluding severance for Employees who are terminated at the direction of Buyer), in each case plus employer’s portion of any applicable employment or payroll Taxes with respect to such amount, in each case to the extent such commission, bonus or other payment is unpaid as of the Closing, excluding, for purposes of this definition only, any payments made to the option holders in respect of such Company Options including as a result of increased vesting, and for purposes of clarity including the employer’s portion of any applicable employment or payroll Taxes with respect to such payments. For the avoidance of doubt, “Change in Control Payment” shall exclude any amounts included as a “Transaction Expense” for purposes of this Agreement. “Change Notice” has the meaning given in Section 1.7(c)(i). “Claim” has the meaning given in Section 10.4(a). “Closing” has the meaning given in Section 1.3. “Closing Balance Sheet” means an unaudited, consolidated balance sheet of the Company and the Subsidiaries as of 11:59 PM Eastern Time on the day immediately preceding the Closing Date and prepared in accordance with GAAP consistent with past practices (except for the absence of footnotes and normal year-end adjustments). “Closing Date” has the meaning given in Section 1.3. “Confirmation of Closing” has the meaning given in Section 1.3. “COBRA” has the meaning given in Section 2.19(f). “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Company” has the meaning given in the preamble. “Company Benefit Plan” has the meaning given in Section 2.19(a). “Company Board” means the board of directors of the Company. “Company Bylaws” means the bylaws of the Company as in effect on the date of this Agreement, and as may be amended before the Effective Time. “Company Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Company as in effect on the date of this Agreement, and as may be amended and/or restated before the Effective Time. “Company Common Stock” means the shares of common stock, par value $0.001 per share, of the Company, including both Class A Common Stock and Class B Common Stock. “Company D&O Tail Policy” has the meaning given in Section 5.4(b). 3

“Company Debt” means, without duplication, with respect to the Company and the Subsidiaries (i) all obligations for borrowed money or extensions of credit (including all sums due on early termination and repayment or redemption calculated to the Closing Date and any advances), (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments (including all sums due on early termination and repayment or redemption calculated to the Closing Date), (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the Ordinary Course of Business, and for clarity excluding deferred revenue, (iv) all obligations as lessee capitalized in accordance with GAAP as in effect December 31, 2018, (v) all obligations, contingent or otherwise, directly or indirectly guaranteeing any obligations of any other Person, (vi) all obligations to reimburse the issuer in respect of letters of credit or under performance of surety bonds, or other similar obligations, (vii) all obligations in respect of bankers’ acceptances and under reverse purchase agreements, (viii) all obligations in respect of futures contracts, swaps and other derivative financial instruments (determined on a net basis as if such contract or obligation was being terminated early on such date), (ix) all direct or indirect guarantee obligations in respect of obligations of the kind referred to in clauses (i) through (viii) above, and (x) all obligations of the kind referred to in clauses (i) through (ix) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including accounts and Contract rights) owned by the Company or any of the Subsidiaries, whether or not the Company or such Subsidiary has assumed or become liable for the payment of such obligation. For the avoidance of doubt, “Company Debt” shall exclude any amounts included in the definition of “Net Working Capital” for purposes of this Agreement and shall exclude any other items which are otherwise adjustments to the Base Cash Purchase Price, including Transaction Expenses and Change in Control Payments. “Company Debt Payoff Amount” has the meaning given in Section 1.7(b)(iii). “Company Disclosure Schedule” has the meaning given in the introduction to Section 2. “Company Equity Plans” means the Amended and Restated 2012 Stock Incentive Plan, as amended. “Company Indemnitees” has the meaning given in Section 5.4(a). “Company Intellectual Property” has the meaning given in Section 2.15(a)(ii). “Company Options” means options to acquire shares of the Company Common Stock issued pursuant to the Company Equity Plans. “Company Owned Intellectual Property” has the meaning given in Section 2.15(a)(iii). “Company Preferred Stock” means the Company Series A Stock, Company Series B Stock, the Company Series C Stock, and the Company Series D Stock. “Company Products” has the meaning given in Section 2.15(a)(iv). 4

“Company Securities” means the Company Stock, the Company Options, and any other equity securities issued by the Company. “Company Series A Stock” means the shares of Series A Preferred Stock, par value $0.001 per share, of the Company. “Company Series B Stock” means the shares of Series B Preferred Stock, par value $0.001 per share, of the Company. “Company Series C Stock” means the shares of Series C Preferred Stock, par value $0.001 per share, of the Company. “Company Series D Stock” means the shares of Series D Preferred Stock, par value $0.001 per share, of the Company. “Company Stock” means the shares of capital stock of the Company of all classes and series, including the Company Preferred Stock and Company Common Stock. “Company Systems” has the meaning given in Section 2.15(s). “Computer Systems” means all computer hardware, peripheral equipment, software and firmware, technology infrastructure and other computer systems and services that are used by the Company or any of its Subsidiaries to receive, store, process or transmit data. “Confidentiality Agreement” means the Non-Disclosure Agreement dated as of August 15, 2019, by and between the Company and the Buyer. “Consent” means any filing with, notice to, or approval, consent or waiver of any Governmental Entity or any other Person. “Contest” has the meaning given in Section 6.5. “Continuing Employee” has the meaning given in Section 5.5(a). “Contracts” has the meaning given in Section 2.13(a). “Cost to Fulfill Deferred Revenue” means an amount equal to fifty-five percent (55%) of the amount of the Company’s current liability with respect to deferred revenue as of 11:59 PM Eastern Time on the day immediately preceding the Closing Date, such liability as determined in accordance with GAAP. “COTS” has the meaning set forth in Section 2.15(c). “DGCL” has the meaning given in the recitals. “Dissenting Shares” and “Dissenting Stockholder” have the respective meanings given in Section 1.11. 5

“Dissenting Share Payments” means (x) any payment in respect of Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement, and (y) any costs or expenses (including reasonable and documented out-of-pocket attorneys’ fees, costs and expenses in connection with any action or proceeding or in connection with any investigation) in respect of Dissenting Shares. “Effective Time” has the meaning given in Section 1.4. “Employee” means any current, former, or retired employee, officer, manager, or director of the Company or any of its Subsidiaries. “Employee Benefit Plan” has the meaning given in Section 2.19(a). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” has the meaning given in Section 2.19(a). “Escrow Agent” means PNC Bank National Association. “Escrow Agreement” means an escrow agreement by and among the Buyer, the Stockholder Representative and the Escrow Agent in substantially the form of Exhibit A hereto. “Escrow Amount” means $47,000,000 (together with any interest and other income earned thereon). “Estimated Closing Working Capital Statement” has the meaning given in Section 1.7(b)(ii). “Estimated Company Debt” means the Company Debt estimated as of 11:59 PM Eastern Time on the day immediately preceding the Closing Date, without giving effect to the consummation of the Transactions, as set forth in the Allocation Certificate. “Estimated Net Working Capital” means Net Working Capital estimated as of 11:59 PM Eastern Time on the day immediately preceding the Closing Date, as set forth in the Allocation Certificate. “Excess Cash” means the aggregate amount of cash and cash equivalents held by the Company and its Subsidiaries as of 11:59 PM Eastern Time on the day immediately preceding the Closing Date, as determined in accordance with GAAP, which amount can be a positive or negative integer. For purposes of the foregoing, cash shall represent book cash and shall be net of all reconciling items, including outstanding checks, deposits in transit and other reconciling items. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exercise Price” means the sum of the aggregate exercise prices of In-the-Money Company Options 6

“Expense Fund” means an amount equal to $500,000. “Export Control Laws” means the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774. “Final Adjustment Amount” has the meaning given in Section 1.7(c)(ii). “Financial Statements” has the meaning given in Section 2.6(b). “Fraud” means an intentional misstatement of a material fact, or an intentional failure to disclose a material fact required be disclosed by a representation or warranty, by a Person in making a representation or warranty set forth in this Agreement or in any of the related certificates delivered pursuant to this Agreement which is known by such Person to be false and is made by such Person with the intention of causing the other party to rely on such misstatement. “Fully Diluted Shares Outstanding” means the sum of (i) the aggregate number of shares of the Company Stock issued and outstanding as of immediately prior to the Effective Time on an as converted to Company Common Stock basis plus, without duplication, and (ii) the aggregate number of shares underlying In-the-Money Company Options as of immediately prior to the Effective Time, on an as converted to Company Common Stock basis, as applicable. “Fundamental Representations” has the meaning given in Section 10.5(a). “GAAP” means generally accepted accounting principles in the United States of America as applied by the Company in accordance with past practice. “Governmental Entity” means any foreign, federal, national, state, local or other court or governmental, regulatory or administrative agency, body or authority. “Hazardous Substance” means any substance which is included within the definition of a “hazardous substance”, “pollutant”, “toxic substance”, “toxic waste”, “hazardous waste”, “contaminant” or other words of similar import in any applicable federal, state or local environmental law, statute, ordinance, rule or regulation. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “In-the-Money Company Option” means any Company Option, or portion of a Company Option, that is outstanding and vested and exercisable as of immediately prior to the Effective Time (including any Company Option that becomes vested and exercisable in connection with the Merger), or that the Company Board has otherwise determined to cash-out in the Merger, having a per share exercise price less than the Per Share Merger Consideration. “Indemnified Party” has the meaning given in Section 10.4(a). “Indemnifier” has the meaning given in Section 10.4(a). “Independent Accountant” means Ernst & Young. 7

“Insurance Policies” has the meaning given in Section 2.21. “Intellectual Property” has the meaning given in Section 2.15(a)(i). “Interim Balance Sheet” has the meaning given in Section 2.6(a). “Interim Balance Sheet Date” has the meaning given in Section 2.6(a). “Interim Financials” has the meaning given in Section 2.6(a). “IP Licenses” has the meaning given in Section 2.15(c). “IRS” means the United States Internal Revenue Service. “Key Stockholders” means those Stockholders listed on Schedule 1.1(A). “Knowledge” (including any derivation thereof such as “known” or “knowing”) with respect to the Company means the actual knowledge of Jon Hirschtick, John McEleney, David Corcoran, David Katzman, David Stott, Paul Chastell, and John Rousseau, which in each case shall also include such knowledge that such person would reasonably have obtained after reasonable inquiry. “Law” means any United States or foreign federal, national, state, local or other Governmental Entity Law, statute, ordinance, rule, order, regulation, writ, injunction, directive, Order, judgment, administrative interpretation, treaty, decree, administrative or judicial decision and any other executive, legislative, regulatory or administrative proclamation, and any amendment, extension or re-enactment of any of the foregoing. “Lease” has the meaning given in Section 2.14. “Letter of Transmittal” has the meaning given in Section 1.10(b)(i). “Liabilities” means any liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for Taxes due or then accrued, and contingent liabilities relating to activities of the Company or any of the Subsidiaries or the conduct of the Business, regardless of whether claims in respect thereof have been asserted). “Licenses In” has the meaning given in Section 2.15(c). “Licenses Out” has the meaning given in Section 2.15(c). “Lien” means any lien, charge, security interest, condition, restriction, mortgage, pledge, community property interest, right of first refusal, option, easement, reservation, tenancy, assignment, right of pre-emption or any other encumbrance whatsoever. “Liquidation Preference” means an amount equal to the sum of (i) $3.657064 plus (ii) the aggregate amount of then accrued and declared dividends on such share of Series D Stock and not previously paid, as calculated in the Certificate of Incorporation. 8

“Loss” means, as to any Person, any actual claim, loss, fine, royalty, liability, damage, deficiency, diminution in value, Tax, interest, penalty, and out-of-pocket cost, fees or expenses (including interest and penalties imposed or assessed by any judicial or administrative body or arbitrator and reasonable attorneys’, accountants’, or other experts’ or advisors’ fees and expenses), whether or not arising out of Third Party Claims or otherwise incurred. Notwithstanding the foregoing, Losses shall not include punitive or exemplary damages, except to the extent such damages arise out of a Third-Party Claim, or consequential damages (i) unless reasonably foreseeable as of the date hereof with respect to inaccuracies or breaches of representations or warranties made as of the date hereof, (ii) unless, if pursuant to failures to perform or comply with covenants or agreements set forth in this Agreement or breaches or inaccuracies or breaches of representations or warranties made as in certificates delivered pursuant to this Agreement in connection with Closing, reasonably foreseeable as of such applicable date, or (iii) to the extent such damages arise out of a Third-Party Claim. “made available” means posted to the virtual data room populated by the Company and to which the Buyer or one or more of its representatives has access to at least two (2) Business Days prior to the Agreement Date. “Majority Holders” has the meaning given in Section 10.15(f). “Material Adverse Effect” means any change, effect or occurrence that has a material adverse effect on (i) the business, assets, financial condition, operations or results of operations of the Company and its respective Subsidiaries taken as a whole or (ii) the ability of the Company and its respective Subsidiaries taken as a whole to perform their obligations pursuant to this Agreement and the Ancillary Agreements to which any is a party and to consummate the Merger and the other Transactions, in each case, other than any changes, effects or occurrences arising out of or attributable to: (A) economic conditions generally in the United States or in any foreign jurisdiction in which the Company has substantial operations or sales; (B) conditions generally affecting the industries in which the Company participates; (C) changes, after the date hereof, in applicable Law; (D) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the Agreement Date; (E) any natural disaster or acts of God; (F) changes, after the date hereof, in GAAP as applicable to the Company; (G) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index); (H) the public announcement of the entering into this Agreement or the pendency of the Transactions, including the impact thereof on relationships of the Company and its Subsidiaries with customers, suppliers, distributors, partners or employees; (I) any action of inaction of the Company required by the terms of this Agreement; (J) any matter set forth on Schedule 2.8(a); or (K) any failure by the Company and its respective Subsidiaries taken as a whole to meet internal projections or forecasts or revenue or earnings predictions for any period (but not the effects underlying such failure to the extent such effects would otherwise constitute a Material Adverse Effect under this definition), provided that with respect to each of clauses (A), (B), (C) and (F), such changes, effects or circumstances do not have a disproportionate effect (relative to other industry participants) on the Company and its respective Subsidiaries taken as a whole. “Material Contracts” has the meaning given in Section 2.13(a). 9

“Merger” has the meaning given in the recitals. “Merger Consideration” has the meaning given in Section 1.7(a). “Merger Sub” has the meaning given in the preamble. “Most Favored Customer Provision” means a provision in a contract or other agreement that would customarily be referred to as a “most favored customer,” “most favored nation,” or “most favored pricing” provision, including any provision wherein the Company (i) warrants that neither the Company nor any Subsidiary is selling or licensing (or has not sold or licensed) products and/or services to any other customer or group of customers at prices or on other terms better than the pricing or terms being offered to the customer under such contract or (ii) covenants that, if the Company or any Subsidiary enters into an agreement with any other customer providing such other customer with more favorable pricing or other terms than the terms under such contract, the pricing or other terms under such contract will be made equivalent to or more favorable than such other customer’s more favorable agreement, or any provision having an effect similar to that of clause (i) or (ii) above. “Net Working Capital” means the consolidated total current assets of the Company and its respective Subsidiaries taken as a whole less the consolidated total current liabilities of the Company and its respective Subsidiaries taken as a whole as of 11:59 PM Eastern Time on the day immediately preceding the Closing Date, as determined in accordance with GAAP and the principles set forth on Schedule 1.1(B), without giving effect to the consummation of the Transactions, as set forth in the Allocation Certificate; provided, however that (i) current assets shall include long-term prepaid assets associated with Amazon Web Services, (ii) current assets shall exclude Excess Cash, inter-company Accounts Receivable, all current and deferred Tax assets, and security deposits, and (iii) current liabilities shall exclude Company Debt, Transaction Expenses, Change in Control Payments, all deferred Tax liabilities, and all deferred revenue other than the amount of the Cost to Fulfill Deferred Revenue. Schedule 1.1(B) contains an illustrative calculation of Net Working Capital as though August 31, 2019 were the Closing Date. “Net Working Capital Deficiency” means the amount by which the Net Working Capital is less than the Net Working Capital Target. “Net Working Capital Target” means $0.00. “Open Source Material” means any and all software that (a) is distributed as “free software”, “open source software” or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), the Artistic License (e.g., PERL); the Netscape Public License; the Sun Community Source License (SCSL); the Sun Industry Standards License (SISL), or any other license described by the Open Source Initiative as set forth on www.opensource.org/licenses; or (b) requires as a condition of use, modification and/or distribution of such software that such software or other software incorporated into, derived from or distributed with such software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no charge. 10

“Order” means any consent, decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Entity or arbitration tribunal (in each case, whether final or preliminary). “Ordinary Course of Business” means the ordinary course of the Company’s and its Subsidiaries’ business taken as a whole and consistent with past practice. “Paying Agent” has the meaning given in Section 1.10(a). “Paying Agent Agreement” has the meaning given in Section 1.10(a), which agreement is in substantially the form of Exhibit B hereto. “Per Company Option Merger Payment” means on a per share basis in respect of an In-the-Money Company Option, an amount equal to the Per Share Merger Consideration minus the exercise price in respect of such In-the-Money Company Option. “Per Share Merger Consideration” means the quotient obtained by dividing (i) (A) the Merger Consideration as such may be adjusted as set forth herein, minus (B) the aggregate Liquidation Preference, plus (C) the Exercise Price, by (ii) (A) the Fully Diluted Shares Outstanding, minus (B) the aggregate number of shares of Company Common Stock into which the Company Series D Stock are convertible as of immediately prior to the Effective Time. “Per Share Net Merger Consideration” means, with respect to (i) each share of Company Stock (other than Company Series D Stock) issued and outstanding as of immediately prior to the Effective Time, the Per Share Merger Consideration net of the Pro Rata Escrow Share of the Escrow Amount and the Expense Fund with respect to such share and, for avoidance of doubt, excluding the aggregate Per Company Option Merger Payment and (ii) each share of Company Series D Stock issued and outstanding as of immediately prior to the Effective Time, the Per Share Series D Merger Consideration. “Per Share Series D Merger Consideration” means, with respect to each share of Company Series D Stock outstanding as of immediately prior to the Effective Time, the Liquidation Preference. “Permits” has the meaning given in Section 2.11(b). “Permitted Liens” has the meaning given in Section 2.15. “Person” means any individual, company, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, group, firm, association, joint-stock company, Governmental Entity or other entity. “Personal Information” has the meaning given in Section 2.17(a). “Pre-Closing Covenants” has the meaning given in Section 10.5(b). “Pre-Closing Taxable Periods” has the meaning given in Section 6.2. 11

“Privacy Laws” has the meaning given in Section 2.17(a). “Privileged Communications” has the meaning given in Section 12.16(a). “Pro Rata Escrow Share” means the quotient obtained by dividing (i) the amount of the Merger Consideration payable hereunder to a Stockholder (excluding for purposes of this definition, any Merger Consideration payable to such Stockholder in respect of Company Series D Stock) by (ii) the total amount of the Merger Consideration payable hereunder to all Stockholders (excluding for purposes of this definition, any Merger Consideration payable to the Stockholders in respect of Company Series D Stock). “Pro Rata Share” means the quotient obtained by dividing (i) the amount of the Merger Consideration payable hereunder to a Stockholder by (ii) the total amount of the Merger Consideration payable hereunder to all Stockholders. “Process” or “Processing” has the meaning given in Section 2.17(a). “Purchase Rights” has the meaning given in Section 2.2(b). “Representative” has the meaning given in Section 4.6(a). “Representative Losses” has the meaning given in Section 12.15(d). “Required Consents” means the Consents and notices listed on Schedule 1.1(C). “Restricted Stock” means the unvested portion of the award of Common Stock to Leonid Raiz, which portion is subject to forfeiture or repurchase pursuant to a Company Equity Plan. “SEC” has the meaning given in Section 4.14. “Securityholders” means, collectively, the Stockholders, and the holders of In-the-Money Company Options, in each case, as of immediately prior to the Effective Time. “Signing Disk” has the meaning given in Section 4.12. “Stockholder Agreement” means that certain stockholder agreement entering into between the Key Stockholders and Buyer, dated as of the Agreement Date. “Stockholder Approval” has the meaning given in Section 4.3(a). “Stockholder Closing Agreements” means the Stockholder Agreement and the Transmittal Letters. “Stockholder Representative” means the person or persons appointed as the Stockholder Representative from time to time pursuant to Section 12.15(a). “Stockholders” means the holders of the Company Stock or, following the Effective Time, the holders of the Company Stock immediately before the Effective Time. 12

“Subsidiary” means any corporation or other organization, whether incorporated or unincorporated, of which (i) at least 25% of the securities or other interests having by their terms (A) ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or (B) the right to appoint the manager, general partner, or other person(s) controlling the management of such organization, are directly or indirectly owned or controlled by the Company or by any one or more of the Subsidiaries, or by the Company and one or more of the Subsidiaries or (ii) the Company or any other Subsidiary of the Company is a general partner or managing member. “Surviving Corporation” has the meaning given in Section 1.2. “Tangible Assets” means the equipment, materials, tangible prototypes, tools, supplies, furniture, leasehold improvements, fixtures, vehicles, and any related capitalized items, in each case whose book value is a material part of the Interim Balance Sheet (except to the extent disposed of on an arms-length basis since the Interim Balance Sheet Date), and all other tangible property material to the Business of the Company and its Subsidiaries. “Tax” or “Taxes” means any and all federal, provincial, state, local or non-United States taxes, and any other charges, fees, levies, deficiencies or assessments in the nature of taxes and imposed by a Governmental Entity including, without limitation, all income, net income, gross income, profits, gross receipts, escheat or abandoned property, excise, goods and services, value added, capital, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, alternative minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, capital gains, customs, transfer, recording and other taxes of any kind whatsoever, imposed by any taxing authority, including any liability therefor pursuant to U.S Treasury Regulations §1.1502.6 (or any similar provision of federal, state, local, or foreign applicable Law) as a result of any Tax sharing or similar agreement, as a transferee or successor, by contract or otherwise (other than with respect to agreements or contracts entered into in the Ordinary Course of Business the principal purpose of which does not relate to the allocation, sharing or indemnification of Taxes), together with any interest, penalties or additions to Tax relating thereto. “Tax Representations” has the meaning given in Section 10.5(a). “Tax Return” means any return, declaration, report, claim for refund, information return, or statement, and any schedule, attachment, or amendment thereto, including without limitation any consolidated, combined or unitary return or other document, filed or required to be filed by any taxing authority in connection with the determination, assessment, collection, imposition, payment, refund or credit of any Tax or the administration of the Laws relating to any Tax. “Termination Date” has the meaning given in Section 11.1. “Third-Party Acquisition” has the meaning given in Section 4.6(a). “Third-Party Claim” has the meaning given in Section 10.4(a). 13

“Top Customers” has the meaning given in Section 2.18(a). “Transaction Expenses” means any payable or accrued and unpaid expenses of the Company and any of its Subsidiaries relating to the negotiation and consummation of the Agreement, the Ancillary Agreements, the Merger and the other Transactions, including (i) fees and expenses of brokers, financial advisers, legal counsel and accountants (other than any such expenses incurred after the Closing Date), (ii) the cost of the Company D&O Tail Policy, pursuant to Section 5.4(b), (iii) to the extent that the Buyer obtains a representations and warranties insurance policy in connection with Closing, the lesser of (A) fifty percent (50%) of the premium for such insurance policy and (B) $550,000, (iv) fifty percent (50%) of the costs and expenses relating to the Paying Agent, pursuant to Section 1.10(a), and (v) the amount to be paid by the Company to Leonid Raiz as consideration for the repurchase of Leonid Raiz’s unvested shares of restricted stock. For the avoidance of doubt, “Transaction Expense” shall exclude (A) any amounts included as a Change in Control Payment or Company Debt or taken into account in the calculation of Net Working Capital for purposes of this Agreement, and (B) any amounts incurred by the Company pursuant to Section 4.14. “Transactions” means the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements. “Verified Allocation Certificate” has the meaning given in Section 1.7(c)(i). “Waived 280G Benefits” has the meaning given in Section 4.8. “Waiving Parties” has the meaning given in Section 12.16(a). 1.2 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the DGCL, at the Effective Time, the Merger Sub shall be merged with and into the Company and the separate corporate existence of the Merger Sub shall cease. Following the Merger, the Company shall continue as the surviving corporation (sometimes referred to herein as the “Surviving Corporation”). The Merger shall have the effects provided in this Agreement and the applicable provisions of the DGCL. 1.3 Closing. Subject to the satisfaction or written waiver of the conditions set forth in Section 7 (Conditions to Each Party’s Obligation to Close), Section 8 (Conditions to the Obligation of the Buyer and the Merger Sub to Close) and Section 9 (Conditions to Company’s Obligation to Close), the closing of the Transactions (the “Closing”) shall take place remotely by exchange of documents on such date and at such time as the parties may agree, but not later than the fourth (4th) Business Day after the date on which either the Company or the Buyer delivers written notice to the other (email being sufficient and provided that such notice be delivered prior to 10 a.m. ET) (such notice, the “Confirmation of Closing”) of the satisfaction or written waiver of the conditions set forth in SECTION 7 (Conditions to Each Party’s Obligation to Close), SECTION 8 (Conditions to the Obligation of the Buyer and the Merger Sub to Close) and SECTION 9 (Conditions to Company’s Obligation to Close), other than those conditions that are to be satisfied at the Closing (as may be adjusted, the “Closing Date”); provided that if the Confirmation of Closing is delivered on or prior to 10 a.m. ET on October 29, 2019, than the Closing Date shall not occur after November 1, 2019, provided that the Closing conditions (other 14 than those conditions that are to be satisfied at the Closing) remain satisfied or waived as of such date. At or prior to the Closing, the Parties shall (a) deliver to each other the various certificates, instruments and other deliveries required to be made at Closing under this Agreement, (b) execute a certificate of merger (the “Certificate of Merger”) in accordance with the DGCL, (c) cause the Certificate of Merger to be filed with the Secretary of State of Delaware in accordance with the DGCL, and (d) take all such further actions as may be required or appropriate to make the Merger effective. 1.4 Effective Time. The Merger shall be effective on the Closing Date at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware or at such later date or time as may be agreed by the Company and the Buyer in writing and specified in the Certificate of Merger in accordance with the DGCL (the “Effective Time”). 1.5 Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation of the Merger Sub, as in effect immediately before the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended; thereof; provided, however, that the Certificate of Incorporation of Merger Sub shall be amended at the Effective Time to change the name of the corporation set forth therein from “Opal Acquisition Corporation” to “Onshape Inc.” At the Effective Time, the bylaws of the Merger Sub, as in effect immediately before the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended; provided, however, that the Bylaws of Merger Sub shall be amended at the Effective Time to change the name of the corporation set forth therein from “Opal Acquisition Corporation” to “Onshape Inc.” 1.6 Directors and Officers. The directors and officers of the Merger Sub immediately before the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the Surviving Corporation’s certificate of incorporation and bylaws thereof. 1.7 Merger Consideration. (a) Merger Consideration. The aggregate consideration to be paid by the Buyer in respect of the Merger (the “Merger Consideration”) in the manner set forth in Section 1.9, shall be an amount in cash (without interest) equal to (A) the Base Cash Purchase Price, plus (B) the Excess Cash as set forth on the Closing Balance Sheet (which amount may, for avoidance of doubt, be a negative integer), minus (C) the Company Debt Payoff Amount, minus (D) the amount of any Transaction Expenses not otherwise paid as of immediately prior to the Effective Time, minus (E) the aggregate amount of all Change in Control Payments not otherwise paid as of immediately prior to the Effective Time, including any related employer portion of employment or payroll Taxes attributable thereto, and minus (F) the Net Working Capital Deficiency, if any. The Merger Consideration shall be subject to adjustment in accordance with Section 1.7(c) (Post-Closing True-Up). (b) Allocation Certificate. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to the Buyer a certificate (the “Allocation Certificate”) signed by the Chief Financial Officer of the Company, setting forth and certifying on behalf of the Company and its Subsidiaries that the following are good faith estimates of the Company: 15

(i) an estimated Closing Balance Sheet; (ii) a statement (the “Estimated Closing Working Capital Statement”) of the Estimated Net Working Capital of the Company and an estimate of the (A) the Net Working Capital Deficiency or (B) the amount by which the Net Working Capital is greater than or equal to the Net Working Capital Target, which Estimated Closing Working Capital Statement shall be prepared in accordance with the definition of Net Working Capital, without giving effect to the consummation of the Transactions and subject to the adjustments specified in the definition of Net Working Capital; (iii) the Estimated Company Debt not paid as of immediately prior to the Effective Time, as set forth on the Closing Balance Sheet, including a description and amount for each element thereof, if any, together with payoff letters, in form and substance reasonably satisfactory to the Buyer, indicating the amount necessary to discharge in full such Company Debt at Closing (the “Company Debt Payoff Amount”) and, if any such Company Debt is secured, an undertaking by such holder to discharge at Closing any Liens securing such Company Debt; (iv) the Company’s estimate of Transaction Expenses not paid as of immediately prior to the Effective Time, including a description and amount for each element thereof and the wire instructions for each Person to whom such a payment in respect thereof shall be due and payable in connection with the Closing; (v) (A) the aggregate amount of all Change in Control Payments, together with a description and the amount of each element thereof and (B) any Change in Control Payments that are due and payable in connection with the Closing, together with a description and the amount of each element thereof; (vi) the Company’s estimate of aggregate Excess Cash; (vii) the number of shares of Company Common Stock and Company Preferred Stock (by Series) outstanding; (viii) the Merger Consideration and in respect of each share of the Company Stock, the Per Share Net Merger Consideration ; (ix) (A) in respect of each In-the-Money Company Option, the Per Company Option Merger Payment (each payment, for avoidance of doubt, to be net of the applicable exercise price for such In-the-Money Company Option) and (B) the applicable employer’s portion of the applicable employee or payroll Taxes with respect to such Per Company Option Merger Payment; (x) (A) the Fully Diluted Shares Outstanding; and (B) each Stockholder’s Pro Rata Escrow Share of the Escrow Amount and Expense Fund, and Pro Rata Share, expressed as a percentage and a dollar amount; and (xi) the identity and mailing address (and email address, to the extent available) of each record holder of the Company Securities and type of Company Securities 16 and certificate numbers (as applicable) held by each such Stockholder and (B) wire instructions for the Company. The Company shall give the Buyer reasonable access to the supporting records and work papers used in preparation of the Closing Balance Sheet, Estimated Closing Working Capital Statement and Allocation Certificate, and shall consider in good faith any comments that the Buyer provides to the Company with respect thereto, provided that (a) the foregoing shall remain subject to the reasonable satisfaction and approval of the Buyer, except to the extent that any disputed amounts aggregate to less than $2,500,000 (in which case Buyer satisfaction and approval shall not be required) and (b) such items shall remain subject to adjustment pursuant to Section 1.7(c) (Post-Closing True-Up). (c) Post-Closing True-Up. (i) Within sixty (60) days after the Closing Date, the Buyer shall provide to the Stockholder Representative the Closing Balance Sheet, together with the Buyer’s determination of (A) the Excess Cash, (B) the Company Debt, (C) the Transaction Expenses not otherwise paid immediately prior to the Effective Time, (D) the aggregate amount of Change in Control Payments not otherwise paid immediately prior to the Effective Time, including any related employer portion of employment or payroll Taxes attributable thereto, (E) the Net Working Capital Deficiency, and (F) the Merger Consideration (collectively, the “Verified Allocation Certificate”). The Buyer will make available at the Stockholder Representative’s reasonable request all records and work papers of the Buyer used in calculating such amounts. If the Stockholder Representative disagrees with any of the amounts set forth in the Verified Allocation Certificate, the Stockholder Representative may provide a written notice of proposed changes to any such calculation specifying in reasonable detail all disputed items and the basis therefor (a “Change Notice”) to the Buyer within thirty (30) days after the receipt of the Verified Allocation Certificate (and in the event no Change Notice is provided during such period, the Stockholder Representative will be deemed to have agreed to and accepted each such calculation as of the end of such period). The Buyer shall promptly cooperate with the Stockholder Representative in providing such information as the Stockholder Representative reasonably requests in connection with the review of the Verified Allocation Certificate (including by remote access to such information). If the Stockholder Representative provides a Change Notice to the Buyer within such period, the Verified Allocation Certificate and the components thereof included in the Change Notice shall be finally determined in accordance with the resolution of dispute procedures set forth in Section 1.7(d) (Resolution of Disputes). (ii) Based on the foregoing, the following amount (the “Final Adjustment Amount”) shall be determined equal to the difference of (A) the Merger Consideration as calculated based on the Verified Allocation Certificate as finally determined in accordance with Section 1.7(d) (Resolution of Disputes) minus (B) the Merger Consideration specified in the Allocation Certificate. If the Final Adjustment Amount is a positive number, the Buyer shall pay the Final Adjustment Amount to the Paying Agent and the Company for payment to the Stockholders (other than with respect to the Company Series D Stock), as applicable, based on their aggregate Pro Rata Escrow 17

Share. If the Final Adjustment Amount is a negative number, the Stockholder Representative shall execute instructions directing the Escrow Agent to remit such amount from the Escrow Amount to the Buyer. (iii) The Company, the Buyer, the Surviving Corporation, the Stockholder Representative and the Stockholders agree to treat any adjustment to the Merger Consideration pursuant to this Section 1.7(c) (Post-Closing True-Up), if any, as an adjustment to the Merger Consideration for all Tax purposes and shall take no position contrary thereto unless required to do so by applicable Tax Law pursuant to a determination as defined in Section 1313(a) of the Code. (d) Resolution of Disputes. The Buyer and the Stockholder Representative will attempt in good faith promptly to resolve any differences with respect to the calculations under Section 1.7(c) (Post-Closing True-Up) that are raised within the applicable period. If the Buyer and the Stockholder Representative resolve their disagreement, they shall set forth the agreement in a written document executed by the Buyer and the Stockholder Representative and such written document shall be deemed final and binding for all purposes of this Agreement. If they are unable to resolve any differences within thirty (30) days after timely delivery of an applicable Change Notice, such remaining differences will be submitted to an Independent Accountant for prompt determination. The Independent Accountant will determine those matters in dispute and will render a written report as to the disputed matters, which report shall be conclusive and binding upon the parties. The fees and expenses of the Independent Accountant shall initially be borne fifty percent (50%) by the Stockholders based on their respective Pro Rata Escrow Share and fifty percent (50%) by the Buyer; provided that upon resolution of the dispute by the Independent Accountant, the prevailing party, if any, shall be entitled to be reimbursed in proportion to the amount by which the other party’s determinations of the items in dispute differed from the amount determined by the Independent Accountant. Such amount shall be determined by the Independent Accountant. Any such fees and expenses payable by the Stockholders shall be paid from the Expense Fund to the extent available. 1.8 Effect of the Merger. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, the Merger Sub, the Company or the Stockholders: (i) Company Stock Other Than Company Series D Stock. Each share of the Company Stock (other than Company Series D Stock) issued and outstanding immediately before the Effective Time (other than any shares of Company Stock to be cancelled pursuant to Section 1.8(a)(v) and any Dissenting Shares) shall be cancelled, extinguished and converted into and represent only the right to receive an amount in cash, without any interest thereon, equal to the Per Share Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement, including the Escrow Amount and Expense Fund contribution provisions set forth in Section 1.9(f) and Section 1.9(g) and the indemnification provisions set forth in Section 10. (ii) Company Series D Stock. Each share of the Company Series D Stock issued and outstanding immediately before the Effective Time (other than any shares 18 of Company Series D Stock to be cancelled pursuant to Section 1.8(a)(v) and any Dissenting Shares) shall be cancelled, extinguished and converted into and represent only the right to receive an amount in cash, without any interest thereon, equal to the Per Share Series D Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement, including the indemnification provisions set forth in Section 10. (iii) Company Options. Each Company Option shall be cancelled and extinguished at the Effective Time, and each In-the-Money Company Option shall be converted into and represent only the right to receive an amount in cash, without any interest thereon, equal to the Per Company Option Merger Payment (net of applicable withholdings), upon the terms and subject to the conditions set forth in this Agreement. (iv) Restricted Stock. Each share of Restricted Stock outstanding immediately prior to the Effective Time shall be cancelled, extinguished and converted into and represent only the right to receive an amount in cash, without any interest thereon, equal to the repurchase price for such share of Restricted Stock set forth in the applicable Company Equity Plan, to be paid by the Company, or the Buyer on the Company’s behalf, at the Closing. (v) Cancellation of Treasury Stock. Each share of the Company Stock held immediately before the Effective Time by the Company as treasury stock shall be cancelled and extinguished without any conversion thereof, and no payment or distribution shall be made with respect thereto. (vi) Surviving Corporation. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Company as the surviving corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the surviving corporation. (b) Cancellation of the Merger Sub Stock. Each share of common stock, $0.0001 par value per share, of the Merger Sub issued and outstanding immediately before the Effective Time shall be converted into and thereafter evidence one fully paid and non-assessable share of common stock of the Surviving Corporation. (c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of the Company Securities shall thereafter be made. Until surrendered in accordance with Section 1.10 (Exchange of Certificates) and subject to Section 1.11 (Dissenters Rights), each Certificate or other evidence of a Company Security shall be deemed from and after the Effective Time, for all corporate purposes, to evidence only a right to receive that portion of the Merger Consideration into which the Company Security shall have been so converted pursuant to this Section 1.8. 1.9 Payments by the Buyer at Closing. At the Closing, by wire transfer (or other method of delivery as may be agreed) of immediately available funds: 19

(a) the Buyer shall deliver or cause to be delivered to the holders of the Company Debt the amount set forth in the respective payoff letters delivered pursuant to Section 1.7(b)(iii), if any; (b) the Buyer shall deliver or cause to be delivered the amounts set forth with respect to Transaction Expenses specified in the Allocation Certificate; (c) the Buyer shall deliver or cause to be delivered to the Company an amount equal to the aggregate amount of all unpaid Change in Control Payments and shall cause the Surviving Corporation, as soon as practicable after the Effective Time but no later than the next regularly-scheduled payroll date, to pay to each recipient thereof the individual Change in Control Payment amount that is due and payable to such recipient in connection with the Closing, as set forth on the Allocation Certificate; (d) the Buyer shall deliver or cause to be delivered to the Paying Agent the sum of the aggregate Per Share Net Merger Consideration payable to the holders of shares of the Company Stock in accordance with Section 1.10 (Exchange of Certificates); (e) the Buyer shall deliver or cause to be delivered to the Company an amount equal to the aggregate Per Company Option Merger Payment payable at Closing to holders of the In-the-Money Company Options, and shall cause the Surviving Corporation, as soon as practicable after the Effective Time, and no later than five (5) Business Days after the Closing, to pay to each holder of In-the-Money Company Options, the applicable aggregate Per Company Option Merger Payment through the Surviving Corporation’s payroll system, net of applicable Tax withholding; (f) the Buyer shall deliver to the Escrow Agent the Escrow Amount, on behalf of the Stockholders, to be held in escrow pursuant to the provisions of the Escrow Agreement to provide for any payments to the Buyer pursuant to 1.7(c) (Post-Closing True-Up) and 1.7(d) (Resolution of Disputes) and as security for the Stockholders’ indemnification obligations under Section 10 (Indemnification) and for all purposes hereunder each Stockholders shall be deemed to have contributed his, her or its Pro Rata Escrow Share of the Escrow Amount; and (g) the Buyer shall deliver to the Stockholder Representative the Expense Fund to be held pursuant to Section 12.15 (Stockholder Representative) and for all purposes hereunder each Stockholders shall be deemed to have contributed his, her or its Pro Rata Escrow Share of the Expense Fund. Notwithstanding the introductory clause to this Section 1.9, Buyer and the Company hereby acknowledge and agree that Buyer may, (to the extent that there is Excess Cash) in lieu of wiring immediately available funds at the Closing, utilize Excess Cash to make any Section 1.9(e) payments following the Closing and utilize any remainder of the Excess Cash to promptly make any of the other payments to or on behalf of Stockholders set forth in this Section 1.9. 1.10 Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, the Buyer and PNC Bank, N.A. (the “Paying Agent”) shall enter into a Paying Agent Agreement, substantially in the form reasonably agreed to by Buyer, the Company and the Paying Agent (the “Paying Agent 20

Agreement”). The Buyer and the Company (as a Transaction Expense) shall each bear fifty percent (50%) of the fees and expenses of the Paying Agent. (b) Procedures. (i) Company Stock. As soon as practicable after the Agreement Date, the Buyer shall send or cause the Paying Agent to send to each holder of record of the Company Stock a letter of transmittal in the form attached hereto as Exhibit C (the “Letter of Transmittal”). Upon delivery of such Letter of Transmittal, properly completed and duly executed, and such other documents as may be required pursuant to such instructions, the Buyer shall cause the Paying Agent to pay, immediately subsequent to Closing, to each Stockholder the Per Share Net Merger Consideration that such holder has the right to receive in respect of the shares of the Company Stock formerly owned by such Stockholder. No interest will be paid or accrued on any portion of Merger Consideration payable to such Stockholders. The Buyer shall instruct the Paying Agent to make payment of the foregoing consideration, for any Stockholder who has submitted a Letter of Transmittal duly executed, and such other documents as may be required pursuant to such Letter of Transmittal, prior to the Closing, by check or, if wire instructions have been provided, by same day wire transfer, as soon as practicable but in any event within one (1) Business Day after the Effective Time, and for all other Stockholders, within two (2) Business Days following receipt by the Paying Agent of a Letter of Transmittal duly executed. For the avoidance of doubt, a registered holder of record of Company Stock need not surrender a certificate evidencing shares of Company Stock to the Paying Agent in order to receive the applicable Per Net Share Merger Consideration that the holder thereof has the right to receive in respect of such shares pursuant to this Section 1.10 if such holder is holding uncertificated Company Stock. (c) Return of Funds from Paying Agent. Any portion of amounts deposited with the Paying Agent that remain undistributed to the Stockholders six (6) months after their deposit with the Paying Agent shall, at the request of the Surviving Corporation, be delivered to the Surviving Corporation (or its applicable successor in interest or assignee) or otherwise according to the instruction of the Surviving Corporation (or its applicable successor in interest or assignee), and any holders of the Company Stock who have not surrendered such Company Stock compliance with this Section 1.10 shall after such delivery to the Surviving Corporation, look only to the Surviving Corporation (or its applicable successor in interest or assignee) solely as general creditors for the Merger Consideration pursuant to Section 1.8 (Effect of the Merger). To the extent permitted under applicable Law, any such amounts deposited with the Paying Agent remaining unclaimed by holders of Company Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall become the property of the Surviving Corporation (or its applicable successor in interest or assignee) free and clear of any claims or interest of any Person previously entitled thereto. (d) No Liability. Notwithstanding anything to the contrary in this Section 1.10, none of the Paying Agent, the Escrow Agent, the Buyer, the Surviving Corporation, the Stockholder Representative or any party hereto shall be liable to any Person for any amount properly paid to a public official in compliance with any applicable abandoned property, escheat or similar Law. 21

1.11 Dissenters Rights. Shares of the Company Stock held as of immediately prior to the Effective Time by a Stockholder who has not voted such shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited before the Effective Time (collectively, the “Dissenting Shares”), shall not be converted pursuant to Section 1.8 (Effect of Merger), but shall thereafter constitute only the right to receive from the Surviving Corporation, in consideration of the cancellation of such shares, such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL. If a holder of Dissenting Shares (a “Dissenting Stockholder”) forfeits or withdraws such right to appraisal of Dissenting Shares, then such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be deemed to have been converted as of the Effective Time into and to represent the right to receive the Merger Consideration payable in respect of such shares of the Company Stock pursuant to Section 1.8 (Effect of Merger), without interest. 1.12 Tax Withholding. The Buyer, the Company, the Surviving Corporation, the Paying Agent, and the Escrow Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, the Company Equity Plan, the Letters of Transmittal or any Ancillary Agreement, to or for the benefit of any Person such amounts as it is reasonably determines this it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and properly paid over to the applicable Governmental Entity, such withheld amounts shall be treated for purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made. Except with respect to payments treated as compensation, the Buyer shall take commercially reasonable efforts to notify the respective payees of any amounts that it intends to deduct and withhold, or cause to be deducted or withheld, with respect to any payment made pursuant to this Agreement at least three (3) Business Days prior to the scheduled date of such payment, and the Buyer shall consider in good faith any comments from the respective payees with respect to such withheld amounts. 1.13 Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and the Merger Sub, the officers and directors from time to time of the Surviving Corporation are fully authorized in the name of the Company and the Merger Sub, as the case may be, or otherwise to take, and will take, all such lawful and necessary action as is consistent with this Agreement. SECTION 2 REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY Subject to such exceptions as are disclosed in the disclosure schedule dated as of the Agreement Date and delivered herewith by the Company to the Buyer (the “Company Disclosure Schedule”) and each reference to “Schedule” herein means the applicable Schedule of the Company Disclosure Schedule corresponding to the applicable section and subsection or clause of this Agreement (or disclosed in any other section, subsection or clause of the Company Disclosure Schedule provided that a cross-reference is included or it is reasonably apparent upon a reading of such disclosure that it also qualifies or applies to such other sections, subsections and clauses), the 22

Company hereby represents and warrants to the Buyer and Merger Sub as follows, with references in this Section 2 (other than Sections 2.1 (Organization and Qualification, first sentence), 2.2 (Capitalization; Subsidiaries), 2.3 (Authority; Enforceability), and 2.5(a) (Certificate of Incorporation and Bylaws; Corporate Records)) to the “Company” meaning the “Company and each Subsidiary”: 2.1 Organization and Qualification. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all necessary corporate power and authority to own, lease and operate its assets, properties and business and to carry on its Business as now being conducted. Each of the Subsidiaries is an entity duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has all necessary organizational power and authority to own, lease and operate its assets, properties and business and to carry on its Business as now being conducted. The Company is duly qualified or otherwise authorized to transact business as a foreign corporation in each jurisdiction (in the United States and outside of the United States) in which such qualification or authorization is required by Law, except where the failure to be so qualified or authorized, individually or in the aggregate, would not have a Material Adverse Effect. The Company has made all corporate filings required under applicable Law and filed all statutory accounts required by applicable corporate Law, except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on Schedule 2.1, the Company has not conducted any business under, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name. (b) Schedule 2.1 of the Company Disclosure Schedule lists every state or foreign jurisdiction in which the Company has facilities, maintains an office, branch or permanent establishment or has a current Employee or, to the Knowledge of the Company, individual consultant or individual independent contractor. 2.2 Capitalization; Subsidiaries. (a) Outstanding Capital Stock. As of the Agreement Date, the authorized capital stock of the Company consists of (i) 220,000,000 shares of Class A Common Stock, of which 42,125,411 shares of Company Class A Common Stock are issued and outstanding, (ii) 24,750,000 shares of Class B Common Stock, of which 24,750,000 shares of Company Class B Common Stock are issued and outstanding, (iii) 31,500,000 shares of Company Series A Stock, of which 31,500,000 shares of Company Series A Stock are issued and outstanding, (iv) 26,503,950 shares of Company Series B Stock, of which 26,503,950 shares of Company Series B Stock are issued and outstanding, (v) 15,878,055 shares of Company Series C Stock, of which 15,878,055 shares of Company Series C Stock are issued and outstanding, and (vi) 28,711,556 shares of Company Series D Stock, of which 28,711,556 shares of Company Series D Stock are issued and outstanding. No other class of capital stock of the Company is authorized, designated, issued or outstanding, and no shares of the Company Stock are held in the treasury of the Company. The outstanding shares of the Company Stock are held of record as of the Agreement Date by the person and in the respective amounts set forth in Schedule 2.2(a)(i). Schedule 2.2(a)(i) separately identifies each uncertificated share of Company Stock issued using Carta. All of the issued and 23 outstanding shares of the Company Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued free of (or pursuant to effective waivers) pre-emptive or similar rights of any party, whether created by statute, the Company Certificate of Incorporation or the Company Bylaws or any other agreement or instrument to which the Company is a party, and to the Knowledge of the Company, are owned by the Stockholders free and clear of any Liens. None of the issued and outstanding shares of the Company Stock has been issued in violation of the Securities Act or of any other federal, state or foreign Law. Except as set forth in Schedule 2.2(a)(ii), there are no registration rights agreements or, to the Knowledge of the Company, any stockholder agreements, voting trusts or agreements, proxies or other agreements, instruments or understandings with respect to any shares of the Company Stock. (b) Purchase Rights; Convertible Securities. Except as set forth in Schedule 2.2(b) (which lists the respective holders, the numbers of underlying shares, the grant dates, the vesting schedule, and the exercise price, if applicable), there are no outstanding rights, subscriptions, phantom stock rights, warrants, calls, preemptive rights, convertible or exchangeable securities, options (including the Company Options) or other agreements or commitments of any kind to purchase or otherwise to receive from the Company, currently or after the passage of time or occurrence of any other event, any of the outstanding, authorized but unissued, unauthorized or treasury shares of the Company Stock or any other security of the Company (collectively, “Purchase Rights”). The Company has previously made available to the Buyer true and complete copies of all the agreements and other instruments with respect to the issuance of its outstanding Purchase Rights. Except as set forth in Schedule 2.2(b), no Purchase Right has been repurchased, redeemed, terminated or forfeited other than for no consideration or pursuant to the terms of the Purchase Right or as approved by the Company Board. The Company may, acting unilaterally and without consent or approval from any holder of any Company Options, take the actions set forth in this Agreement and in the Ancillary Agreements with respect to the treatment of vested and unvested Company Options as set forth on Schedule 2.2(b), without violating any provision of the Company Certificate of Incorporation, the Company Equity Plans or applicable Law. (c) Subsidiaries. Except as set forth in Schedule 2.2(c)(i), the Company has no direct or indirect Subsidiaries and has never had a direct or indirect Subsidiary or an equity or other right, subscription, phantom stock right, warrant, call, preemptive right, convertible or exchangeable security, option or other agreement or commitment of any kind to purchase or otherwise to receive from a Person, currently or after the passage of time or occurrence of any other event, any security of such Person (other than marketable securities held for investment purposes only prior to the date hereof). Except as set forth on Schedule 2.2(c)(ii), each of the Subsidiaries is wholly-owned by the Company and neither the Company nor any of the Subsidiaries is, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business arrangement and none of the Company, any of the Subsidiaries or any of their respective properties or assets is currently subject to, bound by or has any obligations under any such partnership, joint venture or similar business arrangement. 2.3 Authority; Enforceability. The Company has all necessary corporate power and authority to enter into, execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder, and, subject to receipt of the Stockholder Approval, consummate the Transactions. The execution and delivery of this 24

Agreement and the Ancillary Agreements to which it is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, except for the Stockholder Approval. This Agreement has been, and the Ancillary Agreements to which the Company is a party, when delivered at the Closing will be, duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party, by the Buyer and the Merger Sub, this Agreement constitutes, and the Ancillary Agreements to which the Company is a party when executed and delivered, will constitute, the valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles. 2.4 No Breach; Consents. The execution, delivery and performance of this Agreement and the Ancillary Agreements, to which the Company is a party, by the Company and the consummation of the Transactions by the Company do not and, with or without notice or lapse of time or both, will not, in each case: (a) materially violate any provision of the Company Certificate of Incorporation or the Company Bylaws; (b) violate in any material respect, conflict in any material respect with or result in the material breach of any of the terms or conditions of, result in material modification of the effect of, or otherwise give any other contracting party the right to terminate or accelerate any rights under, or constitute a default under, any Material Contract, except as set forth on Schedule 2.4; (c) materially violate any Order (i) that names the Company or (ii), to the Knowledge of the Company, generally applicable to the Company but that does not name the Company, in either the case of (i) or (ii), against, or binding upon, the Company or upon its properties, assets or Business or its securities; (d) subject to the authorizations or filings referenced in Section 2.3, violate, in any material respect, any Law of any jurisdiction or any Permit held by the Company; or (e) result in the creation of any Lien on any of the material assets or properties of the Company (other than as may result from the actions of the Buyer and/or the Merger Sub). No Consent, waiver, approval, Order or authorization of, or registration, declaration or filing with, or notice to any Governmental Entity is required by, or with respect to, the Company in connection with the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which the Company is a party or the consummation by the Company of the Transactions, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under the HSR Act and any other applicable antitrust or competition Laws (collectively, “Antitrust Laws”) and except for the filing of the Certificate of Merger under DGCL. 2.5 Certificate of Incorporation and Bylaws; Corporate Records. Except as set forth on Schedule 2.5, the Company has made available to the Buyer true and complete copies of (a) the Company Certificate of Incorporation, certified by the Secretary of State of Delaware, and the Company Bylaws, in each case as amended and as presently in effect, and (b) the minute books since November 1, 2012, and stock records of the Company. Except as set forth on Schedule 2.5, the minute books contain, respectively, records of all meetings and consents in lieu of meetings of the Company Board or of the Stockholders since the time of the Company’s incorporation and are true and complete in all material respects. 25

2.6 Financial Statements; Internal Control; Accounts Receivable. (a) Schedule 2.6(a)(i) contains copies of the audited, consolidated balance sheets of the Company as of December 31, 2016, 2017, and 2018, and the audited consolidated statements of operations, stockholders’ equity, and cash flows of the Company for the fiscal years ended December 31, 2016, 2017, and 2018 (“Annual Financial Statements”). Schedule 2.6(a)(ii) contains copies of the unaudited, consolidated balance sheet of the Company as of August 31, 2019 (the “Interim Balance Sheet” and the “Interim Balance Sheet Date”, as applicable) and the unaudited, consolidated statements of operations and cash flows of the Company for the eight-month period then ended (collectively, the “Interim Financials”). (b) As used in this Agreement, “Financial Statements” means the Annual Financial Statements and the Interim Financial Statements. Except as set forth in Schedule 2.6(b), (i) the Financial Statements and the notes thereto, if any, fairly present in all material respects, the financial position, results of operations of the Company at the respective dates thereof and for the periods then ended, and (ii) the Financial Statements were prepared in accordance with the books and records of the Company in conformity with GAAP consistently applied during the periods covered thereby, except, in the case of the Interim Financials, for the omission of footnotes and normal year-end adjustments which do not, individually or in the aggregate, exceed $100,000. (c) To the Knowledge of the Company, the general ledgers and books and financial records of the Company from January 1, 2016 through the date hereof accurately and fairly reflect, in all material respects, the transactions and dispositions of the assets of the Company at the respective dates thereof and record transactions as necessary to permit preparation of the Annual Financial Statements in conformity with GAAP. (d) The Company has in place systems and processes that are customary and adequate for a private company at the same stage of development as the Company and that are designed to (i) provide reasonable assurances regarding the reliability of the Annual Financial Statements and Interim Financial Statements, including that (A) bona fide transactions are executed and access to assets is given only in accordance with management’s general or specific authorization; and (B) bona fide transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets, and (ii) in a timely manner accumulate and communicate to the Company’s management as appropriate the type of information that is required to be disclosed in the Annual Financial Statements and Interim Financial Statements. Neither the Company nor, to the Knowledge of the Company, any Employee, auditor, accountant or representative of the Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the inadequacy of such systems and processes or the accuracy or integrity of the Annual Financial Statements and Interim Financial Statements. (e) To the Knowledge of the Company, no Employee has provided or is providing information to any Governmental Entity regarding the commission or possible commission of any crime or the violation or possible violation of any Law applicable to the Company or its operations. 26

(f) Schedule 2.6(f) sets forth a true and complete list of all notes and Accounts Receivable as of the Interim Balance Sheet Date and identifying the respective responsible entity and including the aging thereof. Except as set forth on Schedule 2.6(f), all such Accounts Receivable and Accounts Receivable that have arisen since the Interim Balance Sheet Date arose out of the provision of services or the sales of goods in the Ordinary Course of Business, are valid obligations, and are not subject to set-off or counterclaim. Nothing contained in this Section 2.6(e) shall be construed as a guaranty of collection of any Accounts Receivable. 2.7 Absence of Undisclosed Liabilities. The Company has no Liabilities that are required to be reflected in financial statements prepared in accordance with GAAP, except Liabilities (i) stated or adequately reserved against on the face of the Interim Balance Sheet, (ii) constituting Transaction Expenses, or (iii) incurred after the Interim Balance Sheet Date in the Ordinary Course of Business or that do not exceed $50,000 individually or $100,000 in the aggregate; provided, however that clause (iii) of this Section 2.7 shall not apply to any Liability for Taxes, which are separately addressed in Section 2.9 (Tax Matters), Section 2.15 (Intellectual Property), Section 2.16 (Protection of Personal Information; Information Technology Systems) or Section 2.19 (Employment Matters). The Company has no “off-balance sheet arrangements” (as such term is defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act). 2.8 Absence of Certain Changes. Between the Interim Balance Sheet Date and the date of this Agreement, except as set forth in Schedule 2.8(a), there has been no change, event or circumstance in or affecting the assets, property, financial affairs or Business of the Company that would reasonably be expected to have a Material Adverse Effect, whether or not covered by insurance, and except as set forth in Schedule 2.8(b), other than in the Ordinary Course of Business, there has been no: (a) incurrence of any indebtedness for borrowed money, or cancellation or modification of any material debt or claim owing to, or waiver of any material right of, the Company; (b) purchase, sale, lease, license or other disposition of, or creation of any Lien (other than Permitted Liens) on, any properties or assets of or by the Company, with a value, individually in excess of $25,000 or in the aggregate in excess of $50,000, other than in the Ordinary Course of Business; (c) (i) declaration, setting aside or payment of any non-cash dividend or distribution by the Company or the making of any other non-cash distribution in respect of any shares of the Company Stock, (ii) split, combination or reclassification of any Company Security, or (iii) issuance or authorization of the issuance of any Company Security or any Purchase Right in respect thereof (other than pursuant to Company Options); (d) other than as required by Law or pursuant to a Company Benefit Plan or other agreement, change in the rate of compensation paid or payable by the Company to any of its Employees or individual independent contractors, or any loans or advances made by the Company to any of its Securityholders, independent contractors or Employees, except, in each case, for normal compensation and expense allowances payable in the Ordinary Course of Business; 27

(e) material employee terminations, redundancies and/or layoffs; (f) work stoppage or labor strike, works council formation or written notice of any material action, suit, claim, demand, labor dispute or grievance relating to any labor, employment and/or safety matter involving the Company, including charges of wrongful dismissal or discharge, discrimination, wage and hour violations, or other unlawful labor and/or employment practices or actions; (g) (i) granting of severance or termination pay or benefits to any Employee, individual consultant or individual contractor or entering into any agreement with respect thereto, except in the Ordinary Course of Business, (ii) adoption or amendment of any Change in Control Agreement or severance plan, or (iii) entering into any employment agreement or extension of any employment offer or agreement to pay any bonus or special remuneration to any Employee, except in the Ordinary Course of Business; (h) entering into of any Material Contract by the Company, any termination, extension, amendment or modification of the material terms of any Material Contract, by the Company, or any waiver, release or assignment of any material rights or claims thereunder, in each case except in the Ordinary Course of Business; (i) capital expenditure or capital commitment by the Company in any amount in excess of $25,000 in any individual case or $50,000 in the aggregate; (j) destruction of, damage to or loss of any material assets of the Company (whether or not covered by insurance); (k) (i) transfer, sale or abandonment by the Company of any material Company Owned Intellectual Property (provided that the Company shall not be required prior to the Closing Date to make any filings, registrations or take any prosecution actions with respect to such Company Owned Intellectual Property that it would not take in the Ordinary Course of Business) or the entering into of any license agreement (other than non-exclusive license agreements entered into by the Company in the Ordinary Course of Business that do not include any rights with respect to source code (except to the extent the relevant software is generally made available to customers or users in source code form)), distribution agreement (including any VAR, OEM or similar agreement), reseller agreement, security agreement, assignment or other conveyance, or option for any of the foregoing, with respect to material Company Owned Intellectual Property with any third party, (ii) purchase or other acquisition of any material Intellectual Property or the entering into of any license agreement, distribution agreement (including any VAR, OEM or similar agreement), reseller agreement, security agreement, assignment or other conveyance, or option for any of the foregoing, with respect to the rights to material Intellectual Property of any third party (other than shrink wrap, click through or other licenses for commercially available software (including Open Source Materials)), or (iii) material change in pricing or royalties set or charged for Company by third parties who have licensed rights to material Intellectual Property to the Company (other than shrink wrap, click through or other licenses for commercially available software) or entering into, or amendment of, any agreement with respect to the development by Company of any material Intellectual Property with a third party (other than ordinary course Company Product configuration for customers); 28

(l) amendments or changes to the Company Certificate of Incorporation or Company Bylaws; (m) commencement, or written notice or written threat of commencement, of any lawsuit or proceeding against or investigation of the Company or its affairs, or commencement of any litigation by the Company, or settlement of any lawsuit, proceeding or investigation (regardless of the party initiating the same); (n) change in accounting methods or practices (including any change in depreciation or amortization policies or rates or any change to cash management practices), or billing or collection policies, used by the Company; or (o) agreement or understanding, whether in writing or otherwise, obligating the Company to take any of the actions specified above, except as specifically contemplated hereby. 2.9 Tax Matters. (a) All Tax Returns (including any consolidated, combined, unitary, or other similar Tax Return that includes or is required to include the Company) required to be filed by or with respect to the Company have been timely filed. All such Tax Returns are true, correct, and complete in all material respects, and all Taxes required to be paid when due by the Company, whether or not shown on any Tax Return, have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No written claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. To the Knowledge of the Company, other than any employment Taxes, no material Taxes will become payable by the Company as a result of the execution or delivery of this Agreement, or the consummation of the Merger. (b) There are no Liens with respect to Taxes upon any of the assets or properties of the Company, other than with respect to Taxes not yet due and payable and Taxes being contested in good faith by the appropriate proceeding and identified in Schedule 2.9(b). (c) No audit or other administrative or judicial Tax examination or proceeding is pending or being conducted with respect to the Company and the Company has not received any written notice from any taxing authority indicating that any such audit or other examination is forthcoming. No deficiency for any Taxes has been proposed or threatened in writing against the Company, which deficiency has not been paid in full, and the Company has not been notified in writing of any such deficiency which is reasonably likely to be asserted. The Company has not participated or engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4 or any corresponding or similar provision of state, local, or non-U.S. Tax Law. (d) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company for any taxable period, and there are no outstanding requests or demands to extend or waive any such period of limitation or collection or assessment. No power of attorney granted by or with respect to the Company relating to Taxes is currently in force. 29

(e) The unpaid Taxes of the Company did not, as of the Interim Balance Sheet Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the face of the Interim Balance Sheet, and will not, as of the Closing Date, exceed such reserve as adjusted to reflect the ordinary operations of the Company through the Closing Date, in accordance with the reasonable past customs and practice of the Company in filing its Tax Returns, except with respect to any employment and payroll Taxes arising in connection with the consummation of the transactions contemplated by this Agreement. (f) The Company is not in violation of any applicable Law or regulation relating to the payment, collection, or withholding of Taxes, or the remittance thereof, and all withholding and payroll Tax requirements required to be complied with by the Company up to and including the date hereof have been satisfied in all material respects. (g) The Company has never been (i) a member of any affiliated group (other than any such group the common parent of which is the Company) filing or required to file a consolidated, combined, unitary, or other similar Tax Return or (ii) a party to or bound by, nor does it have or has it ever had any obligation under, any Tax allocation, sharing, or indemnity agreement or any similar contract or arrangement, in each case, other than any such agreement, contract, or arrangement entered into in the Ordinary Course of Business the principal purpose of which does not relate to the allocation, sharing or indemnification of Taxes. The Company does not have any liability for the Taxes of any other Person under any applicable Tax Laws (including without limitation under Treasury Regulation Section 1.1502-6 promulgated under the Code or any corresponding or similar provision of state, local, or Non-U.S. Laws), as a transferee or successor, by contract, or otherwise (other than any agreement, contract, or arrangement entered into in the Ordinary Course of Business the principal purpose of which does not relate to the allocation, sharing or indemnification of Taxes). (h) Schedule 2.9(h) lists all income, franchise, sales and use, and all other material Tax Returns filed by or on behalf of the Company for taxable periods ending on or after December 31, 2014, and indicates those Tax Returns that have been or are currently being audited or subject to similar examination, or with respect to which the Company has received any written communication from any Tax authority indicating that any such audit or similar examination is forthcoming. The Company has made available to Buyer true, correct and complete copies of all income, franchise, sales and use, and all other material Tax Returns filed by or on behalf of the Company for each of the last three (3) taxable years or periods, and all audit or examination reports, statements of deficiency, notices of proposed deficiencies, deficiency notices, closing agreements, settlement agreements, and pending ruling requests relating to Taxes submitted, received or agreed to by or on behalf of the Company during any of the last three (3) taxable years or periods. (i) None of the shares of outstanding capital stock of the Company is subject to a “substantial risk of forfeiture” with respect to which the provisions of Section 83 of the Code would apply and except as set forth on Schedule 2.9(i), no portion of the Merger Consideration (other than payments made in respect of each In-the-Money Company Option) is subject to the Tax withholding provisions of any applicable Tax Laws (including without limitation Section 3406 of the Code, or Subchapter A of Chapter 3 of the Code), assuming for this purpose that the 30 certificate described in Section 8.11 has been provided and properly filed with the IRS and that each recipient of Merger Consideration provides a valid IRS Form W-9 or applicable Form W-8 to the extent such forms are necessary to avoid withholding under Section 3406 of the Code. Schedule 2.9(i) lists (i) each Person that has disposed of any stock of the Company on or after January 1, 2018 in a transaction that would constitute a “disqualifying disposition” (as defined in Section 421(b) of the Code) together with a schedule of the stock disposed of in such transaction and the exercise date of the option pursuant to which such stock was acquired and (ii) each Person for whom the transactions contemplated by this Agreement would constitute a disqualifying disposition. (j) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period, or portion thereof, after the Closing Date as a result of (i) any adjustment under Section 481 of the Code (or any similar provision of applicable state, local, or non-United States Law) by reason of any change in accounting method requested or initiated prior to the Closing Date, (ii) any “closing agreement” with or any ruling received from any Governmental Entity executed on or before the Closing Date, (iii) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law), (iv) the installment method of accounting with respect to a transaction that occurred on or before the Closing Date, (v) any prepaid amount received on or before the Closing Date or (vi) any election under Section 108(i) of the Code. (k) The Company is treated as a corporation for U.S. and non-U.S. Tax purposes. Except as set forth on Schedule 2.9(k), the Company does not have, nor has it ever had, a “permanent establishment” (as defined in any applicable Tax treaty or convention) or other presence in any country other than the United States that subjects or would reasonably be expected to subject it to any income Tax liability in such other country. Except as set forth on Schedule 2.9(k), neither the Company nor any of its Subsidiaries (i) directly owns stock or other ownership interests in any corporation which is a passive foreign investment company within the meaning of Section 1297 of the Code, (ii) owns stock of other ownership interests in a controlled foreign corporation within the meaning of Section 957 of the Code with respect to which Company (or a Subsidiary) is a “U.S. Shareholder” within the meaning of Section 951(b) of the Code, or (iii) owns an ownership interest in any partnership, joint venture, limited liability company, or other entity taxed as a partnership or other pass-through entity for U.S. federal income Tax purposes other than in connection with holding investment assets in the Ordinary Course of Business. (l) The Company has not distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Section 355 or 361 of the Code during the three (3) years prior to the date of this Agreement or in a distribution which would otherwise reasonably be expected to constitute a part of a plan or a series of related transactions (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement. (m) Notwithstanding anything to the contrary herein, the Company makes no representation or warranty regarding the amount, value or condition of, or any limitations on, any Tax asset or attribute of the Company, including but not limited to net operating losses, affecting 31 the ability of Buyer, the Surviving Corporation, the Company, or any of their Affiliates to utilize any such Tax assets or attributes after the Closing. (n) For the purposes of this Section 2.9 and Section 6, any reference to the Company shall be deemed to include any Subsidiary of the Company, and any Person that merged with or was liquidated into the Company or any such Subsidiary. 2.10 Compliance with Laws; Permits. (a) The Company is not and, since January 1, 2016, has not been in material violation of any Order binding upon it, or in material violation of any applicable Law applicable to its Business or assets. The Company has not received any written notice or other written communication from any Governmental Entity of any such violation or noncompliance, and there has been no citation, fine or penalty imposed or, to the Knowledge of the Company, asserted against the Company for any violation of such Laws. (b) The Company has in full force and effect, and is in material compliance with, all licenses, permits and other approvals (“Permits”) of any Governmental Entity required for the conduct of the Business in all material respects as presently conducted. All such Permits are described in Schedule 2.10, and true and complete copies thereof have previously been made available to the Buyer. No proceeding is pending or, to the Knowledge of the Company, threatened against the Company to revoke or limit any such Permit. (c) Since January 1, 2014, the Company has been in material compliance with all applicable Export Control Laws and has not received any written notice from any Governmental Entity alleging that it is not in compliance with such Export Control Laws. (d) The Company has not exported any of the Company Products from the United States to any Person or destination in violation of a U.S. trade embargo or sanctions administered by the U.S. Office of Foreign Assets Control, including but not limited to exports to (i) Crimea region of Ukraine (annexed by the Russian Federation), Cuba, Iran, North Korea, Sudan, Syria, the Government of Venezuela, or any entities owned 50% or more by any of the foregoing entities (ii) Persons on the U.S. Department of Commerce Denied Persons List or Entity List, (iii) Persons on the U.S. Department of Treasury List of Specially Designated Nationals and Blocked Persons, or (iv) Persons owned 50% or more by anyone on the U.S. Department of Treasury List of Specifically Designated Nationals and Blocked Persons. 2.11 Actions and Proceedings. There is no outstanding Order against or involving the Company, any of its assets or properties, or any of its directors or officers solely in their capacities as such. There is no, and in the last five (5) years there has been no, action, suit or claim, legal, administrative or arbitration proceeding, or investigation (collectively, “Action”) pending or, to the Knowledge of the Company, threatened in writing against or involving the Company, any of its assets or properties or any of its directors or officers in their capacities as such, including any Action that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the Transactions. 32

2.12 Contracts and Other Agreements. (a) Contracts and other agreements, whether written or binding oral (“Contracts”) described in this subsection, to which the Company is a party or by or to which it or any of its assets or properties are bound or subject as of the date of this Agreement are referred to herein collectively as “Material Contracts”: (i) All Contracts with Top Customers; (ii) agreements with any current or former Securityholder (including, to the Knowledge of the Company, any of their respective Affiliates) or any Employee or individual independent contractor of the Company or to the Knowledge of the Company, with any entity in which any of the foregoing is an officer, director or five percent (5%) or greater Securityholder and pursuant to which the Company or such other party has current or future obligations or liabilities, excluding salary and bonuses of Employees; (iii) contracts and other agreements pursuant to which the Company or the other party thereto has current or future obligations or liabilities in excess of $75,000 in any fiscal year and that are required to be disclosed on Schedule 2.24; (iv) contracts and other agreements with any labor union, works council or association representing any Employee; (v) contracts and other agreements for the procurement by the Company (including by purchase or license) of software, materials, supplies, equipment, merchandise or services, for an amount in excess of $100,000 per annum; (vi) Licenses In or Licenses Out that involve recurring subscription or license payments/revenues in excess of $100,000 per annum; (vii) contracts and other agreements for the exclusive license of any of the assets or properties of the Company or for the grant to any person of any option, right of first refusal (other than with respect to Company Stock), or preferential or similar right to purchase any of such assets or properties, including contracts containing any Most Favored Customer Provision; (viii) strategic partnership, alliance, joint development and joint marketing agreements, and joint venture agreements; (ix) contracts and other agreements that obligate the Company to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier; (x) contracts and other agreements with customers, suppliers, partners or collaborators for the sharing of fees, the rebating of charges or other similar arrangements (except for customer contracts containing rebating of charges arrangements in the Ordinary Course of Business); 33

(xi) contracts or other agreements under which the Company agrees to indemnify any party for material Tax liabilities of such party or to share a material Tax liability of any party; (xii) contracts and other agreements containing any covenant materially limiting the freedom of the Company or any of its present or future Affiliates to (A) engage in any line of business or in any geographic territory or to compete with any Person, or which grants to any Person any exclusivity with respect to any geographic territory, any customer, or any product or service, or (B) acquire property (tangible or intangible); (xiii) contracts and other agreements relating to the acquisition or disposition by the Company of any material assets of an operating business or the capital stock or other securities of any other Person; (xiv) contracts and other agreements requiring the payment to any person of a commission, success fee or royalty, other than to Employees in the Ordinary Course of Business; (xv) contracts and other agreements outside the Ordinary Course of Business pursuant to which the Company may collect any Personal Information from any third parties; (xvi) mortgages, indentures, loan or credit agreements, factoring agreements, promissory notes and other agreements and instruments relating to the borrowing of money or sale of receivables; (xvii) research, development (whether contracted or shared), and manufacturing agreements, outside the Ordinary Course of Business; (xviii) reseller or distributorship agreements, original equipment manufacturer (OEM) agreements, or systems integrator agreements, outside the Ordinary Course of Business; (xix) leases, financing agreements, subleases or other agreements under which the Company is lessor or lessee of any real property; (xx) leases, financing agreements, subleases or other agreements under which the Company is lessor or lessee of any personal property providing for payments in excess of $100,000 per annum; and (xxi) contracts with Governmental Entities. (b) Schedule 2.12 contains a true and complete list of all Material Contracts numbered as appropriate under subsection (a) hereof. The Company has made available to the Buyer true and complete copies of all Material Contracts and all amendments or other modifications thereto or, in the case of oral Material Contracts, complete and accurate descriptions in all material respects. All the Material Contracts are valid, in full force and effect, and binding upon the Company in accordance with their terms and, to the Knowledge of the Company, on the 34 other party(ies) thereto. As of the Agreement Date, no written notice of termination or amendment of any Material Contract has been given to the Company by any other party thereto, other than as disclosed in Schedule 2.12. Neither the Company nor, to the Knowledge of the Company as of the Agreement Date, any other party thereto, is in material default under any Material Contract, and, to the Knowledge of the Company, no event has occurred nor does any condition exist that with notice or lapse of time or both would constitute a material default by the Company or, to the Knowledge of the Company as of the Agreement Date, any such other party thereunder. 2.13 Real Estate. The Company does not own, and has never owned, any real property or any buildings or other structures and does not have any options or any contractual obligations to purchase or acquire any interest in real property. All leasehold interests of the Company with respect to real property (including leases, subleases, financing agreements and other agreements) (each, a “Lease”) are set forth in Schedule 2.12(a)(xix) (including, with respect to each such Lease, the identity of the landlord or sublandlord, the addresses, the date of such Lease and each amendment thereto), and such interests are subject to no Liens other than Permitted Liens. With respect to such leasehold interests: (a) there are no material disputes between the Company and the respective landlord, oral agreements or forbearance programs in effect as to the lease or sublease; (b) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; (c) all facilities leased or subleased thereunder are supplied with utilities and all other services necessary in all material respects for the operation of the Business of the Company as currently conducted and for the operation of said facilities; and (d) all scheduled rent and other material charges currently due and payable thereunder, have been paid, except for liabilities reflected or reserved against in the Interim Balance Sheet or incurred in the Ordinary Course of Business thereafter. 2.14 Title to Assets; Liens; Tangible Property. The Company owns and has good title to, or, in the case of leased properties and assets, has valid leasehold interests in, all of its Tangible Assets, free and clear of any Lien, except for (a) assets and properties disposed of, or subject to purchase or sales orders, in the Ordinary Course of Business since the date of the Interim Balance Sheet and (b) Liens (i) reflected in the Financial Statements, or (ii) securing the claims of materialmen, carriers, landlords and like persons, or for Taxes, fees, assessments or other governmental charges, all of which are not yet due and payable or are being contested in good faith by an appropriate proceeding and described on Schedule 2.14 (the items described in subclauses (i) and (ii), collectively “Permitted Liens”). Schedule 2.14 sets forth as of the Closing Date all Tangible Assets of the Company with an individual book value of greater than $50,000, and sets forth the original cost and book value of each such asset. 2.15 Intellectual Property. (a) As used in this Agreement, the following terms have the meanings indicated: (i) “Intellectual Property” means all intellectual property rights of every kind, including all: (A) patents, patent applications, provisional patents and utility models and applications therefor and equivalent or similar rights anywhere in the world in inventions and discoveries, including invention disclosures; (B) trademarks, service marks, trade dress, trade names, logos and corporate names (in each case, whether registered or 35 unregistered) and registrations and applications for registration thereof; (C) copyrights (registered or unregistered) and registrations and applications for registration thereof; (D) rights in data, databases or other compilations of fact; (E) industrial designs and any registrations and applications therefor, and all other rights corresponding thereto throughout the world; (F) trade secrets and other proprietary rights in confidential or proprietary information (including ideas, formulae, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, marketing and other business systems, research and development information, drawings, specifications, designs, plans, proposals, financial and marketing plans and customer and supplier lists and information); (G) uniform resource locator and World Wide Web addresses and domain names and applications and registrations therefor; (H) copyrights or similar rights to works of authorship, including computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works; (I) moral right or other right to claim authorship to or to object to any distortion, mutilation, or other modification or other derogatory action in relation to a work, whether or not such would be prejudicial to the author’s reputation, and any similar right, existing under common or statutory Law of any country in the world or under any treaty; and (J) goodwill associated with any of the foregoing. (ii) “Company Intellectual Property” means all Intellectual Property owned by, or licensed to, the Company and used or held for use by the Company in the creation, production, distribution, marketing, offering or sale of any Company Products. (iii) “Company Owned Intellectual Property” means Intellectual Property owned or purported to be owned by, or exclusively licensed to, the Company. (iv) “Company Products” means all of the software products commercially marketed, licensed, maintained, supported, sold or offered for sale by the Company as of the Agreement Date (including, as applicable, software or software as a service). (b) Schedule 2.15(b) contains a complete and accurate list as of the Agreement Date of (i) all Company Owned Intellectual Property included in clauses (A) through (E) and (G) of the definition of Intellectual Property that is registered, or subject to an application for registration, with any Governmental Entity (collectively, “Company Registered Intellectual Property”), along with the applicable registration number or application number, as applicable, jurisdiction of registration, name of the registrant, status of registration, and date of registration/application; (ii) each Company Product that is currently marketed, licensed, sold or offered for sale by the Company as a separate product offering; and (iii) all material unregistered trademarks included in the Company Owned Intellectual Property. (c) Schedule 2.15(c)(i) contains a complete and accurate list of (i) all Contracts that include licenses granted by the Company to any Person with respect to any Company Intellectual Property (excluding non-exclusive licenses under agreements entered into by the Company in the Ordinary Course of Business that do not include any rights with respect to source code (except to the extent the relevant software is generally made available to customers or users 36 in source code form), including such Contracts with current customers and end-users, distribution agreements (including any such VAR, OEM or similar agreement) and reseller agreements) (“Licenses Out”), and (ii) all Contracts that include material licenses and other rights granted by any Person to the Company with respect to any Company Intellectual Property (excluding Contracts related to off-the-shelf, shrink wrap, click through or other licenses for commercially available software (including Open Source Materials) that is licensed to the Company in the Ordinary Course of Business or is otherwise readily obtainable (“COTS”), but including COTS that is in the Company Products and for which Company pays the licensor subscription, royalty or other license fees of ten thousand dollars ($10,000) or more per year) (“Licenses In”) (Licenses In and Licenses Out, collectively, the “IP Licenses”). Except as set forth on Schedule 2.15(c)(iii), the Company is not required pursuant to any such License In to pay any currently due, future or ongoing royalties to any third parties in respect of its ownership or use of any Company Intellectual Property (other than sales commissions paid to Employees). Except as set forth on Schedule 2.15(c)(iv), the execution and delivery of this Agreement by the Company and the consummation of the Transactions will not, as the result of the operation of any Contracts to which the Company is a party, impair the rights of the Company to, as applicable, use, practice, operate under, license, sublicense, dispose of, or bring suit for infringement of any of the Company Intellectual Property and rights to the Company Intellectual Property licensed to the Company pursuant to the IP Licenses where the Company is the licensee, to the same extent that the Company would have been able to had the Transactions not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise have been required to pay. (d) Except as set forth on Schedule 2.15(d)(i), the Company (i) owns exclusively the material Company Owned Intellectual Property and (ii) is a party to a valid and binding license agreement for all the material Company Intellectual Property which is not Company Owned Intellectual Property, and the Company Intellectual Property constitutes materially all Intellectual Property used by it in the conduct of its Business as currently conducted, including the development, production, maintenance, support, distribution, marketing or sale of Company Products. The Company has not and the Company Products have not violated, misappropriated or infringed, and is/are not violating, misappropriating or infringing, by conducting its Business as currently conducted, the Intellectual Property Rights of any third party. Except as set forth on Schedule 2.15(d)(ii), the Company has not in the three (3) years prior to the Agreement Date received any written notice or communication from any Person claiming any violation, misappropriation or infringement by the Company of another Person’s Intellectual Property rights of any third party. (e) Each item of Company Registered Intellectual Property (other than applications for registration) is subsisting and to the Knowledge of the Company, valid and enforceable. There are no inventorship challenges, opposition or nullity proceedings or interferences declared, commenced or provoked, or to the Knowledge of the Company, threatened, with respect to any patents, patent applications, inventions and designs included in the Company Registered Intellectual Property. The Company has materially complied with all applicable notice and marking requirements for the Registered Intellectual Property. All necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid to the extent applicable, and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant authorities 37 in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property. Except as set forth on Schedule 2.15(e), there are no fees that must be paid or filings that must be made by the Company to or with any Governmental Entity within 120 days of the Agreement Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to United States Patent and Trademark Office or foreign equivalent, as the case may be, office actions for the purpose of obtaining, maintaining, or renewing such Company Registered Intellectual Property. (f) As of the Agreement Date, except as set forth on Schedule 2.15(f)(i), none of the Company Products incorporates, includes, is distributed together with, or is compiled with, or linked (dynamically or statically) with any Open Source Materials, and, there are no current plans to so incorporate, include, distribute together with, compile with, or link with any additional Open Source Material. Schedule 2.15(f)(i) describes the license, including license name and version, under which each of the excepted Open Source Materials is licensed to the Company; and with which of the Company Product(s) the excepted Open Source Materials were incorporated, included, distributed together with, compiled with, or linked with. Except as set forth on Schedule 2.15(f)(i), the Company has materially complied with all of the requirements of each license applicable to any Open Source Materials used or distributed by it. Except as set forth on Schedule 2.15(f)(i), the Company has not provided (nor is it obligated to provide, nor will the closing of the Transactions obligate the Company to provide) the source code form of any of the Company Products to any other Person (except to the extent the relevant software is generally made available to customers or users in source code form, such as javascript or FeatureScript, and excluding Open Source Materials). The Company has not, by license, transfer, escrow or otherwise, permitted any other Person the right to reverse engineer, disassemble or decompile any of the Company Products to create such source code, except as may be required by law. Each copy of the Company Products distributed by the Company was at the time of distribution, and to the Knowledge of the Company is, the subject of a valid, existing and enforceable license agreement. Except as set forth on Schedule 2.15(f)(i), no Company Product is subject to any Company obligation or escrow agreement which provides for any release to any other Person of any software code, in source code or binary form, of the Company Products and the Company has not entered into any escrow agreement, obligation to enter into an escrow agreement or other obligation which provides for the release of any software code of the Company Product under any circumstances, such as, but not limited to, bankruptcy or breach by Company of a customer agreement (excluding in each case software generally made available to customers or users in source code or binary form, such as javascript, FeatureScript or mobile or similar applications, and excluding Open Source Materials). (g) The Company has taken commercially reasonable steps to protect the confidentiality, as applicable, of the Company Intellectual Property, and all other confidential or proprietary information belonging to the Company, developed by the Company, or provided by any other Person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each of its Employees and independent contractors to execute enforceable proprietary information, assignment of inventions and confidentiality agreements assigning to the Company all rights in any Intellectual Property developed for the Company, copies of forms of which have been made available to the Buyer, and all current and former Employees and all current and former independent contractors of the Company, have executed such an agreement. The Company has recorded all assignments of any Company Registered Intellectual Property assigned 38 to the Company with the relevant Governmental Entity in accordance with applicable laws and regulations in each jurisdiction in which such assignment is required to be recorded. To the Knowledge of the Company, no Employee or independent contractor of the Company is obligated under any agreement or commitment, or subject to any judgment, decree or order of any court or administrative agency, that interferes with such Employee’s duties to the Company, or that conflicts with the conduct of the Business. (h) Except as set forth in Schedule 2.15(h), no Person has claimed against the Company, or to the Knowledge of the Company has reason to claim against the Company that any Person employed or engaged as an independent contractor by the Company has (i) violated or may be violating any of the terms or conditions of such Person’s employment, non-competition, non-disclosure or similar agreement with such third Person; (ii) disclosed or may be disclosing or utilized or may be utilizing, in each case improperly, any trade secret or proprietary information or documentation of such third Person; or (iii) interfered or may be interfering in the employment relationship between such third Person and any of its employees. (i) The Company has taken commercially reasonable steps to protect its Company Intellectual Property and its rights thereunder in all material respects. The Company is not and, to the Knowledge of the Company, no other party to the Licenses Out relating to Company Owned Intellectual Property is, in breach of, or default under, its obligations under the Licenses Out in any material respect. The Company has implemented and maintained in effect reasonable security measures, consistent with general industry practices, with respect to third-party source code or other rights of any third party in any trade secrets, in each case, including in the in-licensed Company Intellectual Property. If the terms of any License In require that customers of the Company enter into license or sublicense agreements with the Company to use the Company Intellectual Property that is the subject of such License In, then the Company has procured all such licenses or sublicenses from its customers. (j) The Company owns or has valid licenses for, and possesses, all of the source code for Company Products owned, distributed or presently supported by the Company, in each case, to the extent such source code was either developed by or for the Company or licensed and made available to the Company in source code form. The software written by the Company in the Company Products has been written in a way that such software may be understood in a commercially reasonable manner by reasonably competent programmers certified in the applicable programming languages. For the avoidance of doubt, the software referred to in the preceding sentence shall include any and all bug tracking, source code management and other information technology systems software, as applicable, that have been programmed, designed or otherwise developed in any way by or on behalf of the Company. (k) Except as set forth in Schedule 2.15(k), the Company has not (i) transferred ownership of, or entered into any Contract under which it has, or may have, the obligation to transfer any ownership of, or granted any exclusive license to use or distribute (or entered into any Contract under which it has, or may have, the obligation to grant any exclusive license to use or distribute), or authorized the retention of any exclusive rights to use or joint ownership of, any material Company Owned Intellectual Property, to any other Person, (ii) entered into any Contract under which it has granted any covenant not to sue, assert or exploit any such Company Owned Intellectual Property (excluding rights and covenants granted by Company in the Ordinary Course 39 of Business and licenses), or (iii) entered into any Contract under which it has granted any Person the right to bring a lawsuit for infringement or misappropriation of any such Company Owned Intellectual Property. The execution, delivery and performance of this Agreement and the consummation of the Transactions do not and will not conflict with, or result in any violation or breach of, or default under, or result in any release of any source code of the Company Products or related materials from escrow under, or give rise to a right of, or result in, termination, cancellation or acceleration of any Intellectual Property right or obligation set forth in any IP License to which the Company is a party, or to a loss of a benefit related thereto, or result in the creation of any Lien in or upon, any Company Owned Intellectual Property related thereto, or give rise to any increased, additional, accelerated or guaranteed rights, entitlements, licenses or Liens relating to any Company Owned Intellectual Property, in each case in a material manner. (l) Except as set forth in Schedule 2.15(l), the Company has not (i) provided any services pursuant to Contracts that contemplate an engagement for services that would lead to ownership by a third party of material Intellectual Property created by Company in connection with such services (whether “works for hire” or otherwise) or (ii) created any customized material Intellectual Property for any of its customers pursuant to any Contracts with such customers or otherwise that is used in the Company Products and under which such customer could claim or has claimed ownership thereof. (m) No government, military or quasi-governmental funding, facilities of a university, college, other educational institution or research center was used in the development of any material Company Owned Intellectual Property, with the result that any such government, institution or center has retained any material rights thereto. To the Knowledge of the Company, no Employee or independent contractor of the Company, who was involved in, or who contributed to, in any material respect, the creation or development of any material Company Owned Intellectual Property, has (i) performed services for the government, university, college or other educational institution or research center during a period of time during which such Employee or independent contractor was also performing similar services for the Company in the involvement or contribution referenced above, or (ii) entered into a Contract with such an entity providing for any license to such Company Owned Intellectual Property. (n) Except as set forth in Schedule 2.15(n), the Company Products conform in all material respects to the published written specifications therefor as and to the extent the Company has warranted to its customers. There are, and for the past three (3) years there have been, no material defects, errors, or bugs in any of the Company Products that would prevent them from operating in material compliance with their published technical specifications and functionality descriptions, that were not in each case remedied by the Company. The Company Products do not contain any “time bombs,” “Trojan horses,” “back doors,” “trap doors,” “worms,” viruses, malware, spyware or other malicious devices intentionally included in the Company Products by Company to (i) enable or assist any Person to access without authorization the Company Products; or (ii) disrupt the permitted operation of the Company Products, except as expressly disclosed in its documentation; or (iii) have a Material Adverse Impact on the operation of other software or operating systems on which the Company Products operate. 40

(o) All Persons (other than the Company) entitled to assert moral rights relating to material Company Owned Intellectual Property have waived such rights if and to the extent permissible under applicable Law. (p) No moral rights have been asserted against the Company which would affect the use of material Company Intellectual Property. (q) Any “app” or other software which Company provides to its customers through the Apple App Store, the Google Play Store, or through similar distribution complies in all material respects with all of those stores’ terms, policies, and rules, as applicable. (r) The Company Products sold, licensed, delivered, or installed by the Company, and all services performed by the Company have, in all material respects, complied with and conformed to all applicable Laws and contractual obligations of the Company. (s) The Company owns or possess adequate and valid rights to use the material computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems used by the Company and the Company Subsidiaries to deliver the Company Products (collectively, the “Company Systems”), and such Company Systems are adequate, in all material respects, for the operation of the Business as currently conducted. The Company Systems have sufficient capacity and ability to process current peak volumes in a timely manner in all material respects. The Company has taken commercially reasonable steps to provide for the back- up and recovery of material data and have disaster recovery and business continuity plans and procedures. Except as set forth on Schedule 2.15(s), in the three (3) years prior to the Agreement Date, there has not been any material failure, interruption, outage, unplanned downtime or service interruption of the Company Product. 2.16 Protection of Personal Information; Information Technology Systems. Except as set forth in Schedule 2.16: (a) Since January 1, 2017, all Processing of Personal Information by or in behalf of the Company has been and remains in material compliance with applicable Privacy Laws, and with the Company’s policies and procedures related to the Processing of Personal Information. The Company maintains written privacy and security policies that govern its Processing of Personal Information in material compliance with applicable Privacy Laws. All consents required by applicable Privacy Laws for the Processing of Personal Information in connection with the conduct of the Business (including disclosure to Affiliates of the Company) have been obtained. The Company has not received any written claim or complaint regarding its Processing of Personal Information or compliance with applicable Privacy Law. Neither the execution of this Agreement nor any of the Transactions would reasonably be expected to cause the Company to materially violate any Privacy Laws or the Company’s policies and procedures related to Processing of Personal Information and no further consent will be needed from any customer of Company to allow Buyer to Process Personal Information in the manner it is currently Processed after the Closing Date. As used in this Agreement, “Personal Information” means all information that identifies, or could be used to identify or is otherwise identifiable with, an individual or household, including all information that has the meaning of such term or like terms (e.g., personal data, personally identifiable information, protected health information, and sensitive personal 41 information) set forth in each of the Privacy Laws that describes, covers or defines data that identifies or can be used to identify individuals or households. “Privacy Laws” means Laws that relate to privacy, data protection, data transfer or breach notification issues, or that otherwise relate to the Processing of Personal Information. “Process” or “Processing” means any operation or set of operations performed upon information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction. (b) With respect to all Personal Information Processed by or on behalf of the Company, the Company has at all times taken all reasonable and appropriate steps that are customary and adequate for a private company at the same stage of development as the Company to protect such Personal Information against loss and against unauthorized Processing. (c) To the Knowledge of the Company, there has been no act or attempt, successful or unsuccessful, to gain unauthorized access to, disrupt or misuse any Computer Systems or information stored on Computer Systems, or the information systems of any third party that Processes information on behalf of the Company, that required or would be reasonably likely to require notification to any Person pursuant to (i) any Privacy Laws or (ii) any contractual obligation to which the Company is subject. (d) There are no notices, claims, investigations or proceedings pending, or, to the Knowledge of the Company, threatened, by any Person involving notice or information to individuals that Personal Information Processed by or on behalf of the Company has been compromised, lost, taken, accessed or misused. (e) All websites established or maintained by the Company that are accessible to individuals contain privacy notices advising individuals as to how their Personal Information will be collected, used, stored and protected. The Company does not Process Personal Information received via its website, except in a manner consistent with its published privacy policies and in a manner that provides safe and secure storage and protection of such Personal Information. (f) The Company has entered into written agreements with all of its relevant vendors, service providers and other entities to which it provides Personal Information, or access to Personal Information or Computer Systems, requiring such parties to protect such Personal Information in a manner that is substantially similar to the protections that the Company is required to provide by Privacy Laws, or pursuant to its published privacy policies or applicable contracts. (g) The Company (a) is, and will be, at all times prior to the Closing Date, in material compliance with all contractual requirements pursuant to which the Company is obligated to protect (or to require its vendors, service providers and other entities to which it provides Personal Information, or access to Personal Information or Computer Systems, to protect) Personal Information, including without limitation the Payment Card Industry Data Security Standard, and (b) has not received written notice regarding any actual, alleged or asserted violation of any such contractual obligation. 42

(h) The Company has and maintains all applicable accounts, passwords, encryption algorithms and programs or other access keys required by the Company and its Employees to access the system programs and data files comprised by the Computer Systems. The data processing and data storage facilities used by the Company in connection with the operation of the business are reasonably protected against security threats. 2.17 Business Relationships; Resellers; Warranties. (a) Schedule 2.17(a) sets forth a list of the top thirty (30) customers of the Company based on contracted annual recurring revenue as of August 31, 2019 (“Top Customers”). Except as set forth on Schedule 2.17(a), between January 1, 2019 and the Agreement Date, (a) no Top Customer and no significant supplier, vendor or service provider has threatened in writing to terminate its relationship with the Company, (b) no Top Customer and no significant supplier, vendor or service provider has decreased or limited materially or, to the Knowledge of the Company, threatened in writing to decrease or limit materially, the services, supplies or materials supplied to or purchased from the Company, or (c) no Top Customer and no significant supplier, vendor or service provider has materially changed or, to the Knowledge of the Company, threatened in writing to change materially, its business relationship with the Company in a manner that is materially detrimental to the Company. (b) Since December 31, 2017, to the Knowledge of the Company, there have been no written claims against the Company alleging any material defects in the Company Products, or alleging any failure of such products or services of the Company to meet applicable specifications, warranties or contractual commitments. Except as set forth in Schedule 2.17(b)(i), to the Knowledge of the Company, the Company Products are free from material defects and perform in all material respects in accordance with all applicable specifications, warranties and contractual commitments. The Company has no material liability or obligation for replacement or repair of any Company’s Products or other damages in connection therewith, except for liabilities or obligations for replacement, repair or re-performance incurred in the Ordinary Course of Business or industry standards or for which an adequate reserve has been made on the Interim Balance Sheet. 2.18 Employee Benefit Plans. (a) Schedule 2.18(a) contains complete and accurate lists of all Employee Benefit Plans (as defined below) currently maintained or contributed to or sponsored by the Company, or pursuant to which the Company has or would reasonably be expected to have any Liability (including by reason of being or having been an ERISA Affiliate with any other person) (“Company Benefit Plan”). For purposes of this Agreement, “Employee Benefit Plan” means (i) any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), (ii) any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and (iii) any other formal or informal, written or oral plan, program, agreement or arrangement designed to provide employee benefits or compensation (other than salary or wages), including commissions, insurance coverage, survivor benefits, severance benefits, change in control, retention, disability benefits, deferred compensation, bonuses (discretionary or otherwise), stock options, stock purchase, phantom stock, stock appreciation or other forms of equity-based or incentive compensation or post-retirement or post-termination compensation, in each case relating to any Employee, or current or former 43 individual consultant, member, partner or individual, or independent contractor of the Company. For purposes of this Agreement, “ERISA Affiliate” means (i) any corporation included with the Company in a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) that is under common control with the Company within the meaning of Section 414(c) of the Code; (iii) any member of an affiliated service group of which the Company is a member within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as aggregated with the Company under Section 414(o) of the Code or Section 4001(b) of ERISA. (b) The Company has made available to the Buyer true, current, and complete copies (as amended to date), as applicable, of (i) each Company Benefit Plan that has been reduced to writing as currently in effect, (ii) an accurate summary of the material terms of each Company Benefit Plan that has not been reduced to writing as currently in effect, (iii) the current Summary Plan Description and any summary of material modifications thereto for each Company Benefit Plan subject to Title I of ERISA, (iv) all insurance contracts, administrative services contracts, trust agreements, investment management agreements or similar agreements maintained in connection with any Company Benefit Plan, (v) the most recent determination or opinion letter received from the IRS; (vi) the three most recent annual reports (Form 5500-series, with all applicable attachments) and (v) any material non-routine communications received from or sent to any Governmental Entity for the last three (3) years relating to any Company Benefit Plan. (c) Each Company Benefit Plan has been established, funded and administered in all material respects in accordance with the terms of such plan and the applicable provisions of any and all statutes, Orders or governmental rules or regulations, including ERISA, the Code, HIPAA, and the Patient Protection and Affordable Care Act of 2010. The Company has performed and complied in all material respects with all of its obligations under or with respect to each Company Benefit Plan. All reports, forms and notices required to be filed with respect to each Company Benefit Plan, including Form 5500 series annual reports/returns, have been filed by their due dates, including extensions. All contributions, distributions, premiums and other amounts that are due have been made within the time periods prescribed by the terms of each Company Benefit Plan, ERISA, the Code and other applicable Laws, and all contributions, distributions and premium payments for any period ending on or before the Closing Date that are not yet due have been timely made or properly accrued. No Company Benefit Plan has any unfunded Liability not accurately reflected on the Financial Statements. (d) Each Company Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code is so qualified, has received a current determination letter from the IRS or is a prototype or volume submitter plan that has received a favorable opinion and/or advisory letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would reasonably be expected to adversely affect the qualification of such Company Benefit Plan. (e) There is no pending or, to the Knowledge of the Company, threatened action, investigation, suit, proceeding, hearing, audit or claim (other than routine benefit claims) relating to any Company Benefit Plan, and there are no facts that would give rise to or would reasonably be expected to give rise to any such action, investigation, suit, proceeding, hearing, audit or claim. No fiduciary or any Person who is a party in interest in respect of a Company 44

Benefit Plan within the meaning of Section 3(14) of ERISA has engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the Closing Date, would reasonably be expected to subject the Company to a material tax or penalty imposed by either Section 4975 of the Code or Sections 409, 502(i) or 502(1) of ERISA. The Transactions will not result in the assessment of a material tax or penalty under Section 4975 of the Code or Sections 409, 502(i) or 502(l) of ERISA. (f) The Company has no obligation under any Company Benefit Plan to provide life insurance, health or other welfare benefits after retirement or termination of employment or any requirement that the Company pay for, or reimburse, any premiums for any life insurance, health or other welfare benefit coverage after retirement or termination of employment, except to the extent required by Law, including Section 4980B of the Code or Section 601 et seq. of ERISA (“COBRA”). (g) Each Company Benefit Plan, other than employment agreements and offer letters, can be amended, modified or terminated at the sole discretion of the Company, subject only to such constraints as may be imposed by applicable law and the terms of such Company Benefit Plan, and without material penalty or cost (other than routine administrative costs and benefits accrued as of the date of amendment, modification or termination). The Company has not undertaken to maintain a Company Benefit Plan (other than an employment agreement or offer letter) for any period of time, nor has it announced its intention, or undertaken, to modify or terminate any Company Benefit Plan (except to the extent required by Law) or adopt any arrangement which, once established, would come within the definition of a Company Benefit Plan. (h) Neither the Company nor any ERISA Affiliate has ever maintained, sponsored, contributed to, been required to contribute to, or incurred any liability under any: (i) “defined benefit plan” as defined in Section 3(35) of ERISA or any other plan that is or was subject to the funding requirements of Section 412 of the Code or Section 302 or Title IV of ERISA, (i) multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA, (ii) multiple employer plan as defined in Section 413(c) of the Code, or any plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA, or (iii) voluntary employees’ beneficiary association, within the meaning of Section 501(c)(9) of the Code. No Company Benefit Plan is or has been subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA. The Company does not have any Liability by reason of being treated as a single employer under Section 414 of the Code with any other Person. (i) Except as set forth at Schedule 2.18(i), neither the execution of this Agreement nor any of the Transactions (either alone or upon the occurrence of any additional or subsequent events) would reasonably be expected to: (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Company to severance pay, unemployment compensation or any other payment or benefit; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual under any Company Benefit Plan or otherwise; or (iii) limit or restrict the Company to merge, amend or terminate any Company Benefit Plan. No amount that could be received (whether in cash or property or the vesting of property) as a result of the execution of this Agreement nor the 45 consummation of the transactions contemplated hereby (either alone or upon the occurrence of any subsequent termination of employment) would result, separately or in the aggregate, in the payment of an “excess parachute payment” within the meaning of Section 280G of the Code or an amount that would be subject to an excise tax under Section 4999 of the Code (or any corresponding provisions of state, local, or foreign Tax Law). (j) Except as set forth at Schedule 2.18(i), the Company is not a party to any contract or agreement, plan, or arrangement, including this Agreement, that, individually or collectively with other agreements, and taking into account any transactions or payments contemplated by this Agreement, would reasonably be expected to give rise to the payment to any Person of any amount that would not be deductible by the Company by reason of Section 280G of the Code. The Company has no obligation to make any reimbursement or other payment to any such person with respect to any Tax, interest or penalties imposed under Section 4999 and Section 409 of the Code (or any corresponding provisions of state, local, or foreign Tax Law). (k) The Company has, for purposes of each Company Benefit Plan, correctly classified those individuals performing services for the Company as common law employees, leased employees, independent contractors or agents and the Company has no Liability by reason of an individual who performs or performed services for the Company in any capacity being improperly excluded from participating in a Company Benefit Plan. (l) Each of the Company Benefit Plans that constitutes in any way a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated in all material respects in accordance with a good faith, reasonable interpretation of Section 409A of the Code and applicable guidance thereunder, including the final regulations promulgated thereunder and the Company has not been required to withhold or pay any Taxes as a result of a failure to comply with Section 409A of the Code. 2.19 Employment Matters. (a) Schedule 2.19(a)(i) lists as of the Agreement Date the name, title, location and date of hire of: (i) each current Employee of the Company, (ii) each current individual consultant or individual independent contractor of the Company, (iii) each person who has accepted an offer of employment or to whom such an offer is outstanding, (iv) the base rate of compensation of each individual disclosed in (i), (ii) and (iii), and (v) whether each individual disclosed in (i), (ii) and (iii) has executed the Company’s standard form proprietary information, assignment of inventions and confidentiality agreement. Except as set forth on Schedule 2.19(a)(ii), the employment of all Employees of the Company is “at will” and may be terminated by the Company without payment of any severance or other compensation other than accrued compensation. The Company has provided to the Buyer accurate and complete records of service credit of all Employees and other persons subject to any Employee Benefit Plan. The Company has not, and, to the Knowledge of the Company, no other Person (other than Buyer and its Affiliates) has, (i) entered into any agreement that obligates or purports to obligate the Company or Buyer to make an offer of employment to any Employee, consultant or independent contractor of the Company after the Closing or (ii) promised or otherwise provided any assurances (contingent or other) to any Employee, consultant or contractor of the Company of any terms or 46 conditions of employment with Buyer following the Closing, except for conveying any terms or conditions indicated by the Buyer, directly or indirectly. (b) Schedule 2.19(b) sets forth (a) each plan, Contract, scheme or the Company Benefit Plan pursuant to which a Change in Control Payment shall become payable (each a “Change in Control Agreement”), and (b) a summary of the nature and amounts that shall become payable pursuant to each such Change in Control Agreement. (c) The Company (i) is and has at all times since January 1, 2016, been in compliance in all material respects with all applicable Laws respecting Employees, consultants, independent contractors, employment, employment practices, employee classification under the Fair Labor Standards Act of 1938, as amended, and any similar Law of any state or jurisdiction, terms and conditions of employment and wages and hours, (ii) has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to its respective current and former Employees and transmitted such funds to the appropriate entities, (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, (iv) is not liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees other than routine payments to be made in the normal course of business and consistent with past practice and (v) is not a party to or has Knowledge of any threatened claim by an Employee relating to sexual harassment in or involving the workplace against the Company or any of its current or former Employees and/or consultants. (d) No work stoppage or labor strike is pending against the Company or, to the Knowledge of the Company, threatened. The Company is not subject to any pending or, to the Knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints. Since January 1, 2016, the Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by any collective bargaining agreement or union contract (and no collective bargaining agreement is being negotiated by the Company). (e) As of the date of this Agreement, no current Employee of the Company listed on Schedule 2.19(a) of the Company Disclosure Schedule has given notice of his or her present intent to terminate his or her employment with the Company, either presently or as a result of or in connection with the Transactions. (f) Except as disclosed on Schedule 2.19(f), there are, and have been, no investigations, charges or other claims of employment discrimination pending or, to the Knowledge of the Company, threatened against the Company at the Equal Employment Opportunity Commission or any comparable local, state or foreign human rights agency within the past three (3) years, and none currently are pending. (g) There are, and have been, no investigations, charges or other claims pending or, to the Knowledge of the Company, threatened against the Company by the United States Department of Labor or comparable state or foreign agency within the past three (3) years 47 regarding wage and hour issues, including, but not limited to the Fair Labor Standards Act and the Family and Medical Leave Act. (h) There are, and have been within the past four (4) years, no occupational health and safety investigations, charges or other claims pending against the Company brought by an Employee, former Employee, the Occupational Safety and Health Administration (OSHA) or any local, state or foreign equivalent, and, to the Knowledge of the Company, there have been no such filed claims. (i) The Company currently is, and since January 1, 2016 has been, in material compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended, and all related regulations promulgated thereunder. (j) Neither the Company nor any ERISA Affiliate has any “leased employees” within the meaning of Section 414(n) of the Code or any independent contractors or other individuals, in each case who should be recognized by the Company as Employees but are not. 2.20 Insurance. Schedule 2.20 sets forth a list of all material policies or binders of fire, theft, general liability, product liability, professional liability, worker’s compensation, vehicular, directors and officers and other insurance held by or on behalf of the Company, and of all life insurance policies maintained on the lives of any of their Employees, specifying the type and amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the “Insurance Policies”). True, correct and complete copies of all Insurance Policies have been previously made available to the Buyer. The Insurance Policies are in full force and effect and are valid and enforceable in accordance with their terms. All premiums due on the Insurance Policies or renewals thereof have been paid, and there is no material default under any of the Insurance Policies. The Company has no outstanding claim or any material dispute with any insurance carrier regarding claims, settlements or premiums. The Company never maintained, established, sponsored, participated in or contributed to any self-insurance plan or program. 2.21 Brokers. Except as set forth in Schedule 2.21, no broker, finder, agent or similar intermediary has acted on behalf of the Company or, to the Knowledge of the Company, any of its Securityholders in connection with this Agreement or the Transactions, there are no commissions, finders’ fees or similar fees or commissions payable in connection therewith, in each case for which Buyer or its Affiliates (including the Surviving Corporation) may be liable, and there are no continuing obligations binding on the Surviving Corporation following the Closing with respect thereto. 2.22 Environmental Compliance. To the Knowledge of the Company, the ownership and use of the Company’s premises and assets, the occupancy and operation thereof by the Company, and the conduct of the Company’s operations and business, are in compliance in all material respects with all applicable Laws relating to pollution, environmental protection, Hazardous Substances and related matters. The Company has not received any written notice from any Governmental Entity or any other Person of any alleged violation or noncompliance of such Laws. To the Knowledge of the Company, there is no liability attaching to the Company or such premises or assets or the ownership or operation thereof as a result of any Hazardous Substance 48 that may have been discharged on or released from such premises, or disposed of on-site or off-site occurring prior to the Closing or existing as of the Closing. 2.23 Unlawful Payments. Neither the Company or any Employees nor, to the Knowledge of the Company, any of its agents or other persons acting on behalf of the Company has, in material violation of applicable United States or non-United States Law: (a) used any corporate or other funds for contributions, payments, gifts, or entertainment, (b) made any unlawful expenditures relating to political activity to government officials or others, (c) accepted or received any contributions, payments, gifts or expenditures, (d) made any offer, payment or promise to pay any money or to make any gift to any official or employee of a Governmental Entity or any political party or official thereof or any candidate for political office, or (f) engaged in any conduct constituting a violation of Section 881 or 882 of Chapter 11 of the Delaware Criminal Code (Bribery Not Involving Public Servants), 11 Delaware Code §1201 (Bribery involving Public Servants), the Foreign Corrupt Practices Act of 1977, or other applicable anti- corruption Laws. The Company has in place reasonably sufficient policies and procedures designed to prevent those acting on behalf of the Company from violating the Laws referenced in the foregoing sentence. To the Knowledge of the Company, the Company is (i) not under investigation by any Governmental Entity for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable Law, (ii) has not been assessed civil penalties under any Law referenced in subclause (i) of this sentence, and (iii) has not had any of its funds seized or forfeited in an action under any Law referenced in subclause (i) of this sentence. 2.24 Related Party Transactions. Except as set forth on Schedule 2.24, (a) the Company is not a party to any contract or arrangement with, or indebted, either directly or indirectly, to any of its officers, directors, Securityholders or to the Knowledge of the Company, any of their respective relatives or Affiliates, other than (i) the compensation disclosed with respect to Employees on Schedule 2.19, (ii) contracts involving the purchase of Company Stock from the Company by such Person identified on Schedule 2.2(a) and contracts involving the grant by the Company to such Person of Purchase Rights identified on Schedule 2.2(b) and Company Options, and (iii) at-will employee offer letters; (b) none of such Persons is indebted to the Company, or, to the Knowledge of the Company, has any direct or indirect ownership interest in, or any contractual or business relationship with, any Person with which the Company is or was affiliated or with which the Company has a business relationship, or any Person which, directly or indirectly, competes with the Company; and (c) to the Knowledge of the Company, none of the Company’s officers, directors, Securityholders has any material property interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks, or trade names, used in the Business. 2.25 Bank and Brokerage Accounts; Powers of Attorney. Schedule 2.25 (a) identifies all bank and brokerage accounts used in connection with the operations of the Company, whether or not such accounts are held in the name of the Company and lists the respective signatories therefor and (b) lists the names of all persons holding a power of attorney from the Company. 2.26 No Other Representations and Warranties. Except for the representations and warranties expressly contained in this Section 2 (including the related portions of the Company Disclosure Schedule) and in the certificates delivered by or on behalf of the Company, none of the 49

Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to the Buyer and its Representatives or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law. SECTION 3 REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB The Buyer and the Merger Sub hereby represent and warrant to the Company that: 3.1 Organization; Authority. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Buyer and the Merger Sub has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which the Buyer and Merger Sub are parties, as applicable, and to perform fully its obligations hereunder and thereunder and to consummate the Transactions. 3.2 Binding Effect. The execution and delivery of this Agreement and the Ancillary Agreements to which the Buyer and Merger Sub are parties, as applicable, the performance of the obligations hereunder and thereunder and the consummation of the Merger and the other Transactions have been duly authorized by all necessary corporate action on the part of the Buyer and the Merger Sub, respectively. This Agreement has been, and the Ancillary Agreements to which Buyer and Merger Sub are parties, as applicable, will have been, duly executed and delivered by each of the Buyer and the Merger Sub, as the case may be, and, assuming due authorization, execution and delivery of this Agreement and the Ancillary Agreements to which the Buyer or the Merger Sub, as the case may be, may be a party, by the Company, this Agreement constitutes, and the Ancillary Agreements will constitute, the valid and binding obligation of the Buyer or the Merger Sub, as the case may be, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. 3.3 No Breach; Consents. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Buyer is a party, by the Buyer and this Agreement by the Merger Sub, and the consummation of the Transactions by the Buyer and the Merger Sub, do not and, with or without notice or the lapse of time or both, will not (a) violate any provision of the articles of organization or bylaws of the Buyer or the certificate of incorporation or bylaws of the Merger Sub; (b) violate any Order of any Governmental Entity against, or binding upon, the Buyer or the Merger Sub; (c) violate any statute, Law or regulation; (d) violate any Permit of the Buyer; or (e) require on the part of the Buyer the making or obtaining of any Consent of any Governmental Entity or of any other Person other than such (i) consents, waivers, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable Law (including Antitrust Laws), (ii) such consents, approvals, orders, authorizations, 50 registrations, declarations, filings and notices as may be required under applicable securities Laws, and (iii) the filing of the Certificate of Merger under the DGCL. 3.4 Actions and Proceedings. There is no Action pending or, to the knowledge of the Buyer, threatened against or involving the Buyer or any of its directors, officers or employees in their capacities as such that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the Transactions. 3.5 No Prior Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Agreement Date will not have incurred liabilities or obligations of any nature, other than pursuant to or in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement. 3.6 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of funds (including pursuant to availability under Buyer’s line of credit with its senior lenders) to enable it to make payment of the Merger Consideration and consummate the Transactions. 3.7 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of the Buyer or Merger Sub in connection with this Agreement or the Transactions, and there are no commissions, finders’ fees or similar fees or commissions payable in connection therewith. 3.8 Reliance. Neither the Buyer nor Merger Sub has relied on nor are relying on any representations and warranties regarding the Company or the Business, and Buyer and Merger Sub each acknowledge and agree that neither the Company nor any other Person has made any representation or warranty as to the Company or the Business, other than those representations and warranties expressly set forth in: (i) Section 2 of this Agreement, (ii) any Ancillary Agreement to which the Company is a party, or (iii) any certificate delivered by or on behalf of the Company pursuant hereto. SECTION 4 COVENANTS OF THE COMPANY 4.1 Conduct of the Business. Unless otherwise approved in writing by the Buyer (such approval not to be unreasonably withheld, conditioned or delayed) or set forth in Schedule 4.1, the Company will comply with, and will cause each of the Subsidiaries to comply with, the following covenants until the earlier of the Effective Time and the termination of this Agreement. (a) The Company will, and will cause each of the Subsidiaries to: (i) maintain its legal existence; (ii) use commercially reasonable efforts to preserve the Business and its business organization intact, retain its licenses, permits, authorizations, franchises and certifications, and preserve the existing contracts and goodwill of its customers, suppliers, vendors, service providers, personnel and others having business relations with it; 51

(iii) use commercially reasonable efforts to keep available the services of present Employees and consultants and independent contractors engaged on active projects, in each case in accordance with past practice, it being understood that termination of Employees, consultants and independent contractors with poor performance or for cause shall not constitute a violation of this covenant; (iv) conduct its business in the Ordinary Course of Business in all material respects (including the collection of receivables and the payment of payables and capital expenditures) and use commercially reasonable efforts to duly and timely file all Tax Returns or reports required to be filed with the applicable Tax authorities and promptly pay all due Taxes, assessments and governmental charges levied or assessed upon them or any of their properties (unless contesting the same in good faith and adequate provision has been made therefor); (v) keep in effect casualty, public liability, worker’s compensation and other insurance policies in coverage amounts not less than those in effect on the Agreement Date; and (vi) use commercially reasonable efforts to preserve and protect the material Company Intellectual Property, provided that the Company shall not be required to make any filings, registrations or take any prosecution actions with respect to such Company Intellectual Property that it would not take in the Ordinary Course of Business. (b) The Company will not, and will cause each of the Subsidiaries to not: (i) dispose, acquire or license any material assets or properties, or make any commitment to do so, other than in the Ordinary Course of Business; (ii) (A) incur any material obligation or liability other than (1) in the Ordinary Course of Business or (2) for Transaction Expenses, (B) incur any indebtedness for borrowed money, make any loans or advances, or assume, guarantee or endorse or otherwise become responsible for the obligation of any other Person, or (C) subject any of its properties or assets to any Lien other than Permitted Liens, in each case other than in the Ordinary Course of Business; (iii) cancel or terminate or otherwise modify in any material respect any Material Contract, other than in the Ordinary Course of Business, or any Company Benefit Plan; (iv) except as required by Law or pursuant to any Company Benefit Plan or other agreement in place at the time of the Agreement Date or, to the extent the change occurs following December 1, 2019 and Closing has not occurred by such date, otherwise in the Ordinary Course of Business, make any change in the compensation paid or payable to any Employee, manager, agent, representative or consultant as shown or required to be shown on Schedule 2.19(a)(i) or make any material change in the fringe benefits of any Employee; 52

(v) other than in the Ordinary Course of Business, to the extent the change occurs following December 1, 2019 and Closing has not occurred by such date, promote, change the job title of, or otherwise alter in any material respect the responsibilities or duties of, any Company management or Employee; (vi) other than in the Ordinary Course of Business, enter into any licensing, distribution, sponsorship, advertising, merchant program or other similar contracts, agreements, or obligations which may not be cancelled without penalties by the Company upon notice of 30 days or less; (vii) (A) sell, assign, lease, terminate, abandon, transfer or otherwise dispose of or grant any security interest in and to any material Company Owned Intellectual Property (provided that this shall not require any filings, registrations or any prosecution actions with respect to such Company Intellectual Property that Company would not take in the Ordinary Course of Business), (B) grant any exclusive license with respect to any Company Owned Intellectual Property, (C) develop, create or invent any material Intellectual Property jointly with any third party as part of coordinated joint activities, unless such Intellectual Property is subject to a Contract which provides for the ownership of or rights in such Intellectual Property to the Company, or (D) disclose, or allow to be disclosed, any confidential material Company Intellectual Property, unless such Company Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof; (viii) enter into any contract or agreement which would otherwise be considered a Material Contract, other than contracts or agreements with customers, resellers, licensors or other providers, including with respect to Company Products in the Ordinary Course of Business; (ix) make or cause to be made any cash dividend, distribution, redemption, repurchase or other similar transaction involving the Company Stock or other Company Securities (other than in the connection with the exercise of Purchase Rights outstanding as of the Agreement Date and the repurchase of Leonid Raiz Restricted Stock); (x) make or cause to be made any non-cash dividend, non-cash distribution, redemption, repurchase, recapitalization, reclassification, grant, issuance, repricing, split, combination or other transaction involving the Company Stock or other Company Securities (other than in the connection with the exercise of Purchase Rights outstanding as of the Agreement Date), or any preemptive right, subscription right, option, warrant or right to acquire any such capital stock or equity securities; (xi) accelerate the collection of any Accounts Receivable, fail to pay, or delay in paying accounts payable when due (except any accounts payable being disputed in good faith), or otherwise make any change in or otherwise deviate from its accounting practices or procedures, except as required by GAAP; (xii) change any method of Tax accounting, make or change any Tax election, file any amended Tax Return, settle or compromise any Tax liability, agree to an 53 extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund; (xiii) change its published customer pricing (including any rebates, discounts or promotions) if any such changes would have a material adverse effect upon the Business; notwithstanding the foregoing, all price changes that are made in the Ordinary Course of Business shall be deemed immaterial; (xiv) acquire any business or Person, whether by merger or consolidation, purchase of assets or equity securities or any other manner; (xv) cancel or waive any rights of substantial value, or pay, discharge or settle any claim of substantial value; (xvi) amend the Company Certificate of Incorporation or Company Bylaws or any analogous governing documents of any of the Subsidiaries; (xvii) make any new capital expenditure commitments that, individually or in the aggregate, exceed $200,000; or (xviii) commit to do any of the foregoing referred to in clauses (i) - (xvii). 4.2 Access. Until the Closing Date, consistent with applicable Laws regarding the permissible exchange of information and subject to the terms of the Confidentiality Agreement, if reasonably requested by the Buyer in advance and in writing, and at its expense, the Company and the Subsidiaries will permit the Buyer and its legal counsel and other Representatives, during normal business hours, reasonable access to (a) the assets, properties, records, books of account, contracts and other documents of the Company and the Subsidiaries, and (b) members of senior management of the Company and the Subsidiaries. Until the Closing Date, consistent with applicable Laws regarding the permissible exchange of information and subject to the terms of the Confidentiality Agreement, the Company and the Subsidiaries will furnish promptly to the Buyer such additional data and other information as to its affairs, assets, business, properties, prospects, finances, customers, products, services, ongoing disputes, litigation, technology, personnel and other information regarding the Company and the Subsidiaries as the Buyer or its legal counsel and other Representatives may from time to time reasonably request. 4.3 Stockholder Approval; Dissenters’ Rights. (a) The Company will, as soon as practicable following the execution of this Agreement, but in any event no more than two (2) Business Days following the date of the public announcement of this Agreement, solicit the adoption and approval by the Stockholders of this Agreement, the Merger and the Transactions, including the Escrow Agreement, the deposit of the Escrow Amount with the Escrow Agent, the indemnification obligations of the Stockholders set forth in SECTION 10, and the appointment of the Stockholder Representative, with the rights and responsibilities set forth in the Agreement, in accordance with the DGCL and the Company Certificate of Incorporation and the Company Bylaws (the “Stockholder Approval”). It is anticipated that the requisite Stockholders will provide the Stockholder Approval by written 54 consent within seventy-two (72) hours following the execution of this Agreement by the Company. The Buyer and the Merger Sub shall provide to the Company any information for inclusion in preparation for the Stockholder Approval that may be required under applicable Law and that is reasonably requested by the Company. The Stockholder Approval shall provide that the Company Series A Stock, Company Series B Stock, and Company Series C Stock shall receive the Per Share Merger Consideration paid to Common Stock. (b) Any materials to be submitted to the Stockholders in connection with their approval of the Transactions and this Agreement shall be subject to review and comment by the Buyer, which comments the Company shall consider in good faith. (c) The Company shall use its commercially reasonable efforts to obtain the approval or consent of as many of its Stockholders as possible as promptly as practicable following the Agreement Date, which may be solicited following receipt of the Stockholder Approval as part of the required notice to the Stockholders under Section 228 of the DGCL. (d) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal under the DGCL with respect to any shares of the Company Stock, any withdrawal of any such demands and any other instruments served pursuant to the DGCL and received by the Company and (ii) the right to participate, at the Buyer’s expense, in all negotiations and proceedings with respect to any demands for appraisal under the DGCL with respect to any shares of the Company Stock. 4.4 Efforts; Cooperation. (a) The Company will use commercially reasonable efforts to cause the conditions specified in SECTION 7 (Condition to Each Party’s Obligation to Close) and SECTION 8 (Conditions to the Obligation of the Buyer and the Merger Sub to Close) to be satisfied as soon as practicable. (b) The Company will use commercially reasonable efforts to promptly obtain all Required Consents and all other consents, waivers, and approvals required to be obtained by them in connection with the Transactions, including all consents, waivers, and approvals under any of the agreements to which the Company or any of the Subsidiaries is a party or by which it or their properties or assets are bound in order to preserve the benefits thereunder for the Company and the Subsidiaries in connection with the Transactions. (c) Should any Person require as a condition to it consenting to the Transactions or otherwise providing a Required Consent (i) the amendment, modification or replacement of any material term of any authorization, certification, franchise, license, permit or contract, or (ii) any new material terms to any authorization, certification, franchise, license, permit or contract, the Company shall not agree to the same without the prior written approval of the Buyer, which approval shall not be unreasonably withheld, conditioned or delayed. Nothing in this Agreement shall obligate the Company or any of its Subsidiaries to make any payment to obtain a consent, waiver or approval. 55

4.5 Antitrust Filings. (a) As promptly as is practicable after receiving any request from any appropriate Governmental Entity for information, documents, or other materials in connection with the review of the Antitrust Filings, each of Buyer and the Company shall use its reasonable best efforts to comply with such request and, to the extent practicable and permitted by applicable Law, permit the other parties’ legal counsel to review in advance any proposed written communication to any Governmental Entity to the extent that such review will not result in the waiver of any applicable privilege and subject to appropriate confidentiality agreements. Buyer and the Company shall cooperate reasonably with the others, in connection with resolving any inquiry or investigation by any Governmental Entity relating to the Antitrust Filings. Buyer and the Company shall promptly inform the other of any communication with, and any proposed understanding, agreement, or undertaking with any Governmental Entity relating to its Antitrust Filing. Buyer and the Company shall give the other reasonable advance notice of, and the opportunity to participate in any inquiry or investigation by, or any material meeting or conference (whether by telecommunications or in person) with, any Governmental Entity relating to the Antitrust Filings if, in the reasonable judgment of the party that is subject to the inquiry, investigation, meeting or conference, such participation by the other party is prudent and (based upon the advice of legal counsel) legally permissible. Each of Buyer and the Company hereby agrees to use its reasonable best efforts to secure termination or expiration of any waiting periods under any applicable Antitrust Laws and/or to obtain the approval of any antitrust Governmental Entity, as applicable, for the Transactions. Each of Buyer and the Company hereby agrees to promptly comply with any Request for Additional Information and Documentary Materials from the relevant Governmental Entity pursuant to any applicable Antitrust Law. In furtherance and not in limitation of the covenants of the parties contained in this Section 4.5, each of the Buyer and the Company agree to use their reasonable best efforts to contest and defend any Action, whether judicial or administrative, brought by any Governmental Entity or appeal any Order challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the Merger or the Transactions on or before the Closing Deadline. (b) Notwithstanding anything to the contrary in this Agreement, nothing shall require or be construed to require Buyer or any of its Affiliates, in order to obtain the consent or successful termination or expiration of any review of any Governmental Entity regarding the Transactions, to (i) sell or hold separate, or agree to sell or hold separate, before or after the Closing Date, any assets, businesses or any interests in any assets or businesses, of Buyer or any of its Affiliates or of the Company or any of the Subsidiaries (or to consent to any sale, or agreement to sell, by Buyer, the Company or any Subsidiary or by any of their respective Affiliates of any assets or businesses, or any interests in any assets or businesses), or any material change in or restriction on the operation by Buyer or any of its Affiliates of any assets or businesses (including any assets or businesses of the Company or any of the Subsidiaries), (ii) modify any of the terms of this Agreement, or the Transactions, or (iii) initiate or participate in any legal proceeding with respect to any such matters. 4.6 Nonsolicitation. (a) Until the earlier of the Effective Time and the date of termination of this Agreement, none of the Company or any of the Subsidiaries nor any of their respective managers, 56 members, directors, officers, Affiliates, financial advisors or representatives (collectively, the “Representatives”) shall, directly or indirectly, take any of the following actions with any Person other than the Buyer and its designees: (i) solicit, initiate, knowingly entertain or agree to any proposals or offers from any Person relating to (A) any merger, share exchange, business combination, reorganization, consolidation or similar transaction involving the Company or any of the Subsidiaries, (B) the acquisition of beneficial ownership of any equity or ownership interest in the Company or any of the Subsidiaries, whether by issuance by the Company or any of the Subsidiaries or by purchase (through a tender offer, exchange offer, negotiated purchase or otherwise, but excluding option exercises) from any Stockholder or otherwise, or (C) the license or transfer of all or a material portion of the assets (other than non-exclusive licenses entered into in the Ordinary Course of Business) of the Company or any of the Subsidiaries (any of the transactions described in clauses (A) through (C), a “Third-Party Acquisition”), or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate with, facilitate or knowingly encourage any effort or attempt by any Person to do or seek, a Third-Party Acquisition. (b) Until the earlier of the Effective Time and the date of termination of this Agreement, if the Company, any of the Subsidiaries or any Representative receives an inquiry, proposal or offer relating to a Third-Party Acquisition from any Person, the Company shall (i) promptly notify Buyer of the same and the details thereof (including the identity of the Person making same) and the Company shall be permitted to provide a response without breaching this Section 4.6; provided that the response is limited to informing the initiator of such inquiry, proposal or offer that the Company is unable to respond further at this time and a direction to this Section 4.6 to the extent the Agreement is publicly available at such time, (ii) provide to the Buyer a copy of any written inquiry, proposal or offer and all correspondence related thereto (subject to any confidentiality obligations in existence as of the date hereof), and (iii) keep Buyer reasonably informed of the status thereof. 4.7 Confidentiality. Prior to the Closing, and subject to disclosure permitted by Section 4.9, the Company shall abide by the terms of the Confidentiality Agreement. 4.8 Section 280G Approval. Promptly following the execution of this Agreement and no later than two (2) Business Days prior to the Closing Date, the Company shall (to the extent the waivers described below are obtained) use commercially reasonable efforts to solicit approval by its stockholders, to the extent required by, and in manner that complies with, Section 280G(b)(5)(B) of the Code and the regulations promulgated thereunder, of the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) to receive and retain any payments or benefits to be made or deemed made by the Company that would, separately or in the aggregate, in the absence of such approval by stockholders, constitute “parachute payments” pursuant to Section 280G of the Code as a result of the transactions contemplated by this Agreement. Prior to seeking such stockholder approval, the Company shall use commercially reasonable efforts to obtain from each “disqualified individual” (as defined under Section 280G(c) of the Code) with a right to any potential “parachute payment” (as defined under Section 280G(b)(2) of the Code) a waiver of that right (“Waived 280G Benefits”) such that unless such payment to that disqualified individual is approved by stockholders in a manner described in Section 280G(b)(5) of the Code, no such payment will be made. Within a reasonable period of time prior to soliciting such waivers and vote, the Company shall provide a draft of such waivers 57 and such stockholder vote solicitation materials (together with any calculations and supporting documentation) to Buyer for Buyer’s review, and the Company will consider in good faith any reasonable comments made by Buyer. To the extent that any of the Waived 280G Benefits are not approved by the stockholders of the Company as contemplated above, such Waived 280G Benefits shall not be made or provided in any manner. 4.9 Public Disclosure. Except as contemplated by this Agreement or as otherwise required by Law (including applicable securities Laws), regulatory authority or court order or, with respect to the Buyer or any of its Affiliates, by listing agreement, no disclosure (whether or not in response to an inquiry) of the existence or subject matter of this Agreement shall be made by any party hereto (including any third-party representatives of Buyer, the Company, Stockholder Representative, any of the Subsidiaries or any of their respective controlled Affiliates) (other than any filing by Buyer or any of its Affiliates with the Securities and Exchange Commission or other Governmental Entity as required by applicable Law, any communications with any Securityholder and third parties to obtain the consents and approvals required under this Agreement and applicable Law, or any communications by a Stockholder with its limited partners, members or other investors), whether before or after the Closing, unless approved by the Buyer prior to release; provided that such approval shall not be unreasonably withheld, conditioned or delayed; provided, further that in no event shall any party or Representative make any such disclosure prior to the Buyer issuing a press release publicly announcing this Agreement. Notwithstanding the immediately preceding sentence, in the event that either the Buyer (or any Affiliate thereof) or the Company or any of the Subsidiaries (or any of its or their respective Affiliates) is required by Law or any listing or trading agreement to make any such disclosure, such Party shall notify the other prior to making such disclosure and shall use its commercially reasonable efforts to give the other an opportunity (as is reasonable under the circumstances) to comment on such disclosure. The Buyer shall provide the Company with a reasonable opportunity to review and comment on any press release that the Buyer intends to issue to publicly announce this Agreement and shall consider any such comments from the Company in good faith. 4.10 Termination of Company Options. The Company will use reasonable efforts to arrange for the termination of (i) the Company Equity Plan, and (ii) all Company Options, contingent upon the Closing and automatically effective as of immediately prior to the Effective Time. 4.11 Resignation of Officers and Directors. The Company shall obtain the resignations of the members of the Company Board and the statutory officers of the Company set forth in Schedule 4.11 effective as of the Closing; provided that, in each case, such resignations shall not prejudice in any manner any contractual rights such Person may have with the Company, its Subsidiaries and any successor entities. 4.12 Certain Deliveries. As soon as practicable after the Agreement Date, the Company will deliver to the Buyer’s outside counsel on one or more CD-Rom disks, a complete and accurate (as of the Agreement Date) electronic copy of the “data room” (the “Signing Disk”). Until the Closing, the Signing Disk and the documents and other information thereon shall remain subject to the terms of the Confidentiality Agreement. 58

4.13 Supplementation of Disclosure Schedule; Notification of Certain Matter. From time to time, as of the date of the Agreement Date and prior to the Closing, the Company or Buyer, as the case may be, shall give written notice to the other Party(ies) promptly after becoming aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition set forth in this Agreement to be unsatisfied on the Closing Date. The Company and Buyer shall have the right to supplement the Disclosure Schedule with respect to any such matter solely to the extent related to a breach of representation or warranty arising out of facts or circumstances occurring after the Agreement Date. Such notice and any such supplement shall not (x) be deemed to supplement, amend or cure the Disclosure Schedule or any such representation and warranty for the purpose of determining whether any of the conditions set forth in Section 7, 8 or 9, as applicable, have been satisfied, or (y) affect any party’s right to indemnification pursuant to Section 10, as applicable; or otherwise limit or affect the Buyer’s or Stockholders’ rights or remedies available hereunder in respect of such inaccuracy or breach, unless the representation and warranty was true and correct at the Agreement Date, the untruth or inaccuracy does not arise out of a breach of the covenants in this Agreement, and the disclosing party stipulates that such information will cause the condition in Section 7, 8 or 9, as applicable, to fail to be satisfied, and the Buyer or Stockholder Representative, as applicable, waives such condition in writing or otherwise effects the Closing, in which case the waiving party (whether such waiver is effected through a writing or by otherwise effecting the Closing) will cease to have any right to indemnification for such inaccuracy or breach. Notwithstanding anything in the foregoing to the contrary, any failure to make a disclosure required by this Section 4.13 shall, for the purposes of Section 10 of this Agreement, be treated as a breach of the underlying representation and warranty and not a breach of covenant. 4.14 Required Financial Statements. Prior to the Closing, the Company shall, and shall use its reasonable efforts to cause its independent auditors and other representatives to, at the Buyer’s expense, (i) reasonably cooperate with and assist Buyer and its representatives in the preparation and (if necessary) modification of such financial statements of or relating to the Company and its consolidated Subsidiaries as shall be necessary for Buyer to comply timely with its obligations to file financial statements with respect to the Company and its Subsidiaries with the Securities and Exchange Commission (the “SEC”) pursuant to Item 9.01 of Form 8-K, in each case meeting the requirements of Regulation S-X promulgated by the SEC and all other applicable accounting rules and regulations of the SEC promulgated thereunder (including financial statements required by Item 9.01(a)(1) of Form 8-K and pro forma financial information required by Item 9.01(b)(1) of Form 8-K), or with respect to any future registration statement or private offering that may be filed or conducted by Buyer or its Affiliates where inclusion of such financial statements is required, and (ii) cooperate with and assist Buyer and its representatives in obtaining any consents of the Company’s independent auditors to include and/or incorporate any of the Company’s audited financial statements and the auditors’ report thereon required to be filed, incorporated by reference or included in any disclosure document in connection with a public or private offering of securities of Buyer or its Affiliates. 4.15 Indian Subsidiary Stock Transfer; Consents. The Company shall use commercially reasonable efforts to have caused the owner of the one share of Onshape India Private Limited to execute and deliver transfer documents to the Buyer, in a form reasonably acceptable to the Buyer, on or prior to the Closing, and Buyer shall provide forms of such transfer documents to the Company promptly after the date hereof. The Company shall use commercially reasonable efforts 59 to cooperate with Buyer, to the extent Buyer requests such efforts, to obtain the consents listed on Schedule 4.15 prior to the Closing. SECTION 5 COVENANTS OF THE BUYER 5.1 Representations and Warranties. Until the earlier of the Effective Time and termination of this Agreement, the Buyer will not take any action that would cause any of the representations and warranties made by the Buyer in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date. 5.2 Efforts. Pending the Closing, the Buyer will (a) use all reasonable efforts to cause the conditions specified in Section 7 (Conditions to Each Party’s Obligation to Close) and Section 9 (Conditions to Company’s Obligation to Close) to be satisfied as soon as practicable and (b) maintain sufficient cash and availability under its line of credit with its senior lenders to pay the full Merger Consideration at Closing. Buyer shall promptly notify the Company if Buyer has reason to believe that it may not have sufficient cash or availability under its line of credit to pay the full Merger Consideration, and Buyer shall promptly take actions to ensure that it is able to pay the full Merger Consideration at Closing. 5.3 Confidentiality. Prior to the Effective Time, the Buyer shall abide by the terms of the Confidentiality Agreement. 5.4 Director and Officer Indemnification. (a) The Buyer agrees that, for a period of six (6) years from and after the Effective Time, (i) all rights to indemnification, advancement of expenses and exculpation by the Company or any Subsidiary now existing in favor of each Person who is now, or has been at any time prior to the Agreement Date or who becomes prior to the Closing Date, an officer or director of the Company or is otherwise party to an agreement set forth on Schedule 5.4, as provided in the Company Certificate of Incorporation, Company Bylaws, the organizational documents of any Subsidiary, the agreements set forth on Schedule 5.4 and to the extent permitted by applicable Law, and solely in their capacity as such (and not as a Securityholder unless party to an agreement set forth on Schedule 5.4) (the “Company Indemnitees”), in each case as in effect on the Agreement Date shall continue in full force and effect in accordance with their respective terms, and (ii) the Surviving Corporation or its successor shall, and the Buyer shall cause the Surviving Corporation or its successor to, fulfill and honor in all respects all such rights to indemnification, advancement of expenses and exculpation by the Company in favor of the Company Indemnitees described above in clause (i) of this Section 5.4(a). (b) Prior to the Closing, the Company shall purchase a fully prepaid “tail” policy under the Company’s existing directors’ and officers’ liability insurance policy, which (i) has an effective term of six (6) years from the Effective Time, (ii) covers only those persons who are currently covered by the Company’s existing directors’ and officers’ liability insurance policy in effect as of the date of this Agreement and only for matters occurring at or prior to the 60

Effective Time, and (iii) contains coverage terms comparable to those applicable to the current directors and officers of the Company (the “Company D&O Tail Policy”). The entire cost of the Company D&O Tail Policy, including any and all premiums, expenses, fees and other costs, will be treated as a Transaction Expense hereunder. Prior to the Closing, the Company shall deliver to the Buyer evidence of the amount of all such costs. If the Merger is consummated, then the Buyer shall maintain the Company D&O Tail Policy in full force and effect, and continue to honor the obligations thereunder, provided the obligations contained in this sentence shall not require the Buyer to incur any expenses in connection therewith. (c) The provisions of this Section 5.4 are intended to be for the benefit of, and shall be enforceable by, the Company Indemnitees and their respective heirs, personal representatives, successors and assigns. No Party to this Agreement shall take any action as to materially and adversely affect any Company Indemnitees to whom this Section 5.4 applies without the prior written consent of such Company Indemnitee. (d) In the event the Buyer, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, commercially reasonable efforts shall be undertaken to ensure that proper provisions are made so that the successors and assigns of the Buyer or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 5.4. 5.5 Employment and Benefits Arrangements. (a) Within a reasonable period of time after the Effective Time (expected to be on or about December 1, 2019, subject to any delays in the Closing Date), the Buyer shall enroll each individual who is employed by the Company immediately prior to the Effective Time and who remains employed thereafter by the Surviving Corporation or the Buyer (each a “Continuing Employee”) in the Buyer’s employee benefit plans (including any severance plans) for which such employees are eligible (the “Buyer Plans”), providing for benefits that, in the Buyer’s discretion, are substantially similar in the aggregate to the benefits provided by the Buyer to its employees who are generally similarly situated (i.e. regular full time, part-time, temporary, intern) to such Employees, and the Buyer shall, to the extent permissible under such Buyer Plan, recognize the prior service with the Company of each of such Employees for purposes of eligibility to participate and vesting (but not benefit accruals) under the Buyer Plans. Buyer shall take commercially reasonable efforts to cause each applicable Buyer Plan to waive, to the extent permitted by applicable Law and the relevant insurance carriers, eligibility waiting periods, evidence of insurability requirements and pre-existing condition limitations. To the extent permitted by applicable Law and the relevant insurance carriers and to the extent applicable in the plan year that contains the Closing Date and subject to the timing of the addition of the Continuing Employees to the Buyer Plans and subject to the reasonable cooperation of the applicable Employees, Employees shall be given credit under the applicable Buyer Plan for amounts paid during the calendar year in which the Closing Date occurs under a corresponding benefit plan of the Company for purposes of applying deductibles, co-payments and out-of-pocket maximums, as though such amounts had been paid in accordance with the terms and conditions of the Buyer Plan. 61

(b) Nothing in this Section 5.5, expressed or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Section 5.5. Without limiting the foregoing, no provision of this Section 5.5 will create any third party beneficiary rights in any current or former employee, director or consultant of Company in respect of continued employment (or resumed employment) or any other matter. Nothing in this Section 5.5 is intended (i) to amend any Company Benefit Plan or any benefit plans or programs of Buyer, (ii) interfere with Buyer’s right from and after the Closing Date to amend or terminate any Company Benefit Plan or benefit plan or program of Buyer, or (iii) interfere with Buyer’s right from and after the Effective Time to terminate the employment or provision of services by any director, employee, independent contractor or consultant. SECTION 6 TAX COVENANTS 6.1 Consistent Tax Reporting. Unless otherwise required by applicable Law, the Stockholders, the Company, the Surviving Corporation and the Buyer shall treat and report the Transactions contemplated by this Agreement in all respects consistently with the provisions of this Agreement for purposes of any federal, state, local or non-U.S. Tax. 6.2 Tax Periods Ending on or Before the Closing Date. The Surviving Corporation shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company or any Subsidiary for taxable periods ending on or before the Closing Date (“Pre-Closing Taxable Periods”) that are required to be filed (including giving effect to any applicable extensions) after the Closing Date. The Buyer shall permit the Stockholder Representative to review and comment on each such Tax Return described in the prior sentence at least thirty (30) Business Days prior to filing. If the Stockholder Representative does not provide Buyer with a written description of the items in the Tax Returns that it intends to dispute within ten (10) Business Days following the delivery to it of such Tax Return, the Stockholder Representative shall be deemed to have accepted and agreed to such Tax Return in the form provided. Buyer, Surviving Corporation and the Stockholder Representative agree to consult with each other and to resolve in good faith any timely-raised issue arising as a result of the Stockholder Representative’s review of such Tax Returns to permit the filing of such Tax Returns as promptly as possible. In the event the parties are unable to resolve any dispute within ten (10) Business Days following the delivery of written notice by the Stockholder Representative of such dispute, such remaining disputed items shall be submitted to the Independent Accountant for prompt determination in order that such Tax Return may be timely filed. The Independent Accountant shall make a determination with respect to any disputed issue. If the Independent Accountant is unable to make a determination with respect to any disputed issue not later than five (5) Business Days before the due date (including extensions) for the filing of the Tax Return in question, then the Buyer and the Surviving Corporation may file such Tax Return on the due date (including extensions) therefor without such determination having been made and without the consent of the Stockholder Representative; provided, however, that such Tax Return shall incorporate such changes as have at the time of such filing been agreed to by the Parties pursuant to this Section 6.2. Notwithstanding the filing of such Tax Return, the Independent Accountant shall make a determination with respect to any disputed issue, and the amount of Taxes, if any, with respect to which the Stockholders are be responsible pursuant to this Section 6.2 and Section 10 with respect to the filing of such Tax Return shall be calculated 62 consistently with such determination. The Stockholder Representative and Buyer shall each bear one-half of the Independent Accountant’s fees and expenses, and the determination of the Independent Accountant shall be binding on all parties. All Tax Returns to be prepared by or for the Surviving Corporation pursuant to this Section 6.2 shall be prepared in a manner consistent with the past practice of the Company, except as otherwise required by Law. Except to the extent that such Taxes are taken into account as a liability in the final determination of Net Working Capital, to the extent any Taxes are shown as due on any final Tax Return prepared pursuant to this Section 6.2, the Buyer and the Stockholder Representative will instruct the Escrow Agent to deliver to Buyer or the Surviving Corporation by wire transfer of immediately available funds not later than five (5) days before such Taxes are to be paid, to the account designated by the Buyer, the amount thereof. Nothing in the foregoing provisions of this Section 6.2 shall excuse the Stockholders from the responsibility for their share, as determined in accordance with Section 10, of any such Tax if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by any Tax Returns to which this Section 6.2 applies exceeds the amount determined under the foregoing provisions of this Section 6.2. 6.3 Tax Periods That Include But Do Not End on the Closing Date. The Surviving Corporation shall cause to be prepared and filed any Tax Returns of the Company or any Subsidiary for taxable periods that include but do not end on the Closing Date. All such Tax Returns shall be subject to the same review, approval and dispute resolution process described in Section 6.2. All Tax Returns to be prepared by or for the Surviving Corporation pursuant to this Section 6.3 shall be prepared in a manner consistent with the past practice of the Company, except as otherwise required by Law. Except to the extent that such Taxes are taken into account as a liability in the final determination of Net Working Capital, to the extent that any Taxes are shown as due on any final Tax Return prepared pursuant to this Section 6.3, the Buyer and the Stockholder Representative will instruct the Escrow Agent to deliver to Buyer or the Surviving Corporation the portion of such Taxes that relate to the pre-Closing portion of such taxable period by wire transfer of immediately available funds not later than five (5) days before such Taxes are to be paid, to the account designated by the Buyer, the amount thereof. For purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the pre-Closing portion of such taxable period shall (a) in the case of any property or similar ad valorem Taxes, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period including and ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (b) in the case of any Tax other than those covered by the foregoing clause (a), be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating a taxable period that begins before and ends after the Closing Date shall be allocated on a basis consistent with the allocations made pursuant to the preceding sentence. Nothing in the foregoing provisions of this Section 6.3 shall excuse the Stockholders from the responsibility for their share, as determined in accordance with Section 10, of any such Tax if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by any Tax Returns to which this Section 6.3 applies exceeds the amount determined under the foregoing provisions of this Section 6.3. 6.4 Tax Treatment. Buyer and the Stockholders intend that the Company and the Subsidiaries will join Buyer’s U.S. consolidated income Tax group upon the consummation of the 63

Merger, and as a result the Tax year of the Company and the Subsidiaries will end for U.S. federal income Tax purposes on the Closing Date. Buyer and the Stockholders agree that the U.S. federal income Tax Return of the Company or the Subsidiaries for such taxable period ending on the Closing Date shall be prepared in accordance with Treasury Regulations Section 1.1502- 76(b)(1)(ii). None of Buyer, the Stockholders, the Company, the Surviving Corporation, any Subsidiary, or any of their respective Affiliates shall make a ratable allocation election under Treasury Regulations Section 1.1502-76(b)(2) or any analogous provision of state, local or foreign Tax Law. 6.5 Cooperation on Tax Matters. (a) The Buyer, the Surviving Corporation, and the Stockholder Representative shall cooperate fully, to the extent reasonably requested by the others, and shall cause their respective Affiliates, officers, employees, agents, auditors and other representatives reasonably to cooperate, in connection with the filing of Tax Returns pursuant to Section 6.2 (Tax Periods Ending on or Before the Closing Date) and Section 6.3 (Tax Periods That Include But Do Not End on the Closing Date) or otherwise, and any audit, examination, litigation, or other proceeding with respect to Taxes of the Company or any Company Subsidiary (each, a “Contest”) and will provide prompt written notice thereof. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return filing or Contest and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. (b) The Stockholders and the Stockholder Representative agree that all books and records in their possession with respect to Tax matters pertinent to the Company or the Surviving Corporation or any Subsidiary thereof are the property of the Company and, subsequent to the Effective Time, the Surviving Corporation. The Stockholders shall deliver all such books and records to the Company prior to Closing. After the Closing the Surviving Corporation shall make available to the Stockholder Representative such books and records to the extent reasonably necessary for the Stockholder Representative’s review and comment of Tax Returns pursuant to Section 6.2 (Tax Periods Ending on or Before the Closing Date) or Section 6.3 (Tax Periods That Include But Do Not End on the Closing Date), or for any other reasonable purpose related to the Stockholders’ ownership of the Company prior to the Closing. (c) If requested by the Buyer, the Company and the Stockholder Representative will cooperate with the Buyer to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed upon the Company or the Surviving Corporation or any Subsidiary thereof (including, but not limited to, with respect to the Transactions contemplated hereby). 6.6 Control of Audits. After the Closing Date, except as set forth in the remainder of this Section 6.6, the Surviving Corporation shall control the conduct, through counsel of its own choosing, of any Contest involving any asserted Tax liability or refund with respect to the Company, the Surviving Corporation, or any of its Subsidiaries. In the case of a Contest after the Closing Date that relates solely to a Pre-Closing Taxable Period, the Stockholder Representative shall have the right to participate in any such Contest at the expense of the Stockholders, and the Surviving Corporation shall not settle, compromise, and/or concede any portion of any such 64

Contest that could affect the liability of the Stockholders for Taxes pursuant to Section 6.2, Section 6.3, or Section 10 without the written consent of the Stockholder Representative (not to be unreasonably withheld, conditioned or delayed). If a Contest does not relate solely to a Pre-Closing Taxable Period, but the resolution of such Contest would result in a Tax for which the Stockholders are responsible pursuant to Section 6.2, Section 6.3, or Section 10, then the Surviving Corporation shall keep the Stockholder Representative reasonably apprised of the development of such Contest to the extent related to the portion, if any, of the relevant taxable period ending on the Closing Date at the expense of the Stockholders, and such Contest shall not be settled without the written consent of the Stockholder Representative (not to be unreasonably withheld, conditioned or delayed). In the event of any conflict between the provisions of this Section 6.6 and the provisions of Section 10.4 (Notice and Opportunity to Defend), the provisions of this Section 6.6 shall control. 6.7 Certain Taxes. All transfer, documentary, sales, use, real property gains, stamp, registration, ad valorem, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be shared equally by the Buyer and the Stockholders on a several (and not joint) basis. The Surviving Corporation will file all Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, real property gains, stamp, registration, and other such Taxes and fees, and, if required by applicable law, the Buyer and the Stockholders will join in the execution of any such Tax Returns and other documentation. The Stockholders shall satisfy their personal share of such Taxes, and will pay on a several (and not joint) basis any remaining deficiency, to the Surviving Corporation when due. 6.8 Refunds. Any Tax refund (including any credit that reduces any Tax otherwise payable) in excess of $1,000 that is received by Buyer or the Surviving Corporation (or any of their Affiliates) that relates to (i) a Pre-Closing Taxable Period of the Company or any Subsidiary, or (ii) that portion of a taxable period of the Company or any Subsidiary that includes but does not end on the Closing Date ending on the Closing Date (determined in accordance with the provisions of Section 6.3) of the Company or any Subsidiary shall be for the account of the Stockholders, and Buyer shall pay over to the Paying Agent, on behalf of the Stockholders, any such refund (including any interest but net of any Taxes or other reasonable costs of the Buyer, the Surviving Corporation, or any Subsidiary attributable to such refund or credit) as soon as practical after receipt thereto. Notwithstanding the foregoing, any such refunds of Taxes shall be for the account of Buyer (and shall not be required to be paid to the Stockholders) to the extent such refunds of Taxes are (i) attributable to the carryback of items of loss, deduction or credit, or other Tax items of the Company (or any of their respective Affiliates, including Buyer) for a taxable period (or portion thereof) beginning after the Closing Date or (ii) were taken into account as an asset in the final determination of Net Working Capital. Upon a request from the Stockholder’s Representative, Buyer and Surviving Corporation shall file an amended Tax Return in order to obtain a refund that the Stockholders are entitled to pursuant to this Section 6.8. Such amended Tax Return shall be filed within thirty (30) days of such request. In the event that any Tax related to any amount taken into account as a Tax liability in the final determination of Net Working Capital is finally determined to be less than the amount so reflected as a liability, such difference shall be treated as a Tax refund in accordance with the preceding provisions of this Section 6.8. 6.9 Tax Sharing; Powers of Attorney. All Tax sharing agreements or similar agreements with respect to or involving the Company and any Subsidiary shall be terminated as 65 of the Closing Date, and after the Closing Date, neither the Company nor any Subsidiary shall be bound therein, or have any liability thereunder. Except as indicated on Schedule 2.9(d), all powers of attorney granted by or with respect to the Company or any Subsidiary related to Taxes shall be terminated as of the Closing Date. 6.10 Certain Actions. Except as permitted in Section 6.2 and Section 6.3, without the written consent of the Stockholder Representative, which shall not be unreasonably withheld, conditioned or delayed, the Buyer and the Surviving Corporation shall not, except as otherwise required by applicable Law, (i) file, supplement or amend any Tax Return or any claim for refund, in each case with respect Taxes relating to the Company or any Subsidiary for any Taxable period (or portion thereof determined in accordance with Section 6.3) ending on or before the Closing Date, or extend the statute of limitations period in respect to any such Tax Return, (ii) initiate contact with any Governmental Entity regarding any Taxes or Tax Returns of the Company or any Subsidiary that were originally due before the Closing Date, or (iii) make any Tax election for the Company or any Subsidiary effective on or before the Closing Date. SECTION 7 CONDITIONS TO EACH PARTY’S OBLIGATION TO CLOSE The respective obligations of each Party to consummate the Merger are subject to the satisfaction, at or before the Closing, of the following conditions: 7.1 Stockholder Approval. The Stockholder Approval shall have been obtained and shall be in full force and effect. 7.2 Legal Proceedings. No proceeding by or before any Governmental Entity shall be pending or threatened wherein an unfavorable Order would (i) prevent consummation of the Transactions, (ii) cause the Transactions to be rescinded following consummation or (iii) have, individually or in the aggregate, a Material Adverse Effect that is ongoing, and no such Order shall be in effect. 7.3 Antitrust. The waiting period required by the HSR Act and the regulations promulgated thereunder shall have expired or been terminated and all other approvals authorizations or clearances required under any applicable Antitrust Laws with respect to the Antitrust Filings set forth on Schedule 7.3 shall have been obtained and all requirements thereunder shall have been satisfied. SECTION 8 CONDITIONS TO THE OBLIGATION OF BUYER AND MERGER SUB TO CLOSE The obligation of the Buyer and the Merger Sub to consummate the Merger is subject to the satisfaction, at or before the Closing, of the following conditions, any of which may be waived by the Buyer in its discretion: 8.1 Representations and Warranties. The representations and warranties made by the Company contained in SECTION 2 of this Agreement shall be true and correct as of the Closing 66

(except to the extent made with reference to an express earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct (without giving effect to any “materiality”, “material” or “Material Adverse Effect” qualifier set forth therein) as of the Closing (or express earlier date) does not constitute a Material Adverse Effect; provided, however, that the representations and warranties set forth in (i) Sections 2.1 (Organization and Qualification), 2.3 (Authority; Enforceability), 2.4 (No Breach; Consents, clauses (a) and (c)), and 2.22 (Brokers) (except to the extent made with reference to an express earlier date, in which case as of such earlier date) shall be true and correct in all respects other than de minimis inaccuracies as of the Closing; provided, further, that the representations and warranties set forth Section 2.2 (Capitalization; Subsidiaries) shall be true and correct in all material respects as of the Closing. 8.2 Covenants. The Company and the Subsidiaries shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date; 8.3 No Material Adverse Effect. Since the Agreement Date, no event, occurrence, change, effect or condition of any character shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect that is ongoing. 8.4 Certification. The Company shall have delivered to the Buyer a certificate of its chief executive officer, dated the Closing Date, certifying that each of the conditions set forth in 8.1 (Representations and Warranties), 8.2 (Covenants), 8.3 (No Material Adverse Effect), 8.11 (Appraisal Rights) and 8.15 (No Source or Binary Code Escrow). 8.5 Secretary Certificate. The Company shall have delivered to the Buyer a certificate of the Secretary of the Company dated the Closing Date as to (a) the Company Certificate of Incorporation and the Company Bylaws, each as in effect on and as of the Closing Date, (b) the resolutions of the Company Board and the Stockholders authorizing and approving the execution, delivery and performance by the Company of this Agreement and all Transactions, and (c) the incumbency of the officers of the Company executing this Agreement or any other agreement or instrument delivered in connection herewith. Each of the Subsidiaries shall have delivered to the Buyer a certificate of the Secretary of such entity dated the Closing Date as to such entity’s organizational documents, each as in effect on and as of the Closing Date 8.6 Escrow Agreement. The Stockholder Representative shall have entered into the Escrow Agreement. 8.7 Certificates. The Company shall have provided the Buyer with a certificate from the Secretary of State of Delaware as to the corporate good standing of the Company in the State of Delaware. 8.8 Resignation of the Company Directors and Officers. Each of the directors and statutory officers of the Company set forth on Schedule 4.11 shall have submitted his or her resignation to be effective at the Effective Time. 67

8.9 Termination of Certain Agreements and Rights. The Buyer shall have received evidence reasonably satisfactory to it that the agreements set forth on Schedule 8.9 have been terminated as of or prior to the Closing. 8.10 FIRPTA Certificate. The Buyer shall have received certification from the Company, dated as of the Closing and signed by a responsible corporate officer of the Company, that the Company is not, and has not been at any time during the five (5) years preceding the date of such certification, a United States real property holding company, as defined in Section 897(c)(2) of the Code, together with evidence reasonably acceptable to the Buyer of the filing of the notice of the delivery of such certification with the Internal Revenue Service. 8.11 Appraisal Rights. Stockholders holding at least ninety-five percent (95%) of the Company Stock on as an-converted basis shall have approved this Agreement, the Merger, and the other Transactions and have waived their respective appraisal rights under the DGCL with respect to the Transactions. Stockholders holding not more than three percent (3%) of the outstanding shares of Company Stock on an as-converted basis shall have exercised appraisal rights under the DGCL with respect to the Transactions. 8.12 Termination of Company Options. The Company shall have terminated (i) the Company Equity Plans and (ii) all Company Options, contingent upon the Closing and automatically effective as of immediately prior to the Effective Time. 8.13 Certain Deliveries. The Company shall have delivered to the Buyer’s outside counsel the Signing Disk. 8.14 Required Amendments. The Company shall have obtained and delivered to the Buyer all the amendments set forth on Schedule 8.14, in each case in form and substance reasonably satisfactory to the Buyer. 8.15 No Source Code or Binary Code Escrow. Neither the Company nor any of its Subsidiaries has placed any of the software for the Company Products together with any Open Source Materials in a source code or binary code escrow. SECTION 9 CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE The obligation of the Company to consummate the Merger is subject to the satisfaction, at or before the Closing, of the following conditions, any of which may be waived by the Company in its discretion: 9.1 Representations and Warranties. The representations and warranties made by the Buyer contained in this Agreement shall be true and correct as of the Closing (except to the extent made with reference to an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct (without giving effect to any “materiality”, “material” or “material adverse effect” qualifier set forth therein) as of the Closing (or express earlier date) would not have a material adverse effect on the ability of Buyer to consummate the transactions hereunder; 68

9.2 Covenants. The Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date; 9.3 Certification. The Buyer shall have delivered to the Company a certificate of an officer of the Buyer, dated the Closing Date, certifying that each of the conditions set forth in 9.1 (Representations and Warranties), and 9.2 (Covenants) have been met. 9.4 Paying Agent Agreement. The Buyer and the Paying Agent shall have entered into the Paying Agent Agreement. 9.5 Escrow Agreement. The Buyer and the Escrow Agent shall have entered into the Escrow Agreement. 9.6 Secretary Certificates. (a) The Merger Sub shall have delivered to the Company a certificate of its Secretary dated the Closing Date as to (i) its Certificate of Incorporation and Bylaws, as in effect on and as of the Closing Date, (ii) the resolutions of its Board of Directors and stockholder authorizing and approving its execution, delivery and performance of this Agreement and all Transactions, and (iii) the incumbency of the officers of the Merger Sub executing this Agreement or any other agreement or instrument delivered in connection herewith and (b) the Buyer shall have delivered to the Company a certificate of its Secretary or Assistant Secretary dated the Closing Date as to (i) the resolutions of its Board of Directors authorizing and approving the execution, delivery and performance by the Buyer of this Agreement and all Transactions, and (ii) the incumbency of the officers of the Buyer executing this Agreement or any other agreement or instrument delivered in connection herewith. SECTION 10 INDEMNIFICATION 10.1 Survival. Notwithstanding any right of any Party to fully investigate the affairs of the other Party and notwithstanding any knowledge of facts determined or determinable by such Party pursuant to such investigation or right of investigation, each Party has the right to rely fully upon and seek remedy for the breach of any of the representations, warranties, covenants and agreements of each other Party in this Agreement, in any Schedule hereto, or in any certificate or other instrument delivered pursuant to this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, and shall thereafter survive in accordance with the provisions of Section 10.5. 10.2 Obligation of the Stockholders to Indemnify. Subject to the limitations set forth in Section 10.5 (Limitations on Indemnification; Other Remedies) hereof, after the Closing, as an integral term of this Agreement, the Stockholders shall severally and not jointly, based on his, her or its respective Pro Rata Escrow Share with respect to claims against the Escrow Fund, or Pro Rata Share with respect to claims directly against the Stockholders, indemnify, reimburse, compensate and hold harmless the Buyer, the Company, and their respective directors, officers, employees, partners, members, agents, Affiliates and assigns (collectively, the “Buyer 69

Indemnitees”) from and against any and all Losses incurred or suffered by any Buyer Indemnitee directly or indirectly, as a result of: (a) any inaccuracy or breach of a representation or warranty of the Company contained in Section 2 of this Agreement or in any certificate, document or other instrument delivered pursuant to this Agreement (disregarding for purposes of this Section 10.2(a) any “material”, “in all material respects”, “Material Adverse Effect”, or similar qualifiers solely for purposes of calculating Losses but not disregarding such terms for purposes of determining whether a representation or warranty is inaccurate or has been breached); (b) any failure by the Company (as of the Closing) to perform or comply with any covenant or agreement set forth herein or in any certificate, document or other instrument delivered by such party pursuant to this Agreement; (c) each Stockholder shall, severally and not jointly as to themselves only, indemnify and hold harmless the Buyer Indemnitees from and against any and all Losses incurred or suffered by any Buyer Indemnitee, as a result of (i) any breach of or noncompliance with the representations, warranties, covenants or agreements contained in such Stockholder’s Letter of Transmittal or made by such Stockholder in the Stockholder Agreement and (ii) any Fraud by such Stockholder with respect to a representation or warranty of such Stockholder in such Stockholder’s Stockholder Closing Agreements; (d) any Dissenting Share Payments; (e) any claims by any current or former stockholder, director, officer or employee of the Company to the effect that such Person is entitled to any equity, membership or ownership interest or equity security or any payment in connection with the Transactions other than as specifically set forth on the Allocation Certificate; (f) any “excess parachute payment” (within the meaning of Section 280G(b) of the Code) made by the Company on or prior to the Closing Date or otherwise required to be paid by the Company pursuant to Contracts, Change in Control Agreements or Employee Benefit Plans entered into or adopted on or prior to the Closing Date; (g) any Fraud by the Company under this Agreement; and (h) the incidence of any liability for any Tax, including any obligation to contribute to the payment of a Tax determined on a consolidated, combined, unitary, or other similar basis with respect to a group of corporations that includes or included the Company or any of its Subsidiaries, imposed on the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries may otherwise be liable (x) with respect to any taxable period (or portion thereof determined in accordance with Section 6.3) ending on or before the Closing Date, (y) in connection with the consummation of the Merger (for purposes of clarity, other than such Taxes which are the responsibility of the Buyer pursuant to Section 6.7), or (z) for the unpaid Taxes of any other Person (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-United States Tax Law) with respect to an affiliated, consolidated, combined, unitary, or other similar group of which the Company is or was a member on or prior to the Closing Date (for the avoidance of doubt, other than any Tax group of the Buyer), or (2) as a transferee or 70 successor, by contract or otherwise (to the extent such unpaid Taxes (A) relate to an event or transaction occurring before the Closing and (B) relate to a taxable period (or portion thereof) ending on or before the Closing, but other than pursuant to any agreement, contract, or arrangement entered into in the Ordinary Course of Business the principal purpose of which does not relate to the allocation, sharing, or indemnification of Taxes, in each such case whether or not disclosed in the Disclosure Schedules or elsewhere, except, in each case, to the extent such Tax is taken into account as a liability in the final determination of Net Working Capital or results from any transaction or event that is outside the Ordinary Course of Business and occurs after the Closing but on the Closing Date, unless such transaction or event is initiated by the Company before the Closing. 10.3 Obligation of the Buyer to Indemnify. Subject to the limitations set forth in Section 10.5 (Limitations on Indemnification; Other Remedies) hereof, as an integral term of this Agreement, the Buyer shall indemnify and hold harmless the Stockholders from and against any and all Losses incurred or suffered by any Stockholders directly or indirectly, as a result of, with respect to or in connection with: (a) any inaccuracy or breach of a representation or warranty of the Buyer in this Agreement or any certificate, document or other instrument delivered by or on behalf of the Buyer pursuant hereto (disregarding for purposes of this Section 10.3 any “material”, “in all material respects”, “Material Adverse Effect”, or similar qualifiers, both for purposes of determining whether a representation or warranty is inaccurate or has been breached and for purposes of calculating Losses); (b) any failure by the Buyer to perform or comply with any covenant or agreement set forth herein or in any certificate, document or other instrument delivered by such party pursuant to this Agreement; and (c) any Fraud by the Buyer. 10.4 Notice and Opportunity to Defend. (a) A party or parties entitled to indemnification hereunder (an “Indemnified Party”) with respect to any legal proceeding, claim or demand instituted by any third party (in each case, a “Third-Party Claim”) will give the party or parties required to provide such indemnification (the “Indemnifier”) prompt written notice of such Third-Party Claim (with prompt interpreted to mean within thirty (30) calendar days after receipt of such notice of such Third-Party Claim) along with a notice of the facts giving rise to such Third-Party Claim; provided that the failure to provide prompt notice shall not relieve the Indemnifier of its indemnification obligations hereunder, except to the extent (and only to the extent) that the Indemnifier is actually and materially prejudiced by the failure of the Indemnified Party to provide such prompt notice. (b) If the Indemnifier provides written notice to the Indemnified Party within twenty (20) days after the Indemnifier’s receipt of written notice from the Indemnified Party of such Third-Party Claim, the Indemnifier shall have the right, at the Indemnifier’s expense, to defend against, negotiate, settle or otherwise deal with such Third-Party Claim and to have the Indemnified Party represented by counsel selected by the Indemnifier and the Indemnified Party 71 shall cooperate with the Indemnifier and its counsel in all commercially reasonable respects in the defense thereof and in any settlement thereof; provided that (i) the Indemnified Party may participate in any proceeding with counsel of its choice and at its expense, (ii) the Indemnifier shall only have a right to elect to defend any Third-Party Claim if (A) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, or (B) settlement or adverse judgment with respect to the Third-Party Claim is not, in the reasonable judgement of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests (including customer relations) or reputation of the Indemnified Party, (iii) the Buyer or any of its Affiliates, at any time when the Buyer reasonably believes that a Third-Party Claim for indemnification relates to or arises in connection with any criminal matter, may assume the defense and otherwise deal with such Third-Party Claim in good faith with counsel of its choice, (iv) the Indemnifier may not assume the defense of any Third-Party Claim if a material conflict of interest exists between the Indemnifier and the Indemnified Party that precludes effective joint representation or the amount of the Third-Party Claims exceed or reasonably could exceed the limitations set forth in Section 10.5(d), if applicable, or exceed the remaining Escrow Amount fund, and (v) the Indemnified Party may take over the defense and prosecution of a Third-Party Claim from the Indemnifier (at its cost and expense) if the Indemnifier has failed or is failing to diligently prosecute or defend such Third-Party Claim following the provision of written notice to the Indemnifier of such failure and the failure of the Indemnifier to cure such failure within fifteen (15) days of receipt of such notice; and provided, further that the Indemnifier may not enter into a settlement of any Third-Party Claim without the written consent of the Indemnified Party, which will not be unreasonably withheld, delayed or conditioned, unless such settlement provides the Indemnified Party with a full release from such Third-Party Claim and requires no more than a monetary payment for which the Indemnified Party is fully indemnified. If the Indemnified Party has assumed the defense of any Third-Party Claim, neither the Indemnified Party nor any of its Affiliates may settle or otherwise dispose of any Third-Party Claim for which the Indemnifier may have a liability under this Agreement without the prior written consent of the Indemnifier, which consent shall not be unreasonably withheld, conditioned or delayed, and any settlement without such consent shall not be determinative of the existence or amount of any Losses with respect to such Third-Party Claim. If the Indemnified Party has assumed the defense or is otherwise negotiating any such Third-Party Claim, the Indemnifier may participate in any proceeding or negotiation with counsel of its choice and at its expense. (c) Any notice that a Buyer Indemnitee shall be required to give to the Stockholders shall be satisfied by the delivery of notice by the Buyer Indemnitee to the Stockholder Representative, and the Stockholder Representative may respond to the Buyer Indemnitee on behalf of all Stockholders; provided that notice shall also be provided to the applicable Stockholders if such claims is under Section 10.2(c) and notwithstanding anything to the contrary herein, any settlement of such a claim shall require the consent of such Stockholders 10.5 Limitations on Indemnification; Other Remedies. The indemnification provided by Section 10 (Indemnification) shall be subject to the following limitations, terms and conditions: (a) Survival of Representations and Warranties. No action for indemnification pursuant to Section 10.2 shall be brought more than twelve (12) months after the Closing Date, except for claims arising out of (i) the Fundamental Representations, which shall survive until 11:59 P.M. Eastern Time on the third (3rd) anniversary of the Closing Date, (ii) the Tax 72

Representations, which shall survive until 11:59 P.M. Eastern Time on the fourth (4th) anniversary of the Closing Date, (iii) the matters set forth in Sections 10.2(b)-(f), which shall survive until 11:59 P.M. Eastern Time on the fifth (5th) anniversary of the Closing Date and (iii) the matters set forth in Sections 10.2(g)-(h), which shall survive until the expiration of the applicable statute of limitations (in each case, the “Survival Period”). Any claim for indemnification under this Agreement pursuant to Section 10.2(a) shall be deemed time-barred, and no such claim shall be made after the Survival Period; provided, however, that if a claim notice is delivered in good faith pursuant to Section 10.4 with respect to such a claim for indemnification prior to the expiration of the applicable Survival Period, the indemnification claim under this Section 10 shall survive until such indemnification claim is finally resolved pursuant to this Section 10. The representations and warranties contained in Sections 2.1(a) (Organization and Qualification), 2.2 (Capitalization; Subsidiaries), 2.3 (Authority; Enforceability), and 2.22 (Brokers) are sometimes referred to herein as the “Fundamental Representations”. The representations and warranties of the Company set forth in this Agreement and related to Taxes, including those set forth in Section 2.9 (Tax Matters) or in the FIRPTA Certificate delivered pursuant to Section 8.10 are sometimes referred to herein as the “Tax Representations.” For the avoidance of doubt, the Parties hereby agree and acknowledge that the survival periods set forth in this Section 10.5(a) and Section 10.5(b) are contractual statutes of limitations and any claim brought by any Party pursuant to this Section 10 must be brought or filed prior to the expiration of the applicable survival period. (b) Covenants. The respective covenants, agreements and obligations of the Company, the Buyer, the Stockholders and the Stockholder Representative set forth in this Agreement, in any certificate, document or other instrument delivered by such party pursuant to this Agreement, and the Stockholder Closing Agreements shall survive the execution and delivery of this Agreement, any investigation by or on behalf of any party hereto, and the Closing without limitation and shall survive until the expiration of the applicable statute of limitations, or such earlier time period as specified herein or therein; provided, that such covenants, agreements and obligations which by their terms are to be performed prior to the Closing (“Pre-Closing Covenants”) shall not survive the first (1st) anniversary of the Closing Date. (c) Basket. No indemnification shall be payable pursuant to Section 10.2(a) (other than with respect to a Fundamental Representation or Tax Representations for which this Section 10.5(c) shall not apply) or a breach of Pre-Closing Covenants unless the total amount of all indemnifiable Losses incurred by the Buyer Indemnitees, including those subject to all previous claims that resulted in Losses for such matters, exceeds $1,250,000 (the “Basket”), whereupon indemnification shall be payable for the amount of such Losses only in excess of the Basket. (d) Cap; Other Limitations. Subject to the other provisions of this Section 10.5: (i) each Stockholder’s aggregate liability for all Losses for indemnification under Section 10.2(a) (other than with respect to a Fundamental Representation) shall not exceed their respective Pro Rata Escrow Share of the Escrow Amount and shall be solely satisfied from the Escrow Amount held pursuant to the Escrow Agreement; 73

(ii) the aggregate liability of a Stockholder for all Losses indemnifiable under Section 10.2 shall not exceed the portion of the Merger Consideration actually received by such Stockholder as of such time; (iii) notwithstanding anything to the contrary herein, no Stockholder shall be liable for any other Stockholder’s breach, noncompliance or Fraud under Section 10.2(c); (iv) all claims for Losses hereunder (other than under Section 10.2(c) or (g)) shall be made first against the Escrow Fund if and to the extent available, and only thereafter to the extent permitted by this Agreement, against the Stockholders directly; and (v) for the avoidance of doubt: (i) if any particular amount of Losses is recovered by an Indemnified Party, the same amount of Losses may not be recovered again by such Indemnified Party by reason of such Losses being subject to more than one provision of this Agreement and (ii) to the extent that Losses in connection with an indemnifiable matter were already expressly taken into account as a liability in connection with the calculations of the final Company Debt, Transaction Expenses, Change in Control Payments, or Net Working Capital Deficiency the same amount of Losses may not also be recovered under this Section 10. (e) Escrow Amount. The remaining portion of the Escrow Amount minus the amount of any unresolved indemnification claims or resolved but unreleased indemnification claims of the Indemnified Parties pursuant to Section 10 shall be released to the Paying Agent and the Company for further distributions to the Stockholders, as applicable, based on their applicable Pro Rata Escrow Share on the first Business Day after the date that is twelve (12) months after the Closing Date, and each of the Buyer and the Stockholder Representative shall be obligated to promptly execute and deliver written instructions to the Escrow Agent requesting that it release such amounts. (f) Reduction for Insurance. The amount of any Losses that are subject to indemnification under this Section 10 shall be reduced by the amount by which (a) any insurance proceeds actually received by the Indemnified Party relating to such Loss exceeds (b) the amount of reasonable and documented expenses incurred by such Indemnified Party in procuring such insurance recovery, including reasonable legal fees and expenses and any increased premiums or costs as a result of such claim for which insurance proceeds are received. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement. (g) Injunction. The exclusive remedy provisions shall not prohibit any Party from seeking any non-monetary equitable remedy, including a preliminary or permanent injunction or specific performance. (h) No Subrogation. Following the Closing, no Stockholder shall have any right of indemnification, contribution or subrogation against the Company with respect to any indemnification payment required to be made by such Stockholder under Section 10.2. 74

(i) Merger Consideration Adjustment. The Company, Buyer, the Surviving Corporation, the Stockholder Representative and the Stockholders agree to treat each indemnification payment pursuant to this Section 10 as an adjustment to the Merger Consideration for all Tax purposes and shall take no position contrary thereto unless required to do so by applicable Tax Law pursuant to a determination as defined in Section 1313(a) of the Code. (j) Exclusive Remedy. The Parties (other than the Stockholder Representative, in its capacity as Stockholder Representative and not on behalf of the Stockholders, with respect to claims against or amongst the Stockholders) acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any Losses or otherwise under this Agreement shall be pursuant to the indemnification provisions set forth in this Section 10. In furtherance of the foregoing, each of the Parties (other than the Stockholder Representative, in its capacity as Stockholder Representative and not on behalf of the Stockholders, with respect to claims against or amongst the Stockholders) hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of actions for any breach of any such representation, warranty, covenant, agreement, or obligation it may have against the other Parties or the Stockholders and their Affiliates arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Section 10. SECTION 11 TERMINATION 11.1 Termination. This Agreement may be terminated and the Merger and the other Transactions abandoned at any time before the Effective Time, regardless of any approval by Stockholders as follows and in no other manner: (a) by written agreement of the Company and the Buyer; (b) by the Buyer, if the Company shall have breached or failed to perform, in either case in any material respect any of its obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of the Company set forth in this Agreement shall not be true and correct such that the condition set forth in Section 8.1 (Representations and Warranties) would not be satisfied, and such breach, failure or misrepresentation is not cured to the Buyer’s reasonable satisfaction within thirty (30) days after the Buyer gives the Company written notice identifying such breach, failure or misrepresentation; (c) by the Company, if the Buyer shall have breached or failed to perform, in either case in any material respect any of its obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of the Buyer set forth in this Agreement shall not be true and correct such that the condition set forth in Section 9.1 (Representations and Warranties) would not be satisfied, and such breach, failure or misrepresentation is not cured to the Company’s reasonable satisfaction within thirty (30) days after the Company gives the Buyer written notice identifying such breach, failure or misrepresentation; (d) by either the Buyer or the Company if the Closing shall not have occurred on or before March 31, 2020 which date may be extended by mutual agreement of the Company 75 and the Buyer (and which date shall be automatically extended to May 31, 2020 in the event that all of the conditions to Closing set forth in Sections 7, 8 and 9 are capable of satisfaction on March 31, 2020 or have been waived, other than the condition in Section 7.3 (Antitrust) because of an ongoing antitrust or competition matter) (the “Closing Deadline”); provided that the right to terminate this Agreement under this Section 11.1(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Closing to occur on or before the Closing Deadline; (e) by either the Buyer or the Company if: (i) any court of competent jurisdiction or other Governmental Entity shall have issued an Order or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions, and such Order or ruling shall have become final and nonappealable, or (ii) there shall be any Law enacted, promulgated or issued or deemed applicable to the Transactions by any Governmental Entity that would make consummation of the Transactions illegal; (f) by the Buyer if there shall have been any action taken, final decision made or any Law enacted, promulgated or issued or deemed applicable to the Transactions, by any Governmental Entity which would: (i) prohibit Buyer’s or the Company’s or any Subsidiary’s ownership or operation of any portion of the business of the Company or any of the Subsidiaries, or (ii) compel Buyer or any of its Affiliates or the Company to dispose of or hold separate, as a result of the Transactions, any portion of the business or assets of Buyer or any of its Affiliates or the Company and the Subsidiaries; (g) by the Buyer if there is a Material Adverse Effect that is not cured within thirty (30) days after the Buyer gives the Company written notice identifying such Material Adverse Effect; or (h) by the Buyer, by written notice given at any time before the Closing Deadline, if the Stockholder Approval has not been obtained within five (5) Business Days after the Agreement Date. 11.2 Effect of Termination. If this Agreement is terminated in accordance with Section 11.2 (Termination), it shall forthwith be void and have no effect, without liability or obligation as a result of such termination on the part of any party, its directors, officers or stockholders, except that the Confidentiality Agreement, this Section 11.2, Section 4.7 (Confidentiality), Section 4.9 (Public Disclosure), Section 5.3 (Confidentiality) and Section 12 (Miscellaneous) shall survive termination; provided that nothing contained in this Agreement shall relieve any Person from liability for any intentional breach of this Agreement occurring before such termination. SECTION 12 MISCELLANEOUS 12.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered personally by hand, (b) the next Business Day when sent by overnight mail, postage prepaid with proof of delivery from the courier requested, (c) the next Business Day when sent by sent by certified or registered mail, postage 76 prepaid, or (d) when sent if in writing and sent by electronic mail, provided that either (i) receipt of the electronic mail is confirmed by the recipient, or (ii) such notice is also sent within one (1) Business Day by overnight mail (with proof of service), hand delivery, or certified or registered mail (return receipt requested and first-class postage prepaid); provided that with respect to notices delivered to the Stockholder Representative, such notices must be delivered solely pursuant to clause (d) (via electronic mail, without need for the clause (i) or (ii) follow ups). Notices shall be sent to the addresses set forth below: if to the Buyer, to it at: PTC Inc. 121 Seaport Blvd Boston, MA 02210 Attn: General Counsel Email: generalcounsel@ptc.com with a copy (which shall not constitute notice) to: Locke Lord LLP 111 Huntington Avenue Boston, MA 02199 Attention: Matthew C. Dallett Email: matthew.dallett@lockelord.com if to the Company, to: Attn: Chief Executive Officer Onshape Inc. One Alewife Center Suite 130 Cambridge, MA 02140 Email: jhirschtick@onshape.com with a copy (which shall not constitute notice) to: FOLEY HOAG LLP Seaport West 155 Seaport Boulevard Boston, Massachusetts 02210-2600 Attention: Joseph J. Basile; John D. Patterson, Jr. Email: JBasile@foleyhoag.com; JDP@foleyhoag.com or if to the Stockholder Representative, or a Stockholder (after Closing), to: Fortis Advisors LLC 77

Attention: Notices Department (Project Opal) Email: notices@fortisrep.com Any party may by notice given in accordance with this Section 12.1 to the other parties designate another address or person for receipt of notices hereunder; provided that any party receiving such a designation shall not be required to send any notice hereunder to the new address or person before the fifth (5th) Business Day after receipt thereof. 12.2 Entire Agreement; Amendment; Waiver. (a) This Agreement, the Ancillary Agreements and the Confidentiality Agreement, the schedules and exhibits hereto and thereto, the Company Disclosure Schedule and the documents and instruments and other agreements among the parties hereto referenced herein and therein constitute the entire agreement among the parties with respect to the Transactions, and supersede all prior agreements and understandings, written or oral, with respect thereto, including the Non-Binding Memorandum of Understanding, dated September 6, 2019, other than the Confidentiality Agreement. (b) Except as otherwise required by applicable Law, prior to the Closing, this Agreement may be amended at any time, notwithstanding the adoption hereof by the Stockholders, but subject to the limitations of Section 251(d) of the DGCL, only by a written instrument signed by Buyer, the Company and the Stockholder Representative. Except as otherwise required by applicable Law, after the Closing, this Agreement may be amended at any time, only by a written instrument signed by Buyer and the Stockholder Representative. (c) At any time prior to the Effective Time, Buyer, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. From and after the Effective Time, Buyer, on the one hand, and the Stockholder Representative, on the other, may, to the extent legally allowed, (x) extend the time for the performance of any of the obligations of the other party hereto, (y) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, or (z) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if, and to the extent, set forth, in an instrument in writing signed on behalf of such party. (d) This Agreement, the Ancillary Agreements and the schedules and exhibits hereto and thereto are not intended to confer upon any person any rights or remedies hereunder, except (i) as specifically provided, following the Effective Time, in Section 5.4 (Director and Officer Indemnification) or Section 10 (Indemnification) and (ii), following a termination of this Agreement pursuant to Section 11, for the right of the Company, on behalf of the Stockholders, to pursue derivative damages in accordance with the terms of this Agreement in the event of Buyer’s or Merger Sub’s breach of this Agreement, which right is hereby acknowledged and agreed by Buyer and Merger Sub. 78

(e) No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties, except that the Buyer may assign its rights and delegate its obligations hereunder to an Affiliate, so long as the Buyer remains ultimately liable for all of the Buyer’s obligations hereunder. 12.3 Governing Law; Venue; Waiver of Jury Trial. (a) This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, as to all matters, including matters of validity, construction, effect, performance and remedies. (b) Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another Party hereto or its successors or assigns shall be brought and determined exclusively in the United States District Court for the District of Massachusetts, Boston Division, or the Business Litigation Section (BLS) of the Superior Court for Suffolk County, Massachusetts. In the event the BLS declines to accept the action or proceeding, it may be brought in the Superior Court for Suffolk County, Massachusetts. Each Party hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER OR RELATING TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ESCROW AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS OR THE FACTS OR CIRCUMSTANCES LEADING TO EACH PARTY’S EXECUTION OR PERFORMANCE OR ANY ACTIONS OF ANY OF THE AFFILIATES OR REPRESENTATIVES OF ANY OTHER PARTY RELATED THERETO. (d) EACH OF THE STOCKHOLDER REPRESENTATIVE, THE COMPANY, BUYER AND MERGER SUB (1) CERTIFIES THAT NO REPRESENTATIVE, 79

AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (3) IT MAKES SUCH WAIVERS KNOWINGLY AND VOLUNTARILY, AND (4) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.3. 12.4 No Prejudice. The representations, warranties, covenants and obligations of the Company and the Subsidiaries, and the rights and remedies that may be exercised by the Indemnified Parties based on such representations, warranties, covenants and obligations, will not be limited or affected by any investigation conducted by Buyer or Merger Sub or any agent of Buyer or Merger Sub with respect to, or any knowledge acquired (or capable of being acquired) by Buyer or Merger Sub or any agent of Buyer or Merger Sub at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with or performance of any such representation, warranty, covenant or obligation, and no Indemnified Party shall (other than for a claim for Fraud) be required to show that it relied on any (and each Indemnified Party shall be deemed to have relied on each) such representation, warranty, covenant or obligation of the Company in order to be entitled to indemnification pursuant to Section 10. Except as provided for in Section 4.13, the waiver by Buyer or Merger Sub of any of the conditions set forth in Sections 8.1-8.5 will not affect or limit the provisions of Section 10.2(a), (b), or (c). 12.5 Specific Performance and Other Remedies. Each party hereby acknowledges that the rights of each party to consummate the Transactions and the covenants of the parties are special, unique and of extraordinary character and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at Law. In the event that any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party shall be entitled, in addition to the exercise of other remedies pursuant to Section 10, to seek and (subject to court approval) obtain injunctive and other non-monetary equitable relief, without necessity of posting a bond, restraining such party from committing such breach or threatened breach. 12.6 No Waiver. Other than as provided in Section 4.13, no failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. 12.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. 12.8 Construction. Whenever the context requires: 80

(a) the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. (b) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. The words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” (c) Whenever this Agreement requires the disclosure of an agreement or Contract on the Company Disclosure Schedule or the delivery to the Buyer of an agreement or Contract, that disclosure requirement or delivery requirement, as applicable, require disclosure or delivery of the entire, unredacted document and shall also require the disclosure or delivery of each and every amendment, extension, exhibit, attachment, schedule, addendum, appendix, statement of work, change order, and any other similar instrument or document relating to that agreement or Contract. (d) References to “Dollars” and “$” mean dollars in lawful currency of the United States of America. (e) All references to accounting terms shall be interpreted in accordance with GAAP unless otherwise specified. (f) Any reference to any party to this Agreement shall include such party’s successors and permitted assigns. (g) Any reference to the Company or any of the Subsidiaries in this Agreement shall include any of its respective predecessor entities, including any entity that merged with and into such predecessor entity. (h) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to any gender include each other gender. Any references herein to any Governmental Entity shall be deemed to also be a reference to any successor Governmental Entity thereto. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. 12.9 Counterparts; Delivery. This Agreement may be executed by the parties hereto in two (2) or more separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission (including in the form of a PDF file) shall be binding to the same extent as an original signature page. 81

12.10 [Reserved]. 12.11 Headings. The table of contents and the headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement. 12.12 Expenses. Except as set forth herein, all fees and expenses incurred in connection with the Transactions, including all legal, accounting, tax and financial advisory, consulting, investment banking and all other fees and expenses of third parties shall be the obligation of the party incurring such fees and expenses. Notwithstanding the foregoing, if any action, claim or proceeding relating to this Agreement or any Ancillary Agreements or the enforcement of any provision thereof is brought against any party, the prevailing party shall be entitled to recover reasonable and documented attorneys’ fees, costs and disbursements, in addition to any other relief to which the prevailing party may be entitled. 12.13 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to Law. Should there be any conflict between any provisions hereof and any present or future statute, Law, ordinance, regulation, or other pronouncement having the force of Law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited to the extent necessary to bring it into compliance therewith, and the remaining provisions of this Agreement shall remain in full force and effect. 12.14 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or documents contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other agreements or documents contemplated herein. 12.15 Stockholder Representative. (a) By voting in favor of the adoption of this Agreement, the approval of the principal terms of the Merger, and the consummation of the Merger or participating in the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Merger, each Stockholder shall be deemed to have approved the designation of, and hereby designates, the Stockholder Representative as the representative, exclusive agent and attorney-in-fact for and on behalf of the Stockholders and each Stockholder (i) agrees that all actions taken by the Stockholder Representative under this Agreement, the Stockholder Representative Engagement Agreement or any Ancillary Agreement shall be binding upon such Stockholder and its successors as if expressly confirmed and ratified in writing by such Stockholder, and (ii) waives any and all defenses which may be available to contest, negate or disaffirm the action of the Stockholder Representative taken in good faith under this Agreement, the Stockholder Representative Engagement Agreement or and Ancillary Agreements. The Stockholder Representative shall, on behalf of the Stockholders: 82

(i) take all action permitted in connection with the implementation of those provisions of this Agreement and the Ancillary Agreements that require or permit action by the Stockholder Representative; (ii) take all action permitted in connection with the defense and/or settlement of any and all claims for which the Stockholders may be required to provide indemnification pursuant to Section 10 (Indemnification) hereof (including rejecting, contesting, negotiating, settling and resolving any such claims) and any claims that may be made against the Escrow Amount; (iii) comply with Orders of courts and determinations and awards of arbitrators with respect to claims; (iv) review and take action with respect to Tax Returns or other Tax matters pursuant to Section 6; (v) review and take action pursuant to 1.7(c) (Post-Closing True-Up) and 1.7(d) (Resolution of Disputes) or any; (vi) give and receive all notices and service of process required or permitted to be given or received by the Stockholders or the Stockholder Representative under this Agreement or the Ancillary Agreements; (vii) execute and deliver all amendments and waivers to this Agreement and the Ancillary Agreements that the Stockholder Representative deemed necessary or appropriate, whether prior to, at or after the Closing; and take any and all such additional action or refrain from doing any further act or deed as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement or of the Ancillary Agreements or as may be necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. (b) All notices provided to and/or legal process served upon the Stockholder Representative in accordance with this Agreement or the Ancillary Agreements shall be deemed to be provided to and/or served upon the Stockholders and shall be conclusive and binding upon the Stockholders. All decisions, actions, agreements, and instructions by the Stockholder Representative, including any consent, waiver, or agreement between the Stockholder Representative and any Buyer Indemnitee relating to the defense or settlement of any claim for which the Stockholders may be required to provide indemnification pursuant to Section 10 (Indemnification) hereof, shall be conclusive and binding upon the Stockholders; and the Buyer, each other Buyer Indemnitee and the Escrow Agent shall be entitled to rely conclusively thereon. The Buyer, each other Buyer Indemnitee and the Escrow Agent shall have no duty to inquire into the authority of any person reasonably believed to be the Stockholder Representative and no responsibility or liability for any action or omission thereof, and no party shall have any cause of action against the Buyer, any other Buyer Indemnitee or the Escrow Agent for any action or omission by such party in reliance upon the instructions or decisions of any person reasonably believed to be the Stockholder Representative. 83

(c) In the event that more than one Person shall at any time serve collectively as the Stockholder Representative, decisions of such Persons shall, as between them and with respect to the rights of the Stockholders in relation to the Stockholder Representative, be made by majority vote; provided, however that they shall designate a single Person as “Stockholder Representative” for all purposes involving the Buyer, any other Buyer Indemnitee, or the Escrow Agent. (d) Certain Stockholders have entered into an engagement agreement (the “Stockholder Representative Engagement Agreement”) with the Stockholder Representative to provide direction to the Stockholder Representative in connection with the performance of its services under this Agreement, the Stockholder Representative Engagement Agreement and the Escrow Agreement (such Stockholders, including their individual representatives, collectively hereinafter referred to as the “Advisory Group”). (e) The Stockholder Representative is authorized to act on behalf of the Stockholders notwithstanding any dispute or disagreement among the Stockholders. In taking any actions as Stockholder Representative, the Stockholder Representative may rely conclusively, without any further inquiry or investigation, upon any certification or confirmation, oral or written, given by any person he or it reasonably believes to be authorized thereunto. The Stockholder Representative shall be entitled to: (i) rely upon the Allocation Certificate, (ii) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Stockholder or other party. Neither the Stockholder Representative nor its members, managers, directors, officers, contractors, agents and employees nor any member of the Advisory Group (collectively, the “Stockholder Representative Group”) will incur any liability of any kind with respect to any action or omission by the Stockholder Representative or the Advisory Group in connection with the Stockholder Representative’s and Advisory Group’s services pursuant to this Agreement, the Stockholder Representative Engagement Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from the Stockholder Representative’s gross negligence or willful misconduct. The Stockholder Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Stockholders will, on a several basis in accordance with their Pro Rata Share, indemnify, defend and hold harmless the Stockholder Representative Group from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs, all expense of document location, duplication and shipment and in connection with seeking recovery from insurers) (collectively, “Representative Losses”) arising out of or in connection with the Stockholder Representative’s execution and performance of this Agreement, the Stockholder Representative Engagement Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Stockholder Representative, the Stockholder Representative will reimburse the Stockholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Stockholder Representative by the Stockholders, any such Representative Losses may be recovered by the Stockholder Representative from (i) the funds in the Expense Fund, and (ii) the amounts in the Escrow Amount at such time as any remaining amounts would otherwise be distributable to the Stockholders; provided, that while this section allows the Stockholder Representative to be paid 84 from the aforementioned sources of funds, this does not relieve the Stockholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Stockholder Representative from seeking any remedies available to it at law or otherwise. In no event will the Stockholder Representative be required to advance its own funds on behalf of the Stockholders or otherwise. Furthermore, the Stockholder Representative shall not be required to take any action unless the Stockholder Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Stockholder Representative against the costs, expenses and liabilities which may be incurred by the Stockholder Representative in performing such actions. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Stockholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Stockholder Representative under this section. The foregoing indemnities and immunities will survive the Closing, the resignation or removal of the Stockholder Representative or the termination of this Agreement or the Escrow Agreement. The Stockholder Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and/or any Ancillary Agreement to which the Stockholder Representative is a party and no implied covenants or obligations shall be read into this Agreement or any Ancillary Agreements against the Stockholder Representative. (f) As of the Effective Time, Buyer shall cause the Paying Agent to wire to the Stockholder Representative the Expense Fund, which will be used for the purposes of paying directly, or reimbursing the Stockholder Representative for, any Representative Losses or other third party expenses pursuant to this Agreement, the Stockholder Representative Engagement Agreement and the agreements ancillary hereto. The Stockholders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Stockholder Representative any ownership right that they may otherwise have had in any such interest or earnings. The Stockholder Representative is not providing any investment supervision, recommendations or advice and will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. The Stockholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Expense Fund, and has no tax reporting or income distribution obligations. The Stockholder Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. Subject to Advisory Group approval, the Stockholder Representative may contribute funds to the Expense Fund from any consideration otherwise distributable to the Stockholders. As soon as practicable following the completion of the Stockholder Representative’s responsibilities, the Stockholder Representative will deliver any remaining balance of the Expense Fund to the Paying Agent for further distribution to the Stockholders. For tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Stockholders at the time of Closing. (g) The Stockholder Representative may resign at any time. In the event that the Stockholder Representative resigns from such position or is unable to continue in such position, Stockholders holding among them the rights to receive at least a majority of the amount then remaining in the Escrow Amount to be distributed to the Stockholders (or, if no Escrow Amount remains, representing a majority in interest of the Pro Rata Shares) (the “Majority Holders”) shall 85 promptly appoint another representative to fill such vacancy, and such substituted representative shall be deemed to be the Stockholder Representative for all purposes of this Agreement. In the absence of such appointment, the Buyer may apply to a court of competent jurisdiction for the appointment of a successor Stockholder Representative, and the costs, expenses and reasonable attorneys’ fees incurred in connection with such proceeding shall be paid from the Expense Fund or, to the extent exhausted, the Stockholders. The Stockholder Representative may be removed at any time upon the written consent of the Majority Holders with not less than thirty (30) days’ prior written notice to the Buyer; provided however, that a successor Stockholder Representative must be concurrently appointed and become a party to this Agreement and the Escrow Agreement. The immunities and rights to indemnification shall survive the resignation or removal of Stockholder Representative and the Closing and/or any termination of this Agreement and the Escrow Agreement. (h) The provisions of this Section 12.15 (including the powers, immunities and rights to indemnification granted to the Stockholder Representative Group hereunder): (i) are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the Transactions, (ii) shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of the respective Stockholder and shall be binding on any successor thereto, and (iii) shall survive the delivery of an assignment by any Stockholder of the whole or any fraction of his, her or its interest in the Escrow Amount. Remedies available at Law for any breach of the provisions of this Section 12.15 may be inadequate; therefore, the Buyer and each other Buyer Indemnitee shall be entitled to seek temporary and permanent injunctive relief without the necessity of proving damages or posting any bond if such person brings an action or proceeding to enforce the provisions of this Section 12.15. 12.16 Privilege. (a) Buyer and the Company (and the Surviving Corporation after the Effective Time) hereby agree, on their own behalf and on behalf of their directors, members, officers, employees and Affiliates, and each of their successors and assigns (all such parties, the “Waiving Parties”), that Foley Hoag LLP (or any successor) may represent (a) any or all of the Stockholders or any director, member, partner, officer, employee or Affiliate of the Stockholders, or (b) the Stockholder Representative, in each case in connection with any dispute, litigation, claim, proceeding or obligation arising out of or relating to this Agreement, any Ancillary Agreements or the Transactions adverse to the Waiving Parties or any other Person, notwithstanding its representation (or any continued representation) of the Company (and the Surviving Corporation after the Effective Time) and/or any of its Subsidiaries or other Waiving Parties, and each of Buyer and the Company (and the Surviving Corporation after the Effective Time) on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty, or any other objection arising therefrom or relating thereto. Buyer and the Company acknowledge that the foregoing provision applies whether or not Foley Hoag LLP provides legal services to the Surviving Corporation or any of its Subsidiaries after the Closing Date. Each of Buyer and the Company (and the Surviving Corporation after the Effective Time), for itself. 86

(b) All communications in any form or format whatsoever (including any communications using the Company’s computer and email systems and servers), wherever located (including in the Company’s data delivered hereunder), between or among Foley Hoag LLP, on the one hand, and the Company, its Subsidiaries, the Stockholder Representative and/or any Stockholder, or any of their respective directors, officers, employees or other representatives, on the other hand, to the extent such communications relate to (i) the negotiation, documentation and consummation of the Transactions, or the Company’s or Stockholders’ assessment of a strategic transaction leading up to the transaction contemplated by this Agreement or (ii) any dispute arising under this Agreement, in the case of either (i) or (ii), to the extent that they occur prior to the Closing Date (collectively, the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto belong solely to the Stockholder Representative and the Stockholders, shall be controlled by the Stockholder Representative on behalf of the Stockholders and shall not pass to or be claimed by Buyer, the Surviving Corporation or any of its Subsidiaries, and Buyer and the Surviving Corporation shall take steps necessary to ensure that any privilege attaching to Privileged Communications shall survive the Closing. In the event that Buyer, the Surviving Corporation or any Subsidiary of the Surviving Corporation is legally required by governmental order or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent permitted by Law the Buyer shall immediately (and, in any event, within two (2) Business Days) notify the Stockholder Representative in writing (including by making specific reference to this Section) so that the Stockholder Representative can seek a protective order. (c) If and to the extent that files or other materials maintained by Foley Hoag LLP consist of Privileged Communications and constitute property of its clients, only the Stockholder Representative and the Stockholders shall hold such property rights and Foley Hoag LLP shall have no duty to reveal or disclose any Privileged Communications by reason of any attorney-client relationship between Foley Hoag LLP, on the one hand, and the Company or its Subsidiaries, on the other hand. For the avoidance of doubt, this Section 12.16(c) does not apply to any portion of such files or other materials that do not consist of Privileged Communications. (d) Each of Buyer and the Company (and the Surviving Corporation after the Effective Time), for itself and the Waiving Parties, hereby further agree not to take any action that would result in any subsequent waiver of the privilege respecting the Privileged Communications. [The rest of this page intentionally left blank.] 87

IN WITNESS WHEREOF, the parties, intending to be bound hereby, have executed this Agreement under seal as of the date first written. BUYER: PTC INC. By: /s/James Heppelmann James Heppelmann President and Chief Executive Officer MERGER SUB: OPAL ACQUISITION CORPORATION By:/s/Aaron C. von Staats Aaron von Staats President [Signature Page to Merger Agreement]

COMPANY: ONSHAPE INC. By:/s/Jon Hirschtick John Hirschtick President and CEO [Signature Page to Merger Agreement]

FORTIS ADVISORS LLC, solely in its capacity as Stockholder Representative: By:/s/Ryan Simkin Name: Ryan Simkin Title: Managing Director [Signature Page to Merger Agreement]